                                                                  EXECUTION COPY
                                                                     EXHIBIT 4.2

================================================================================

                               Swift Foods Company
                                    as Issuer

                               S&C Holdco 3, Inc.,
                                 as a Guarantor

              10.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010

                           --------------------------

                                    INDENTURE

                           Dated as of March 11, 2005

                           --------------------------

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                   as Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE...........................................................    1

         Section 1.01.     Definitions..........................................................................    1

         Section 1.02.     Other Definitions....................................................................   29

         Section 1.03.     Incorporation by Reference of Trust Indenture Act....................................   30

         Section 1.04.     Rules of Construction................................................................   31

ARTICLE 2. THE NOTES............................................................................................   31

         Section 2.01.     Authorization, Form and Dating.......................................................   31

         Section 2.02.     Execution and Authentication.........................................................   32

         Section 2.03.     Registrar; and Paying Agent and Conversion Agent.....................................   33

         Section 2.04.     Paying Agent to Hold Money in Trust..................................................   33

         Section 2.05.     Holder Lists.........................................................................   33

         Section 2.06.     Transfer and Exchange................................................................   34

         Section 2.07.     Replacement Notes....................................................................   43

         Section 2.08.     Outstanding Notes....................................................................   43

         Section 2.09.     Treasury Notes.......................................................................   44

         Section 2.10.     Temporary Notes......................................................................   44

         Section 2.11.     Cancellation.........................................................................   44

         Section 2.12.     Payment Of Interest; Defaulted Interest..............................................   44

         Section 2.13.     Cusip or ISIN Numbers................................................................   44

         Section 2.14.     Special Interest.....................................................................   45

         Section 2.15.     Issuance of PIK Notes................................................................   45

         Section 2.16.     Rule 144A Availability Notice........................................................   45

ARTICLE 3. REDEMPTION AND PREPAYMENT............................................................................   45

         Section 3.01.     Notices to Trustee...................................................................   45

         Section 3.02.     Selection of Notes to be Redeemed....................................................   45

         Section 3.03.     Notice of Redemption.................................................................   46

         Section 3.04.     Effect of Notice of Redemption.......................................................   47

         Section 3.05.     Deposit of Redemption Price..........................................................   47

         Section 3.06.     Notes Redeemed In Part...............................................................   47

         Section 3.07.     Optional Redemption..................................................................   47

         Section 3.08.     Mandatory Redemption or Repurchase...................................................   48

         Section 3.09.     Offer to Purchase by Application of Excess Proceeds..................................   48

ARTICLE 4. COVENANTS............................................................................................   49

         Section 4.01.     Payment of Notes.....................................................................   50

         Section 4.02.     Maintenance of Office or Agency......................................................   51

         Section 4.03.     Reports..............................................................................   51

         Section 4.04.     Compliance Certificates..............................................................   52

         Section 4.05.     Taxes................................................................................   52

         Section 4.06.     Stay, Extension and Usury Laws.......................................................   53

         Section 4.07.     Corporate Existence; Ownership of Subsidiaries.......................................   53

         Section 4.08.     Payments for Consent.................................................................   53

         Section 4.09.     Incurrence of Additional Debt and Issuance of Capital Stock..........................   54

         Section 4.10.     Restricted Payments..................................................................   54

         Section 4.11.     Liens................................................................................   58

         Section 4.12.     Asset Sales..........................................................................   58

         Section 4.13.     Restrictions on Distributions From Subsidiaries......................................   60

         Section 4.14.     Affiliate Transactions...............................................................   62

         Section 4.15.     Layered Debt.........................................................................   63

         Section 4.16.     Issuance or Sale of Capital Stock of Restricted Subsidiaries.........................   63

         Section 4.17.     Designation of Restricted and Unrestricted Subsidiaries..............................   64

         Section 4.18.     Repurchase at the Option of Holders Upon a Change of Control.........................   64

         Section 4.19.     Effect Of Change of Control Repurchase Notice........................................   66

         Section 4.20.     Deposit Of Change of Control Purchase Price..........................................   66

         Section 4.21.     Repayment To SFC.....................................................................   67

         Section 4.22.     Notes Purchased In Part..............................................................   67

         Section 4.23.     Compliance With Securities Laws Upon Purchase Of Notes...............................   67

         Section 4.24.     Purchase Of Notes In Open Market.....................................................   67

         Section 4.25.     Business Activities..................................................................   67

         Section 4.26.     Guarantees of Debt by Restricted Subsidiaries and SFC Subsidiaries...................   67

         Section 4.27.     Seller Note..........................................................................   69

ARTICLE 5. SUCCESSORS...........................................................................................   69

         Section 5.01.     Merger, Consolidation and Sale of Assets.............................................   69

         Section 5.02.     Successor Corporation Substituted....................................................   71

ARTICLE 6. DEFAULTS AND REMEDIES................................................................................   71

         Section 6.01.     Events of Default....................................................................   71

         Section 6.02.     Acceleration.........................................................................   73

         Section 6.03.     Other Remedies.......................................................................   73

         Section 6.04.     Waiver of Past Defaults..............................................................   74

         Section 6.05.     Control by Majority..................................................................   74

         Section 6.06.     Limitation on Suits..................................................................   74

         Section 6.07.     Rights of Holders to Receive Payment and to Convert..................................   74

         Section 6.08.     Collection Suit By Trustee...........................................................   75

         Section 6.09.     Trustee May File Proofs of Claim.....................................................   75

         Section 6.10.     Priorities...........................................................................   75

         Section 6.11.     Undertaking For Costs................................................................   75

ARTICLE 7. TRUSTEE..............................................................................................   76

         Section 7.01.     Duties of Trustee....................................................................   76

         Section 7.02.     Rights of Trustee....................................................................   77

         Section 7.03.     Individual Rights Of Trustee.........................................................   78

         Section 7.04.     Trustee's Disclaimer.................................................................   78

         Section 7.05.     Notice Of Defaults...................................................................   78

         Section 7.06.     Reports By Trustee To Holders........................................................   78

         Section 7.07.     Compensation and Indemnity...........................................................   78

         Section 7.08.     Replacement of Trustee...............................................................   79

         Section 7.09.     Successor Trustee By Merger, Etc.....................................................   80

         Section 7.10.     Eligibility; Disqualification........................................................   80

         Section 7.11.     Preferential Collection of Claims Against SFC........................................   80

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................................................   80

         Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.............................   80

         Section 8.02.     Legal Defeasance and Discharge.......................................................   80

         Section 8.03.     Covenant Defeasance..................................................................   81

         Section 8.04.     Conditions To Legal or Covenant Defeasance...........................................   81

         Section 8.05.     Deposited Cash and U.S. Government Securities to be Held in Trust;
                           Other Miscellaneous Provisions.......................................................   82

         Section 8.06.     Repayment to SFC.....................................................................   83

         Section 8.07.     Reinstatement........................................................................   83

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER.....................................................................   83

         Section 9.01.     Without Consent of Holders of Notes..................................................   83

         Section 9.02.     With Consent of Holders of Notes.....................................................   84

         Section 9.03.     With Consent of Holders of Senior Debt...............................................   85

         Section 9.04.     Compliance With Trust Indenture Act..................................................   85

         Section 9.05.     Revocation and Effect of Consents....................................................   85

         Section 9.06.     Notation on or Exchange of Notes.....................................................   85

         Section 9.07.     Trustee to Sign Amendments, Etc......................................................   86

ARTICLE 10. GUARANTEES..........................................................................................   86

         Section 10.01.    Guarantee............................................................................   86

         Section 10.02.    Limitation on Guarantor Liability....................................................   87

         Section 10.03.    Execution and Delivery of Guarantee..................................................   87

         Section 10.04.    Guarantors May Consolidate, Etc., on Certain Terms...................................   88

         Section 10.05.    Releases Following Sale of Assets....................................................   88

ARTICLE 11. SUBORDINATION.......................................................................................   89

         Section 11.01.    Agreement to Subordinate.............................................................   89

         Section 11.02.    Liquidation, Dissolution, Bankruptcy.................................................   89

         Section 11.03.    Default on Senior Debt...............................................................   89

         Section 11.04.    Acceleration of Payment of Securities................................................   90

         Section 11.05.    When Distribution Must Be Paid Over..................................................   90

         Section 11.06.    Subrogation..........................................................................   90

         Section 11.07.    Relative Rights......................................................................   90

         Section 11.08.    Subordination May Not Be Impaired By SFC.............................................   91

         Section 11.09.    Rights Of Trustee And Paying Agent...................................................   91

         Section 11.10.    Distribution or Notice To Representative.............................................   91

         Section 11.11.    Article 11 Not To Prevent Events of Default or Limit Right To Accelerate.............   91

         Section 11.12.    Trust Moneys Not Subordinated........................................................   91

         Section 11.13.    Trustee Entitled To Rely.............................................................   91

         Section 11.14.    Trustee To Effectuate Subordination..................................................   92

         Section 11.15.    Trustee Not Fiduciary For Holders of Senior Debt.....................................   92

         Section 11.16.    Reliance By Holders Of Senior Debt On Subordination Provisions.......................   92

ARTICLE 12. SUBORDINATION OF GUARANTEES.........................................................................   92

         Section 12.01.    Agreement to Subordinate.............................................................   92

         Section 12.02.    Liquidation, Dissolution, Bankruptcy.................................................   92

         Section 12.03.    Default on Senior Debt of Guarantor..................................................   93

         Section 12.04.    Demand For Payment...................................................................   93

         Section 12.05.    When Distribution Must Be Paid Over..................................................   93

         Section 12.06.    Subrogation..........................................................................   93

         Section 12.07.    Relative Rights......................................................................   94

         Section 12.08.    Subordination May Not Be Impaired By Guarantor.......................................   94

         Section 12.09.    Rights of Trustee and Paying Agent...................................................   94

         Section 12.10.    Distribution or Notice To Representative.............................................   94

         Section 12.11.    Article 12 Not To Prevent Events of Default Under a Guarantee or
                           Limit Right To Demand Payment........................................................   94

         Section 12.12.    Trustee Entitled To Rely.............................................................   94

         Section 12.13.    Trustee To Effectuate Subordination..................................................   95

         Section 12.14.    Trustee Not Fiduciary For Holders of Senior Debt of Guarantor........................   95

         Section 12.15.    Reliance By Holders of Senior Debt of a Guarantor on Subordination
                           Provisions...........................................................................   95

ARTICLE 13. SATISFACTION AND DISCHARGE..........................................................................   95

         Section 13.01.    Satisfaction and Discharge...........................................................   95

         Section 13.02.    Deposited Cash And U.S. Government Securities to be Held in Trust;
                           Other Miscellaneous Provisions.......................................................   96

         Section 13.03.    Repayment To SFC.....................................................................   96

ARTICLE 14. CONVERSION OF NOTES.................................................................................   96

         Section 14.01.    Conversion Privilege and Conversion Rate.............................................   96

         Section 14.02.    Conversion Procedure.................................................................   97

         Section 14.03.    Taxes on Conversion..................................................................   98

         Section 14.04.    SFC to Provide Stock.................................................................   98

         Section 14.05.    Adjustment of Conversion Rate........................................................   98

         Section 14.06.    No Adjustment........................................................................  101

         Section 14.07.    Fractional Shares....................................................................  102

         Section 14.08.    Notice of Adjustment.................................................................  102

         Section 14.09.    Notice of Certain Transactions.......................................................  102

         Section 14.10.    Effect of Reclassification, Consolidation, Merger or Sale on Conversion
                           Privilege............................................................................  102

         Section 14.11.    Trustee's Disclaimer.................................................................  103

         Section 14.12.    Voluntary Increase...................................................................  103

         Section 14.13.    Payment Upon Conversion..............................................................  104

         Section 14.14.    Make Whole Premium Upon Change of Control............................................  105

         Section 14.15.    Applicability........................................................................  111

ARTICLE 15. MISCELLANEOUS.......................................................................................  112

         Section 15.01.    Trust Indenture Act Controls.........................................................  112

         Section 15.02.    Notices..............................................................................  112

         Section 15.03.    Communication by Holders of Notes with Other Holders of Notes........................  113

         Section 15.04.    Certificate and Opinion as to Conditions Precedent...................................  113

         Section 15.05.    Statements Required in Certificate or Opinion........................................  113

         Section 15.06.    Rules By Trustee and Agents..........................................................  113

         Section 15.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.............  114

         Section 15.08.    Governing Law........................................................................  114

         Section 15.09.    No Adverse Interpretation of Other Agreements........................................  114

         Section 15.10.    Successors...........................................................................  114

         Section 15.11.    Severability.........................................................................  114

         Section 15.12.    Counterpart Originals................................................................  114

         Section 15.13.    Table of Contents, Headings, Etc.....................................................  114

         Section 15.14.    Qualification of This Indenture......................................................  114

CROSS-REFERENCE TABLE

TIA Section                                                                      Indenture Reference Section
310(a)(1).............................................................                                 Section 7.10
(a)(2)................................................................                                 Section 7.10
(a)(3)................................................................                                         N.A.
(a)(4)................................................................                                         N.A.
(a)(5)................................................................                                 Section 7.10
(b)...................................................................                   Section 7.08, Section 7.10
(c)...................................................................                                         N.A.
311(a)................................................................                                 Section 7.11
(b)...................................................................                                 Section 7.11
(c)...................................................................                                         N.A.
312(a)................................................................                                 Section 2.05
(b)...................................................................                                Section 15.03
(c)...................................................................                                Section 15.03
313(a)................................................................                                 Section 7.06
(b)(1)................................................................                                         N.A.
(b)(2)................................................................                           Section 7.06, 7.07
(c)...................................................................                          Section 7.06, 15.02
(d)...................................................................                                 Section 7.06
314(a)................................................................    Section 4.03, Section 4.04, Section 15.02
(b)...................................................................                                         N.A.
(c)(1)................................................................                                Section 15.04
(c)(2)................................................................                                Section 15.04
(c)(3)................................................................                                         N.A.
(d)...................................................................                                         N.A.
(e)...................................................................                                Section 15.05
315(a)................................................................                                 Section 7.01
(b)...................................................................                  Section 7.05, Section 15.02
(c)...................................................................                                 Section 7.01
(d)...................................................................                                 Section 7.01
(e)...................................................................                                 Section 6.11
316(a)(last sentence).................................................                                 Section 2.09
(a)(1)(A).............................................................                                 Section 6.05
(a)(1)(B).............................................................                                 Section 6.04
(a)(2)................................................................                                         N.A.
(b)...................................................................                                 Section 6.07
317(a)(1).............................................................                                 Section 6.08
(a)(2)................................................................                                 Section 6.09
(b)...................................................................                                 Section 2.04
318(a)................................................................                                Section 15.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

            This INDENTURE dated as of March 11, 2005, is by and among Swift Foods Company, a Delaware corporation ("SFC"), S&C Holdco 3, Inc., a Delaware corporation ("HoldCo 3"), the other Guarantors listed on the signature pages hereto, and The Bank of New York Trust Company, N.A., as trustee (the "Trustee").

            SFC, HoldCo 3, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10.25% Convertible Senior Subordinated Notes due 2010.

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            "144A GLOBAL NOTE" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

            "ACQUIRED DEBT" means Debt of a Person or any of its Subsidiaries existing at the time that Person becomes a Restricted Subsidiary of HoldCo 3 or at the time it merges or consolidates with HoldCo 3 or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from that Person.

            "ACQUISITION AGREEMENT" means the agreement by and among ConAgra Foods, S&C Holdco, Inc. (subsequently known as Swift Foods Company) and HMTF Rawhide, L.P., dated as of May 20, 2002, as amended from time to time in accordance with this Indenture.

            "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "CONTROLLED" have meanings correlative to the foregoing.

            "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent, Conversion Agent or additional conversion agent.

            "APPLICABLE PROCEDURES" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

            "ASSET SALE" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by HoldCo 3 or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than:

            (1) a disposition by a Restricted Subsidiary to HoldCo 3, by HoldCo 3 or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary or by a Foreign Restricted Subsidiary to another Foreign Restricted Subsidiary;

            (2) a disposition of inventory in the ordinary course of business;

            (3) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of HoldCo 3 and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

            (4) dispositions or a series of related dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (4) that were consummated since the beginning of the calendar year in which such disposition is consummated, are less than $1.0 million;

            (5) transactions permitted under Section 5.01 hereof;

            (6) the making of a Permitted Investment or any other transaction permitted by Section 4.10 hereof;

            (7) licenses or similar agreements with respect to intellectual property or other general intangibles owned or licensed by HoldCo 3 or any of its Restricted Subsidiaries in the ordinary course of business;

            (8) any transaction that constitutes a Change of Control;

            (9) a disposition of Cash Equivalents in the ordinary course of business;

            (10) pro rata dispositions of property to joint venture partners in connection with the dissolution or other termination of a joint venture;

            (11) a transfer resulting from a casualty or condemnation of assets; and

            (12) the trade or exchange by HoldCo 3 or any Restricted Subsidiaries of any assets used or useful in HoldCo 3's business or any Related Business that are owned or held by HoldCo 3 or such Restricted Subsidiary solely for assets used or useful in HoldCo 3's business or any Related Business that are owned or held by another Person that the Board of Directors of HoldCo 3 determines in good faith by Board Resolution to be of approximately equivalent value; provided, however, that for any trade or exchange or series of trades or exchanges involving value in excess of $25.0 million HoldCo 3 must obtain a written opinion from an Independent Financial Advisor to the effect that the assets received constitutes an exchange of equivalent value.

            "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction under the Senior Notes Indenture means, at any date of determination;

            (1) if such Sale and Leaseback Transaction is a Capitalized Lease Obligation, the amount of Debt represented thereby according to the definition of "Capitalized Lease Obligation;" and

            (2) in all other instances the present value (discounted at the cash interest rate borne by the Senior Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "AVAILABLE CASH" means:

            (1)   readily available cash held by Intermediary Sub;

            (2)   readily available cash held by HoldCo 2;

            (3)   readily available cash held by HoldCo 3;

            (4)   readily available cash held by OpCo; and

            (5) any amount available to OpCo under the Revolving Credit Facility (as that term is defined in the Senior Credit Facilities),

in the case of clauses (4) and (5), (x) that is available to pay cash dividends or distributions to HoldCo 3 without violation of state surplus laws and the terms of the OpCo Senior Indenture, the OpCo Subordinated Indenture and the Senior Credit Facilities and (y) with respect to determining the amount of Available Cash to make the interest payment on November 1, 2006, determined by reference to the financial statements of OpCo for the period ended on the last Sunday of August 2006.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

            "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER" have the meanings such terms are given in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

            "BOARD OF DIRECTORS" means:

            (1) with respect to a corporation, the Board of Directors of the corporation;

            (2) with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

            (3) with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

            "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BUSINESS DAY" means any day other than a Legal Holiday.

            "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

            "CAPITAL STOCK" means:

            (1) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

            (2) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

            (3) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

            (4) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

            "CASH" or "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

            "CASH EQUIVALENTS" means any of the following:

            (1) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

            (2) Investments in eurodollar time deposits, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

            (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

            (4) Investments in commercial paper, maturing not more than 360 days after the date of acquisition, issued by a corporation (other than an Affiliate of HoldCo 3) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

            (5) Investments in securities maturing not more than 360 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; and

            (6) Investments in mutual funds whose investment guidelines restrict substantially all of such funds' investments to those satisfying the provisions of clauses (1) through (5) above.

            "CHANGE OF CONTROL" means the occurrence of any of the following events:

            (1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of SFC and its Subsidiaries taken as a whole to any Person or Group (whether or not otherwise in compliance with the provisions of this Indenture), other than to one or more of the Permitted Holders or their Related Parties;

            (2) any Person or Group, other than one or more of the Permitted Holders or of their Related Parties, becomes the Beneficial Owner, directly or indirectly, of securities constituting more than 50% of SFC's Voting Stock;

            (3) the approval by the holders of Capital Stock of SFC, Intermediary Sub, HoldCo 2, HoldCo 3 or OpCo of any plan or proposal for the liquidation or dissolution of SFC, Intermediary Sub, HoldCo 2, HoldCo 3 or OpCo, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture); or

            (4) a majority of the Board of Directors of SFC or HoldCo 3 shall consist of Persons who are not Continuing Directors.

            "CHANGE OF CONTROL EFFECTIVE DATE" means the effective date of the transaction constituting a Change of Control.

            "CLEARSTREAM" means Clearstream Banking S.A. and any success thereto.

            "CLOSING PRICE" means on any Trading Day, the reported last sale price per share of Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ National Market or, if the Common Stock is not quoted on the NASDAQ National Market, as reported by the principal national securities exchange on which the Common Stock is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors of SFC (which determination shall be conclusive and shall be evidenced by an Officers' Certificate delivered by SFC to the Trustee).

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMODITY AGREEMENT" means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities used at the time in the ordinary course of business.

            "COMMON STOCK" means the common stock of SFC, par value $0.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of SFC resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving SFC that is otherwise permitted hereunder in which SFC is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of SFC and which are not subject to redemption by SFC; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "CONAGRA FOODS" means ConAgra Foods, Inc., a Delaware corporation.

            "CONSOLIDATED COVERAGE RATIO" means, with respect to any Person as of any date of determination, the ratio of:

            (1) Consolidated EBITDA for that Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available and have been filed with the Commission and/or provided to the Trustee, to

            (2) Consolidated Interest Expense for that Person for those four fiscal quarters.

            In the event that such Person or any of its Restricted Subsidiaries Incurs, assumes, guarantees, repurchases, repays or redeems any Debt or issues any Preferred Stock or Disqualified Capital Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Coverage Ratio is made (the "CALCULATION DATE"), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, repurchase, repayment or redemption of Debt or issuance of Preferred Stock or Disqualified Capital Stock as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations, restructurings, joint ventures and discontinued operations that are made by such Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date will be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, restructurings, joint ventures and discontinued operations (and the increase or reduction of any associated interest obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

            If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of or was merged with or into any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, restructuring, joint venture or discontinued operation that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, restructuring, joint venture or discontinued operation had occurred at the beginning of the applicable four-quarter period.

            For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Person. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to that Debt). To the extent that the historical rate is not available, any pro forma calculation involving interest on the Notes or the Senior Notes shall be deemed to be the interest rate applicable to the immediately preceding Interest Payment Date with respect to the Notes or the immediately preceding interest payment date with respect to the Senior Notes, as applicable (which interest rate, if such immediately preceding interest payment was paid partially in cash and partially in PIK Notes or Senior PIK Notes, as applicable, shall be equal to the weighted average interest rate paid taking into account the amount paid in cash and the amount paid in PIK Notes or Senior PIK Notes, as applicable); provided, however, if for purposes of the pro forma calculation, there is no preceding interest payment, then such calculation shall be calculated using the cash interest rate. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

            For purposes of making the computation referred to above, interest on any Debt under a revolving credit facility or similar arrangement computed on a pro forma basis shall be computed based on the average balance of such Debt during the applicable period. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Person may designate.

            "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of liabilities of HoldCo 3 and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

            (1) all intercompany items between HoldCo 3 and any Restricted Subsidiary or between Restricted Subsidiaries, and

            (2) all short-term debt and all current maturities of long-term
      Debt.

            "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of the Person and its Restricted Subsidiaries for that period plus, to the extent such amount was deducted in calculating Consolidated Net Income and as determined in conformance with GAAP:

            (1) Consolidated Interest Expense;

            (2) income tax expense;

            (3) depreciation expense;

            (4) amortization expense;

            (5) exchange or translation losses on foreign currencies;

            (6) upfront expenses resulting from or charges relating to equity offerings, investments, mergers, recapitalizations, option buyouts, dispositions, acquisitions and similar transactions to the extent those expenses reduce net income;

            (7) restructuring charges or write-offs;

            (8) gains or losses on dispositions;

            (9) any costs or charges which would otherwise reduce Consolidated EBITDA as a result of an increase in value to the pre-acquisition historical amounts of accounts receivable, inventories or any other current assets (the "WRITE-UP"), to the extent the write-up is required by GAAP, and occurs as a result of any acquisition permitted under this Indenture;

            (10) the amount of any minority interest expense;

            (11) without duplication, all other non-cash items (excluding any charge which represents the accrual of, or a reserve for, anticipated cash charges for any future period), extraordinary items and nonrecurring and unusual items reducing such Consolidated Net Income; and

            (12) any decrease in Consolidated Net Income resulting solely from the marking to market of open positions on beef and pork contracts required by the application of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" of the Financial Accounting Standards Board (and any replacement or successor statement);

less all non-cash items (excluding items which represent the reversal of a charge referred to in the parenthetical to clause (11) above) and nonrecurring and unusual items increasing such Consolidated Net Income.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication of:

            (1) consolidated interest expense of that Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including:

                  (a) amortization of debt discount;

                  (b) the interest component of Capitalized Lease Obligations;

                  (c) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (d) interest actually paid by that Person or any of its
            Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

                  (e) net payments (whether positive or negative) pursuant to
            Interest Rate Protection Agreements;

                  (f) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than HoldCo 3) in connection with Debt Incurred by that plan or trust; and

                  (g) cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of HoldCo 3 held by Persons other than HoldCo 3 or a Wholly Owned Subsidiary of Holdco 3; and

            (2) consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; and

            (3) interest expense paid or accrued on Debt Incurred by that Person including, in the case of HoldCo 3, any interest paid or accrued on the Notes in the form of cash or PIK Notes and any interest paid or accrued on the Senior Notes in the form of cash or Senior PIK Notes, less, to the extent included in the consolidated interest expense of that Person, (A) non-cash interest on any Debt other than non-cash interest accrued or paid on the Notes in the form of PIK Notes, non-cash interest accrued or paid on the Senior Notes in the form of Senior PIK Notes and any other non-cash interest accrued or paid as additional

Debt other than through the amortization of original issue discount (provided that, in the case of Debt that amortizes original issue discount, such Debt does not require any repayment of all or any portion of the principal amount thereof prior to the final maturity of the Notes), (B) debt discount solely to the extent relating to the issuance and sale of Debt together with any equity security as part of an investment unit and (C) the amortization of capitalized debt issuance costs.

            Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Person that was not a Wholly Owned Subsidiary will be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

            "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, (1) the net income (loss) of that Person and its consolidated Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, less (2), in the case of HoldCo 3, interest paid or accrued on the Senior Notes, including any interest paid in the form of Senior PIK Notes (to the extent any such interest on the Senior Notes was not deducted in determining Consolidated Net Income under clause (1)), and interest paid or accrued on the Notes including any interest paid in the form of PIK Notes; provided, however, that Consolidated Net Income for that Person for that period will exclude, without duplication:

            (1) any net income of any Restricted Subsidiary of the Person if and to the extent that Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to that Person, other than restrictions in effect on the date the Notes are first issued with respect to a Restricted Subsidiary of that Person and other than restrictions that are either created or exist in compliance with the provisions of Section 4.13 or are legally waived;

            (2) any net after-tax gain or loss (including all fees and expenses related thereto) realized upon the sale or other disposition of any assets of the Person or its consolidated Restricted Subsidiaries, including pursuant to any Sale and Leaseback Transaction, which are not sold or otherwise disposed of in the ordinary course of business;

            (3) any net after-tax extraordinary gain or loss (including all fees and expenses related thereto);

            (4) the cumulative effect of a change in accounting principles;

            (5) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations;

            (6) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of:

                  (a) dividends or distributions paid to HoldCo 3 or any of its
            Restricted Subsidiaries by that Person; and

                  (b) the net income of that Person, but in no event less than zero;

            (7) any non-cash expenses attributable to grants or exercises of employee or independent contractor stock options or equity compensation arrangements; and

            (8) any costs relating to the offering of the Notes or the Senior Notes that would be required to be expensed under GAAP.

provided, further, however, that solely when determining Consolidated Net Income for purposes of paragraph (a)(iii)(A) under Section 4.10, the following items shall be added back to Consolidated Net Income to the extent such amount was deducted in calculating Consolidated Net Income and as determined in accordance with GAAP:

                  (a) extraordinary items and nonrecurring and unusual items;

                  (b) the mark-to-market impact of open positions accounted for in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities;" and

                  (c) the amount of any non-cash items related to the
            compensation of employees, officers, directors or consultants and impairments of intangible assets.

            "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of HoldCo 3 and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of HoldCo 3 and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

            (1) the excess of cost over fair market value of assets or businesses acquired;

            (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of HoldCo 3 immediately preceding the date the Notes are first issued as a result of a change in the method of valuation in accordance with GAAP;

            (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

            (4) minority interests in consolidated Subsidiaries held by Persons other than HoldCo 3 or any Restricted Subsidiary;

            (5) treasury stock;

            (6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

            (7) Investments in and assets of Unrestricted Subsidiaries.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of applicable Person who (a) was a member of such Board of Directors on the date of this Indenture or (b) whose nomination or election was approved by a vote of at least a majority of individuals who were Continuing Directors as of the time of such nomination or election.

            "CONTRIBUTION AGREEMENT" means the agreement by and among HoldCo 3, Swift Foods Company, HoldCo 2 and OpCo, dated September 19, 2002, pursuant to which Swift Foods Company, HoldCo 2 and HoldCo 3 and will contribute or otherwise pay over, or cause any of their Subsidiaries (other than Swift Cattle Holdco, Inc.) to contribute or otherwise pay over, to OpCo any amounts they receive from ConAgra Foods or its Affiliates pursuant to indemnification claims under the Acquisition Agreement and any amounts obtained from other sources which are applied to offset any indemnification claims that OpCo could otherwise make under the Acquisition Agreement.

            "CONVERSION CONSIDERATION" means, with respect to any Note or portion thereof to be converted, the amount determined in Section 14.13(a).

            "CONVERSION PRICE" per share of Common Stock as of any day, shall be the product of multiplying (A) the IPO Price and (B) if the IPO Effective Date is (i) on or prior to March 11, 2006, 1.3; (ii) after March 11, 2006 but on or prior to March 11, 2007, 1.25; (iii) after March 11, 2007 but on or prior to March 11,

2008, 1.20; (iv) after March 11, 2008 but on or prior to March 11, 2009, 1.15 and (v) after March 11, 2009 but prior to the Final Maturity Date, 1.10.

            "CONVERSION RATE" means the rate equal to the quotient of $1.00 divided by the Conversion Price.

            "CONVERSION REFERENCE PERIOD" means the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

            "CONVERSION VALUE" means, for each $1.00 principal amount of Notes, an amount equal to the product of (i) the Conversion Rate in effect on the Conversion Date and (ii) the average of the Closing Prices of the Common Stock for each of the 20 consecutive Trading Days of the Conversion Reference Period, appropriately adjusted to take into account the occurrence during the Conversion Reference Period of stock splits and similar events.

            "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 15.02 hereof or such other address as to which the Trustee may give notice to SFC.

            "CURRENCY PROTECTION AGREEMENT" means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

            "CUSTODIAN" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "DAILY SHARE AMOUNT," for each $1.00 principal amount of Notes, means, for each Trading Day of the Conversion Reference Period, a number of shares of Common Stock determined in accordance with the following formula:

                                 (CP * CR) - PA
                                  -------------
                                     CP * 20

Where

      CP means the Closing Price on such Trading Day,
      CR means the Conversion Rate in effect on the Conversion Date, and PA means the $1.00 principal amount per Note.

            "DEBT" means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

            (1) for borrowed money;

            (2) evidenced by bonds, debentures, notes or other similar instruments;

            (3) constituting Capitalized Lease Obligations and all Attributable Debt in respect of Sale and Leaseback Transactions;

            (4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (5) for reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

            (6) for Debt of other Persons to the extent guaranteed by such Person;

            (7) for Hedging Obligations; and

            (8) for Debt of any other Person of the type referred to in clauses
      (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured.

            The amount of Debt of any Person at any date will be:

                  (a) the sum of (I) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP and
            (II) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; and

                  (b) the accreted value of that Debt, in the case of any Debt issued with original issue discount.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "DESIGNATED PREFERRED STOCK" means Preferred Stock of a Person, other than Preferred Stock that is Disqualified Capital Stock, that is issued to another Person other than to a Restricted Subsidiary, for cash and is so designated as "Designated Preferred Stock," pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Person, on the issuance date of that Preferred Stock, the cash proceeds of which are excluded from the calculation set forth in clause (a)(iii)(B) of
Section 4.10.

            "DESIGNATED SENIOR DEBT" means:

            (1) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and in an Officers' Certificate delivered to the Trustee as "Designated Senior Debt" of HoldCo 3 for purposes of this Indenture;

            (2) any Senior Debt outstanding under the Senior Notes Indenture.

            "DISPOSITION" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets or Capital Stock.

            "DISQUALIFIED CAPITAL STOCK" means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

            (1) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

            (2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

            (3) is redeemable at the sole option of its holder,

in whole or in part, on or prior to the final maturity date of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the Notes will be deemed Disqualified Capital Stock.

            "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

            "DIVIDEND REFERENCE RATE" has the meaning set forth in Section 14.05(a)(v).

            "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

            "EQUITY INTERESTS" means Qualified Capital Stock and all warrants, options or other rights to acquire Qualified Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock.

            "EQUITY OFFERING" means any public or private sale of common stock or Preferred Stock or options, warrants or rights with respect to such common stock or Preferred Stock of HoldCo 3 or the Parent, excluding Disqualified Capital Stock of HoldCo 3 and public offerings with respect to common stock registered on Form S-8 or any successor form thereto under the Securities Act.

            "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCLUDED PROCEEDS" means the net cash proceeds received by a Person from

            (1) contributions to its equity capital other than contributions from the issuance of Disqualified Capital Stock of HoldCo 3 or any of its Subsidiaries; and

            (2) the sale, other than to a Subsidiary or to any management equity or stock option plan or employee benefit plan of HoldCo 3, of Qualified Capital Stock of the Person;

in each case designated as Excluded Proceeds pursuant to an Officers' Certificate delivered by HoldCo 3 on the date the contributions are made or the date those Equity Interests are sold, as the case may be, the cash proceeds of which are excluded from the calculation set forth in clause (a)(iii)(B) of
Section 4.10.

            "FINAL MATURITY DATE" means March 11, 2010.

            "FISCAL YEAR" or "FISCAL YEAR" with respect to SFC means a calendar year ending on the last Sunday in May.

            "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "FOREIGN SUBSIDIARY" means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession as may from time to time be in effect. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

            "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

            "GLOBAL NOTES" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

            "GROUP" means a group of related Persons for purposes of Section 13(d) of the Exchange Act.

            "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term "guarantee" used as a verb has a corresponding meaning.

            "GUARANTEE" means a Guarantor's guarantee of the Notes, subject to the provisions of Article 12 hereof.

            "GUARANTOR" means: (1) HoldCo 3, (2) each of HoldCo 3's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a HoldCo 3 Subsidiary Guarantor, and (3) each of SFC's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as an SFC Subsidiary Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "HEDGING OBLIGATIONS" means, with respect to any specified entity, the obligations of that entity under:

            (1) any Interest Rate Protection Agreement;

            (2) foreign exchange contracts and Currency Protection Agreements;

            (3) any Commodity Agreement; and

            (4) other agreements or arrangements entered into in the ordinary course of business and designed to protect that entity against fluctuations in interest rates, currency Conversion Rates or commodity prices.

            "HICKS MUSE" means Hicks, Muse, Tate & Furst Incorporated and each of its successors.

            "HOLDCO 2" means S&C Holdco 2, Inc., a Delaware corporation, and any successors.

            "HOLDCO 3" means the corporation named as "HoldCo 3" in the first paragraph of this Indenture, and subject to the provisions of Article 5 and
Article 10, shall include its successors and assigns.

            "HOLDCO 3 SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that becomes a Guarantor of the Notes pursuant to Section 4.26.

            "HOLDER" means a Person in whose name a Note is registered.

            "IAI GLOBAL NOTE" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any.

            "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "INCURRENCE" and "INCURRED" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

            "INDENTURE" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

            "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in OpCo's business of nationally recognized standing that is, in the judgment of HoldCo 3's Board of Directors, qualified to perform the task for which it has been engaged.

            "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "INITIAL NOTES" means $75,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

            "INITIAL PUBLIC OFFERING" means the first firm commitment underwritten offering of Common Stock by SFC which is registered under the Securities Act and following which the Common Stock of SFC is traded on a U.S. national securities exchange or quoted on the NASDAQ National Market.

            "INITIAL SENIOR NOTES" means $105,000,000 aggregate principal amount of Senior Notes issued under the Senior Notes Indenture on the date hereof.

            "INTERMEDIARY SUB" means SFC Subsidiary Holdings, Inc., a Delaware corporation, and its successors.

            "INTEREST PAYMENT DATES" shall have the meaning set forth in Section 4.01(a).

            "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which that Person is a party or beneficiary.

            "INTEREST RESTRICTED PERIOD" means the period commencing on the date the Notes are first issued and ending on the earlier of (i) November 1, 2006 and
(ii) the IPO Effective Date.

            "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to other Persons or any payment for property or services for the account or use of other Persons), or any purchase or acquisition of Capital Stock, Debt or other similar instruments issued by such Person.

            "IPO EFFECTIVE DATE" means the first closing date on which SFC issues shares of Common Stock to the underwriters of the Initial Public Offering.

            "IPO PRICE" means the per share public offering price of the Common Stock specified in the prospectus distributed to investors in the Initial Public Offering.

            "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "MARKET PRICE" means, with respect to any conversion of Notes, the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days comprising the Conversion Reference Period, appropriately adjusted to take into account the occurrence during the applicable 20 Trading Day period of stock splits and similar events.

            "MOODY'S" means Moody's Investor Service, Inc. or any successor to the rating agency business of Moody's Investors Service, Inc.

            "NET AVAILABLE CASH" from an Asset Sale means cash or Cash Equivalents received, including any payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the properties or assets subject to that Asset Sale, from that Asset Sale, in each case net of

            (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP in connection with such Asset Sale;

            (2) all payments made on any Debt which is secured by any assets subject to such Asset Sale, other than the Senior Credit Facilities, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale;

            (3) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of the Asset Sale;

            (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in the Asset Sale and retained by HoldCo 3 or any Restricted Subsidiary of HoldCo 3 after that Asset Sale; and

            (5) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow,

      Net Available Cash will be increased by any portion of funds in the escrow that are released to HoldCo 3 or any Restricted Subsidiary.

            "NET IPO PROCEEDS" means the Net Offering Proceeds from the Initial Public Offering.

            "NET OFFERING PROCEEDS" means the proceeds paid to SFC upon the issuance of its Common Stock upon the completion of an underwritten public offering of its Common Stock, less (to the extent not deducted from the proceeds paid to SFC) all expenses paid or payable by SFC or any Subsidiary of SFC in connection with such issuance and offering including, without limitation, underwriters' fees, discounts and expenses, blue sky fees and expenses, listing fees and expenses, legal and accounting fees and expenses, roadshow costs and printing costs.

            "NOTES" means the Initial Notes, the PIK Notes and any Notes issued pursuant to Section 2.06, Section 2.07, Section 2.10, Section 3.06, Section 3.09, Section 4.22, Section 9.06 and Section 14.02(d).

            "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

            "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of SFC or HoldCo 3, as the case may be.

            "OFFICERS' CERTIFICATE" means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of SFC or HoldCo 3, as the case may be, at least one of whom shall be the principal executive officer or principal financial officer of SFC or HoldCo 3, as the case may be, and delivered to the Trustee.

            "OPCO" means Swift & Company, a Delaware corporation, and its successors.

            "OPCO SENIOR NOTES" means the notes issued by OpCo pursuant to the OpCo Senior Indenture.

            "OPCO SENIOR INDENTURE" means:

            (1) the Indenture, dated as of September 19, 2002, by and among OpCo, the guarantors listed on the signature pages thereto, and The Bank of New York Trust Company of Florida, N.A., as trustee, as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Affiliates of OpCo as borrowers, guarantors or other credit parties thereunder; and

            (2) the indenture or other agreement evidencing any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original trustee and holders or another trustee or one or more other holders and whether provided under the original OpCo Senior Indenture or one or more other credit or other agreements or indentures).

            "OPCO SUBORDINATED NOTES" means the notes issued by OpCo pursuant to the OpCo Subordinated Indenture.

            "OPCO SUBORDINATED INDENTURE" means:

            (1) the Indenture, dated as of September 19, 2002, by and among OpCo, the guarantors listed on the signature pages thereto, and The Bank of New York Trust Company of Florida, N.A., as trustee, as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Affiliates of OpCo as borrowers, guarantors or other credit parties thereunder; and

            (2) the indenture or other agreement evidencing any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original trustee and holders or another trustee or one or more other holders and whether provided under the original OpCo Subordinated Indenture or one or more other credit or other agreements or indentures).

            "OPINION OF COUNSEL" means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 15.05 hereof. The counsel may be an employee of or counsel to SFC, HoldCo 3 or the Trustee.

            "PARENT" means SFC and any Subsidiary of SFC of which Holdco 3 is a direct or indirect Subsidiary.

            "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

            "PERMITTED DEBT" means, without duplication:

            (1) Debt outstanding on the date the Notes are first issued;

            (2) Debt of HoldCo 3 or a Restricted Subsidiary under the Senior Credit Facilities, including guarantees thereof; provided that the aggregate principal amount of all such Debt under the Senior Credit Facilities at any one time outstanding shall not exceed the greater of (a) $550.0 million, or (b) the sum of (I) 85% of the book value of the accounts receivable of OpCo and its Restricted Subsidiaries, plus (II) 70% of the book value of the inventory (other than supplies) of OpCo and its Restricted Subsidiaries, (III) 15% of the book value of the supplies of OpCo and its Restricted Subsidiaries, plus (IV) 100% of the book value of the plant, property and equipment of OpCo and its Restricted Subsidiaries (provided that any amount under this clause (IV) shall not exceed $110.0 million), in each case determined on a consolidated basis and to the extent eligible to be included in the Borrowing Base (as defined in the Senior Credit Facilities); less the amount of all repayments of term Debt with Net Available Cash from Asset Sales applied pursuant to Section 4.12;

            (3) Debt of HoldCo 3 owing to and held by any Wholly Owned Restricted Subsidiary or Debt of a Restricted Subsidiary owing to and held by HoldCo 3 or any Wholly Owned Restricted Subsidiary; provided, however, that any Debt of HoldCo 3 (other than guarantees by HoldCo 3 of Debt under the Senior Credit Facilities, the OpCo Senior Indenture and the OpCo Subordinated Indenture) owing to and held by any Wholly Owned Restricted Subsidiary that is not a Guarantor is unsecured and is subordinated in right of payment to the payment and performance of HoldCo 3's obligations under the Notes; provided, further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt, except to HoldCo 3 or a Wholly Owned Restricted Subsidiary, will be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof;

            (4) Debt evidenced by or arising under the Notes, the Guarantees and this Indenture, the Senior Notes, the Senior Guarantees and the Senior Notes Indenture;

            (5) Hedging Obligations; provided, however, that the agreements governing those Hedging Obligations are entered into for bona fide hedging purposes and not for speculative purposes, as determined in good faith by the Board of Directors or senior management of HoldCo 3;

            (6) additional Debt of HoldCo 3 or any of its Restricted Subsidiaries not otherwise permitted under Section 4.09, in an aggregate principal amount, which when aggregated with the aggregate principal amount of all other Debt then outstanding and Incurred pursuant to this clause (6), does not at any one time outstanding exceed $40.0 million (which amount may, but need not, be incurred under the Senior Credit Facilities);

            (7) Refinancing Debt;

            (8) subject to compliance with Section 4.26, guarantees by HoldCo 3 or Restricted Subsidiaries of HoldCo 3 of any Debt permitted by this Indenture to be Incurred;

            (9) Debt in respect of performance bonds, reimbursement obligations with respect to letters of credit, bankers' acceptances, completion guarantees and surety or appeal bonds provided by HoldCo 3 or any of its Restricted Subsidiaries in the ordinary course of their business or Debt with respect to reimbursement type obligations regarding workers' compensation claims;

            (10) pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, or arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations, other than Debt, made in the ordinary course of business;

            (11) Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of HoldCo 3 or any of its Restricted Subsidiaries pursuant to those agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiaries of HoldCo 3, other than guarantees of Debt or other obligations Incurred by any Person acquiring all or any portion of those business assets or Restricted Subsidiaries of HoldCo 3 for the purpose of financing that acquisition, in a principal amount not to exceed the gross proceeds, including non-cash proceeds, actually received by HoldCo 3 or any of its Restricted Subsidiaries in connection with that disposition; provided, however, that such Debt is not reflected on the balance sheet of HoldCo 3 or any of its Restricted Subsidiaries, other than as contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet;

            (12) Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement in an aggregate amount not to exceed at any one time outstanding $25.0 million;

            (13) Acquired Debt or Disqualified Capital Stock of Persons that are acquired by HoldCo 3 or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that such Acquired Debt or Disqualified Capital Stock is not Incurred in contemplation of that acquisition or merger; and provided, further, that after giving effect to the acquisition or merger, HoldCo 3 would be permitted to Incur at least $1.00 of additional Debt, other than Permitted Debt, under paragraph (a) of Section 4.09 without giving effect to the last sentence thereof; and

            (14) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn inadvertently against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five business days of incurrence of such Debt.

            "PERMITTED DIVIDEND" means the dividend or distribution, directly or indirectly and from time to time, to the holders of the Common Stock of an amount equal to the gross proceeds from the offering of the Senior Notes.

            "PERMITTED HOLDERS" means Hicks Muse, its Affiliates and each of their respective principals, employees, partners, officers, members and directors.

            "PERMITTED INVESTMENT" means an Investment by HoldCo 3 or any of its Restricted Subsidiaries in:

            (1) cash or Cash Equivalents;

            (2) an Investment existing on the date the Notes are first issued;

            (3) receivables owing to HoldCo 3 or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including any receivables from livestock suppliers;

            (4) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (5) loans and advances to employees or independent contractors made in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed $1.0 million;

            (6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to HoldCo 3 or any of its Restricted Subsidiaries or in satisfaction of judgments or claims or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

            (7) Hedging Obligations permitted under clause (5) of the definition of "Permitted Debt;"

            (8) other Investments by HoldCo 3 or any of its Restricted Subsidiaries, together with all other Investments made pursuant to this clause (8), in an aggregate amount at any time outstanding not to exceed $75.0 million; provided that the value of any such Investment shall be determined at the time such Investment was made;

            (9) Persons to the extent such Investment is received by HoldCo 3 or any Restricted Subsidiary as non-cash consideration for Asset Sales effected in compliance with Section 4.12;

            (10) prepayments and other credits to suppliers made in the ordinary course of business;

            (11) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

            (12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of Section 4.14;

            (13) HoldCo 3 or a Wholly Owned Restricted Subsidiary; provided, however, that the primary business of such Wholly Owned Restricted Subsidiary or of its Wholly Owned Restricted Subsidiaries, as the case may be, is a Related Business; and

            (14) another Person if as a result of such Investment such other Person becomes a Wholly Owned Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, HoldCo 3 or a Wholly Owned Restricted Subsidiary; provided, however, that in each case such Person's primary business is a Related Business.

            "PERMITTED JUNIOR SECURITIES" means:

            (1) Capital Stock in SFC or any Subsidiary Guarantor of the Notes;
      or

            (2) debt securities that are subordinated to all Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under this Indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

            "PERMITTED LIENS" means:

            (1) Liens to secure the Senior Credit Facilities;

            (2) Liens on the outstanding Capital Stock or assets of Foreign Subsidiaries to secure any intercompany notes issued by a Foreign Subsidiary to HoldCo 3 or any Restricted Subsidiary and any guarantee of such intercompany notes by a Foreign Subsidiary evidencing a loan by HoldCo 3 or any Restricted Subsidiary to such Foreign Subsidiary of proceeds from the Senior Credit Facilities;

            (3) Liens to secure Debt permitted to be Incurred under clause (12) of the definition of "Permitted Debt;" provided that any such Lien may not extend to any property of HoldCo 3 or any Restricted Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

            (4) Liens for taxes, assessments or governmental charges or levies on the property of HoldCo 3 or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

            (5) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the property of HoldCo 3 or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

            (6) Liens on the property of HoldCo 3 or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of HoldCo 3 and the Restricted Subsidiaries taken as a whole;

            (7) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time HoldCo 3 or any Restricted Subsidiary acquired such property or the Person owning such property, including any acquisition by means of a merger or consolidation with or into HoldCo 3 or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of HoldCo 3 or any Restricted Subsidiary; provided, further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by HoldCo 3 or any Restricted Subsidiary;

            (8) Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of HoldCo 3 or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

            (9) pledges or deposits by HoldCo 3 or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which HoldCo 3 or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of HoldCo 3, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

            (10) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

            (11) Liens securing Hedging Obligations;

            (12) Liens existing on the date the Notes are first issued not otherwise described in clauses (1) through (11) above;

            (13) Liens on the property of HoldCo 3 or any Restricted Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause
      (3), (7), (8) or (12) above; provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                  (a) the outstanding principal amount, or, if greater, the
            committed amount, of the Debt secured by Liens described under clause (3), (7), (8) or (12) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

                  (b) an amount necessary to pay any fees and expenses,
            including premiums and defeasance costs, incurred by HoldCo 3 or such Restricted Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

            (14) Liens not otherwise permitted by clauses (1) through (13) above encumbering assets having an aggregate fair market value not in excess of 5% of Consolidated Net Tangible Assets at the time of the incurrence of such Lien; and

            (15) subject to Section 4.11, a Lien securing Debt of a Restricted Subsidiary incurred in accordance with Section 4.09;

provided, however, that "Permitted Lien" does not include any Lien on the Capital Stock of OpCo other than Liens to secure Debt Incurred under the Senior Credit Facilities.

            "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PIK NOTES" means any additional Notes issued or deemed issued pursuant to Section 4.01 of this Indenture.

            "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

            "PREFERRED STOCK" of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

            "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

            "QUALIFIED IPO" means the Initial Public Offering unless the Net IPO Proceeds are less than $75 million, in which case, "Qualified IPO" means the Initial Public Offering and all subsequent underwritten public offerings of Common Stock until the aggregate Net Offering Proceeds from such underwritten public offerings of Common Stock are at least equal to $75 million.

            "QUALIFIED IPO EFFECTIVE DATE" means the IPO Effective Date unless the Initial Public Offering is not a Qualified IPO, in which case "Qualified IPO Effective Date" means the first closing date for the underwritten public offering of Common Stock on which the aggregate Net Offering Proceeds from all underwritten public offerings of Common Stock are at least equal to $75 million.

            "REFINANCING DEBT" means any Debt that is Incurred by HoldCo 3 or any Restricted Subsidiaries to refund, refinance, replace, renew, repay or extend any Debt of HoldCo 3 or its Restricted Subsidiaries outstanding on the date of this Indenture or any Debt Incurred in accordance with Section 4.09 that does not:

            (1) result in an increase in the aggregate principal amount of Debt (such principal amount to include, for purposes of this definition only, any premiums, fees, penalties or accrued interest paid with the proceeds of the Refinancing Debt) of HoldCo 3 or that Restricted Subsidiary; or

            (2) create Debt with:

                  (a) a Weighted Average Life to Maturity that is less than the
            Weighted Average Life to Maturity of the Debt being refinanced; or

                  (b) a final maturity earlier than the final maturity of the
            Debt being refinanced;

provided that in the event the primary obligor on the Debt being refunded, refinanced, renewed, repaid or extended is HoldCo 3 or a HoldCo 3 Subsidiary Guarantor, the Refinancing Debt may only be incurred by HoldCo 3 or such HoldCo 3 Subsidiary Guarantor, as the case may be.

            "REGISTERED EXCHANGE OFFER" has the meaning set forth in the Senior Registration Rights Agreement.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof, among the SFC, HoldCo 3 and the initial purchasers set forth therein, as such agreement may be amended, modified or supplemented from time to time, relating to rights given by SFC to Holders to register the resale of the Notes and the Common Stock into which they are convertible under the Securities Act.

            "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the date specified on the face of a Note.

            "REGULATION S" means Regulation S promulgated under the Securities Act.

            "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

            "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

            "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

            "REGULATION S TEMPORARY GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(f)(iii) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

            "RELATED BUSINESS" means any business which is the same as or related, ancillary or complementary to any of the businesses of HoldCo 3 and its Restricted Subsidiaries on the date the Notes are first issued, as reasonably determined by HoldCo 3's Board of Directors.

            "RELATED PARTIES" means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its Affiliates is the general partner.

            "REPRESENTATIVE" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

            "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "RESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes bearing the Private Placement Legend.

            "RESTRICTED GLOBAL NOTES" means the 144A Global Note, the IAI Global Note and the Regulation S Global Note.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED PAYMENT" means:

            (1) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable solely in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of HoldCo 3's Capital Stock;

            (2) the declaration or payment of any dividend or the making of any other distribution on shares of the Capital Stock of a Restricted Subsidiary to any Person (other than (a) to HoldCo 3 or any of its Wholly Owned Restricted Subsidiaries, (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Restricted Subsidiary that is not a corporation) or (c) dividends or distributions payable solely in its Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock);

            (3) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of HoldCo 3 held by Persons other than HoldCo 3 or a Restricted Subsidiary of HoldCo 3 or any Capital Stock of a Restricted Subsidiary held by Persons other than HoldCo 3 or another Restricted Subsidiary (in either case, other than in exchange for its Qualified Capital Stock or options, rights or warrants to acquire Qualified Capital Stock or to the extent that after giving effect to such purchase, redemption, retirement or acquisition, such Restricted Subsidiary would become a Wholly Owned Subsidiary);

            (4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Debt of HoldCo 3 or a Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Debt purchased (A) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition or (B) in compliance with
      Section 4.12 to the extent required by the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued); or

            (5) the making of any Investment (other than a Permitted Investment) in any Person.

            "RESTRICTED PERIOD" means the period commencing on the date of the Notes are first issued and ending on the earlier of (i) September 11, 2006 and
(ii) the IPO Effective Date.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of HoldCo 3 other than an Unrestricted Subsidiary.

            "RULE 144" means Rule 144 promulgated under the Securities Act.

            "RULE 144A" means Rule 144A promulgated under the Securities Act.

            "RULE 144A AVAILABILITY NOTICE" means a written notice from SFC to the Trustee stating that the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in connection with transfers of the Notes in reliance on Rule 144A is available for distribution.

            "RULE 903" means Rule 903 promulgated under the Securities Act.

            "RULE 904" means Rule 904 promulgated under the Securities Act.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

            "SALE AND LEASEBACK TRANSACTION" has the meaning set forth in the Senior Note Indenture.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SELLER NOTE" means the note in the principal amount of $150.0 million issued by Swift Foods Company to ConAgra Foods, and assigned by Swift Foods Company to HoldCo 2.

            "SENIOR CREDIT FACILITIES" means the Debt represented by:

            (1) the Credit Agreement, dated September 19, 2002, among HoldCo 3, OpCo, certain of their Subsidiaries, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, and JP Morgan Chase Bank, as Syndication Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as amended and supplemented to and including the date hereof, and as the same may be further amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of HoldCo 3 as borrowers, guarantors or other credit parties thereunder; and

            (2) the agreements evidencing any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Senior Credit Facilities or one or more other credit or other agreements or indentures).

            "SENIOR DEBT" of SFC means Debt, whether outstanding on the date the Notes are first issued or thereafter Incurred, and shall include (i) all obligations for interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to SFC whether or not such post-filing interest is allowed in such proceeding and (ii) all fees, expenses and indemnities and all other amounts payable with respect to Debt; provided, however, that Senior Debt shall not include:

            (1) any obligation in respect of the Notes or other Debt of SFC that is by its terms subordinate or pari passu in right of payment to the Notes;

            (2) any Debt Incurred in violation of the provisions of this Indenture;

            (3) any obligation of SFC to any Subsidiary of SFC; or

            (4) any obligations with respect to any Capital Stock of SFC.

            To the extent that any payment of Senior Debt (whether by or on behalf of SFC as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any Bankruptcy Law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "Senior Debt" of any Guarantor has a correlative meaning and shall not include any obligation of such Guarantor to SFC or any other Subsidiary of SFC.

            "SENIOR EXCHANGE NOTES" means Senior Notes issued in the Registered Exchange Offer pursuant to Section 2.06(f) of the Senior Notes Indenture.

            "SENIOR GUARANTEE" means a Guarantor's guarantee of the Senior
Notes.

            "SENIOR NOTES" means the Initial Senior Notes, the Senior Exchange Notes, any Senior PIK Notes and any other notes issued or deemed issued under the Senior Notes Indenture.

            "SENIOR NOTES INDENTURE" means:

            (1) the Indenture, dated as of the date hereof, by and among HoldCo 3, any guarantors and The Bank of New York Trust Company, N.A., as Trustee, governing HoldCo 3's Senior Notes; and

            (2) the indenture or other agreement evidencing any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original trustee and holders or another trustee or one or more other holders and whether provided under the original Senior Notes Indenture or one or more other credit or other agreements or indentures).

            "SENIOR PIK NOTES" means Senior Notes issued or deemed issued pursuant to Section 4.01 of the Senior Notes Indenture.

            "SENIOR REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof, among HoldCo 3 and the initial purchasers identified therein, as such agreement may be amended, modified or supplemented from time to time, relating to rights given by HoldCo 3 to the purchasers of the Notes to, among other things, exchange Senior Notes held prior to the Registered Exchange Offer for Senior Exchange Notes.

            "SENIOR SUBORDINATED DEBT" of SFC means the Notes and any other subordinated Debt of SFC, whether outstanding on the date the Notes are first issued or thereafter Incurred, that specifically provides that such Debt is to rank pari passu with the Notes and is not subordinated by its terms to any other subordinated Debt or other obligation of SFC which is not Senior Debt. "Senior Subordinated Debt" of any Guarantor has a correlative meaning.

            "SFC" means the corporation named as "SFC" in the first paragraph of this Indenture, and, subject to the provisions of Article 5 and Article 10, shall include its successors and assigns.

            "SFC SUBSIDIARY GUARANTOR" means any direct or indirect parent of HoldCo 3 that becomes a Guarantor of the Notes pursuant to Section 4.26.

            "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" of HoldCo 3 within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

            "SPECIAL INTEREST" shall have the meaning set forth in the Registration Rights Agreement.

            "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Debt (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment hereof.

            "SUBORDINATED DEBT" means any Debt of SFC, whether outstanding on the date the Notes are first issued or thereafter Incurred, that specifically provides that such Debt is to rank junior in right of payment to the Notes. "Subordinated Debt" of any Guarantor has a correlative meaning.

            "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in this Indenture to the contrary, all references to HoldCo 3 and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include HoldCo 3 and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in this Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of this Indenture.

            "SUBSIDIARY GUARANTEE" means the Guarantee of the Notes by each of the Subsidiary Guarantors.

            "SUBSIDIARY GUARANTOR" means each of HoldCo 3 Subsidiary Guarantor and each SFC Subsidiary Guarantor.

            "SURVIVING PERSON" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

            "TAX SHARING AGREEMENT" means the agreement by and among OpCo, on the one hand, and certain of its direct and indirect parent entities and the entities that acquired and operated the domestic cattle feeding operations of ConAgra Foods, on the other hand, as amended.

            "TIA" means the Trust Indenture Act of 1939, as amended.

            "TRADING DAY" means any day on which the NASDAQ National Market or, if the Common Stock is not quoted on the NASDAQ National Market, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

            "TRANSACTION DOCUMENTS" means the Acquisition Agreement, together with related documents, including the following documents:

            (1) Preferred Supplier Agreement, dated September 19, 2002, between ConAgra Foods and OpCo;

            (2) By-Products Marketing Agreement, dated October 8, 2003 between ConAgra Trade Group, Inc. and OpCo, as amended;

            (3) By-Products Marketing Agreement, dated October 8, 2003, among ConAgra Trade Group, Pty Ltd., ConAgra Trade Group Inc. and Australia Meat Holdings Pty Limited, as amended;

            (4) Seller Note;

            (5) Monitoring and Oversight Agreement, dated September 19, 2002, among Swift Foods Company, OpCo, Swift Pork Company, Swift Beef Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, HoldCo 2, HoldCo 3 and Hicks Muse & Co. Partners, L.P., as amended;

            (6) Financial Advisory Agreement, dated September 19, 2002 among Swift Foods Company, OpCo, Swift Pork Company, Swift Beef Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, HoldCo 2, HoldCo 3 and Hicks Muse & Co. Partners, L.P., as amended;

            (7) Stockholders' Agreement, dated September 19, 2002 among HMTF Rawhide, L.P., ConAgra Foods, Hicks, Muse, Tate & Furst Incorporated and Swift Foods Company, as amended;

            (8) the employment and severance arrangements with senior management of OpCo;

            (9) Indemnification and Release Agreement, dated September 19, 2002, among ConAgra Foods, Swift Foods Company, Holdco 2, HoldCo 3, OpCo, S&C Australia Holdco Pty. Ltd., Swift Cattle Holdco, Inc., Swift Brands Company, Swift Beef Company, Swift Pork Company, Kabushiki Kaisha SAC Japan, Swift Refrigerated Foods, S.A. de C.V., Monfort Finance Company, Inc., Burcher Pty. Limited, Monfort, Inc., Australia Meat Holdings Pty. Limited, Miller Bros. Co., Inc., Monfort Food Distribution Company and Monfort International Sales Corporation;

            (10) Contribution Agreement;

            (11) Tax Sharing Agreement;

            (12) Indemnity Side Letter dated September 3, 2002, from ConAgra Foods and Swift Foods Company to HMTF Rawhide, L.P.;

            (13) the lease for the Hyrum, Utah facilities from ConAgra Foods or its Affiliates to HoldCo 3 or its Affiliates;

            (14) intercompany promissory notes; and

            (15) Patent License Agreement dated September 19, 2002, between ConAgra Foods and Swift Brands Company;

and, in each case, the schedules, annexes and exhibits thereto and any amendments thereto entered into after the date the Notes are first issued to the extent that the terms, taken as a whole, of any such amendment are not otherwise disadvantageous to the Holders of the Notes in any material respect.

            "TREASURY YIELD" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date fixed for redemption or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of that note. If the remaining maturity of such note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

            "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "UNRESTRICTED DEFINITIVE NOTES" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

            "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes, in the form of Exhibit A attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

            "UNRESTRICTED SUBSIDIARY" means any direct or indirect Subsidiary of a Person that is designated by the Board of Directors of that Person as an Unrestricted Subsidiary and any Subsidiary of that Unrestricted Subsidiary. HoldCo 3 and any of its Restricted Subsidiaries will only be permitted to provide credit support for Debt of an Unrestricted Subsidiary, including by way of intercompany Debt, guarantee or otherwise, to the extent that HoldCo 3 is permitted to Incur such Debt under Section 4.09 (without giving effect to the last sentence thereof) and to make an Investment under Section 4.10 (without giving effect to Section 4.10(c)(i) and, for purposes of this definition only, applying the restrictions of Section 4.10(c)(ii) to the Company during the Interest Restricted Period).

            Any designation of a Subsidiary of HoldCo 3 as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of HoldCo 3 giving effect to such designation and an Officers' Certificate of HoldCo 3 certifying that such designation complied with the preceding conditions and was permitted by Section 4.10 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of HoldCo 3 as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 (without giving effect to the last sentence thereof), HoldCo 3 will be in default of such covenant. The Board of Directors of HoldCo 3 may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by one of HoldCo 3's Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 (without giving effect to the last sentence thereof), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

            "U.S. GOVERNMENT SECURITIES" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "VOTING STOCK" of any Person as of any date means all classes of the Capital Stock of that Person that is at the time entitled to vote in the election of that Person's Board of Directors.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Debt at any date, the number of years obtained by dividing

            (1) the then outstanding aggregate principal amount of such Debt into

            (2) the total of the product obtained by multiplying

                  (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

                  (b) the number of years (calculated to the nearest
            one-twelfth) which will elapse between such date and the making of such payment.

            "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is a Wholly Owned Subsidiary of HoldCo 3.

            "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director's qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

            "WHOLLY OWNED SUBSIDIARY GUARANTOR" means any HoldCo 3 Subsidiary Guarantor that is a Wholly Owned Subsidiary of HoldCo 3.

SECTION 1.02. OTHER DEFINITIONS.

Term                                                       Defined in Section
"Acceleration Notice"                                            Section 6.02
"Affiliate Transaction"                                          Section 4.14
"Asset Sale Offer"                                            Section 3.09(a)
"Authentication Order"                                           Section 2.02
"Benefited Party"                                               Section 10.01
"Cash Interest Dividend"                                      Section 4.01(e)
"Change of Control Notice"                                 Section 4.18(a)(i)
"Change of Control Offer"                                     Section 4.18(a)
"Change of Control Payment Date"                        Section 4.18(a)(i)(B)
"Change of Control Purchase Price"                            Section 4.18(a)
"Change of Control Repurchase Notice"                         Section 4.18(b)
"Covenant Defeasance"                                            Section 8.03
"Conversion Agent"                                               Section 2.03
"Conversion Date"                                               Section 14.02
"Current Market Price"                                  Section 14.05(a)(vii)
"Deficiency"                                                  Section 4.01(b)
"Defeasance Trust"                                            Section 8.04(a)
"Determination Date"                                         Section 14.13(b)
"Distributed Securities"                                 Section 14.05(a)(iv)
"DTC"                                                            Section 2.03
"Expiration Date"                                        Section 14.05(a)(vi)
"Event of Default"                                               Section 6.01
"Expiration Time"                                        Section 14.05(a)(vi)
"Legal Defeasance"                                               Section 8.02

"Losses"                                                         Section 7.07
"Make Whole Premium"                                         Section 14.14(a)
"Net Shares"                                             Section 14.13(a)(ii)
"Net Share Amount"                                       Section 14.13(a)(ii)
"Offer Amount"                                                Section 3.09(b)
"Offer Period"                                                Section 3.09(b)
"pay its Guarantee"                                             Section 12.03
"pay the Notes"                                                 Section 11.03
"Paying Agent"                                                   Section 2.03
"Payment Blockage Notice"                                       Section 11.03
"Payment Blockage Period"                                       Section 11.03
"PIK Interest Portion"                                        Section 4.01(b)
"PIK Note"                                                    Section 4.01(b)
"Principal Return"                                        Section 14.13(a)(i)
"Purchase Date"                                                  Section 3.09
"Purchased Shares"                                       Section 14.05(a)(vi)
"Registrar"                                                      Section 2.03
"Security Register"                                        Section 4.18(a)(i)
"Spinoff Securities"                                     Section 14.05(a)(iv)
"Stock Price"                                                Section 14.14(c)
"Stock Price Percentage"                                     Section 14.14(a)
"Third Party Purchaser"                                      Section 14.13(e)
"Triggering Distribution"                                 Section 14.05(a)(v)
"Triggering Determination Date"                           Section 14.05(a)(v)

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            (b) The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
            and

            "obligor" on the Notes means SFC, HoldCo 3, each other Guarantor and any successor obligor upon the Notes.

            (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.04 RULES OF CONSTRUCTION.

            (a) Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) words in the singular include the plural, and in the plural include the singular;

                  (v) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                  (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  (vii) "including" means "including without limitation;"

                  (viii) provisions apply to successive events and transactions; and

                  (ix) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                                   THE NOTES

SECTION 2.01. AUTHORIZATION, FORM AND DATING.

            (a) General. The Notes are general obligations of SFC and will be unsecured except to the extent provided in Section 4.11. The Notes that may be issued hereunder shall be limited to the Initial Notes, the PIK Notes and any Notes issued pursuant to Section 2.06, Section 2.07, Section 2.10, Section 3.06,
Section 3.09, Section 4.22, Section 9.06 and Section 14.02(d), all of which shall constitute a single class of securities for purposes of this Indenture. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A.

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Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and SFC, HoldCo 3, any other Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Form of Notes. The Initial Notes shall be issued as Definitive Notes and, until delivery by SFC of the Rule 144A Availability Notice to the Trustee, any other Note issued by SFC or issued upon exchange or transfer pursuant to the terms hereof shall be issued as Definitive Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued as Definitive Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

            (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by SFC and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States Beneficial Ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a Beneficial Ownership interest in a Global Note, bearing a Private Placement Legend, all as contemplated by Section 2.06(b)), and (ii) an Officers' Certificate of SFC. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

            (d) Book-Entry Provisions. This Section 2.01(d) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by SFC, the Trustee and any agent of SFC or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent SFC, the Trustee or any agent of SFC or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

            (a) One Officer shall sign the Notes for SFC by manual or facsimile signature.

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            (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            (d) The Trustee shall, upon a written order of SFC signed by an Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue.

            (e) The Trustee may appoint an authenticating agent acceptable to SFC to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of SFC or any of their respective Subsidiaries.

SECTION 2.03. REGISTRAR; AND PAYING AGENT AND CONVERSION AGENT.

            (a) SFC shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Notes may be presented for payment ("PAYING AGENT") and an officer or agency where Notes may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. SFC may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Registrar" includes any co-registrar, the term "PAYING AGENT" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. SFC may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. SFC shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If SFC fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. SFC or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

            (b) SFC initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            (c) SFC initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent with respect to the Notes and to act as Custodian with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            SFC shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest and Special Interest, if any, on the Notes, and shall notify the Trustee of any default by SFC in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. SFC at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than SFC or a Subsidiary) shall have no further liability for the money. If SFC or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to SFC, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, SFC shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and SFC shall otherwise comply with TIA
Section 312(a).

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SECTION 2.06. TRANSFER AND EXCHANGE.

            (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by SFC for Definitive Notes if (1) SFC delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by SFC within 120 days after the date of such notice from the Depositary or (2) SFC in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) an Event of Default entitling the Holders to accelerate shall have occurred and be continuing and the Registrar has received a written request from the Depositary to issue Definitive Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by SFC for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in denominations of $1.00 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and
Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b) or (c) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor (as defined in Rule 902(d) of the Securities Act)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or
      (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule

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

      903(b)(3)(ii)(B) under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

                  (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global
      Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of
            a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transferee will take delivery in the form of
            a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transferee will take delivery in the form of
            a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                        (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                        (B) the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                              (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (B), if the Registrar and SFC so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to clause (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, SFC shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (A) or (B) above.

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

                  (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
      Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a
            Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to
            a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to
            a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred
            pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to
            an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                        (F) if such beneficial interest is being transferred to
            SFC or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred
            pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and SFC shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Section 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a

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      Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                        (B) the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                              (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and SFC shall execute and the Trustee shall authenticate and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note
            proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

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

                        (B) if such Restricted Definitive Note is being
            transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being
            transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (2) thereof;

                        (D) if such Restricted Definitive Note is being
            transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being
            transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                        (F) if such Restricted Definitive Note is being
            transferred to SFC or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such Restricted Definitive Note is being
            transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                        (B) the Registrar receives the following:

                              (1) if the Holder of such Definitive Notes
                  proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                              (2) if the Holder of such Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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

            Upon satisfaction of the conditions of any of the clauses in this
Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                  (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, SFC shall issue and, upon receipt of an Authentication Order in accordance with Section
      2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (vi) This clause (d) is subject to the restrictions set forth in Section 2.01(b) and Section 2.16.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A,
            then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or
            Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

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

                        (B) the Registrar receives the following:

                              (1) if the Holder of such Restricted Definitive
                  Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                              (2) if the Holder of such Restricted Definitive
                  Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and SFC to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                        (A) Except as permitted by clause (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SFC OR ANY AFFILIATE OF SFC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO SFC, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN

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

CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO SFC'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE ("CODE") OR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (EACH A "PLAN") AND IS NOT PURCHASING THE NOTES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES IS EITHER NOT A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND IS OTHERWISE PERMISSIBLE UNDER ALL SIMILAR LAWS, OR IS ENTITLED TO EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE IN ACCORDANCE WITH ONE OR MORE OF THE PROHIBITED TRANSACTION CLASS EXEMPTIONS, AND IS OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS."

                        (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to clauses (b)(iv), (c)(iii),
            (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF SFC.

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SFC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (iii) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

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

            "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                  (iv) Definitive Note Legend. Prior to delivery by SFC of the Rule 144A Availability Notice to the Trustee, each Definitive Note shall bear a legend in substantially the following form:

            "UNTIL THE ISSUER DELIVERS THE RULE 144A AVAILABILITY NOTICE (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), (A) THIS SECURITY MAY NOT BE TRANSFERRED IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND (B) THIS SECURITY MAY NOT BE EXCHANGED FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE OR TRANSFERRED TO A PERSON THAT TAKES DELIVERY THEREOF IN THE FORM OF A BENEFICIAL INTEREST IN A GLOBAL NOTE."

            (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, SFC shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon SFC's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but SFC may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 3.09, Section 4.12, Section 4.18,
      Section 4.22, Section 9.06 and Section 14.02(d) hereof).

                  (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of SFC, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (iv) Neither the Registrar nor SFC shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and SFC may deem and treat the Person in whose name any Note is registered as the

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

      absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or SFC shall be affected by notice to the contrary.

                  (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (viii) The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by SFC and to act in accordance with such letter.

SECTION 2.07. REPLACEMENT NOTES.

            If any mutilated Note is surrendered to the Trustee or SFC and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, SFC shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or SFC, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and SFC to protect SFC, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. SFC may charge for its expenses in replacing a Note.

            In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, SFC, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

            Every replacement Note is an additional obligation of SFC and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.08. OUTSTANDING NOTES.

            (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee or deemed outstanding pursuant to Section 4.01 except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and Notes described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because SFC or an Affiliate of SFC holds the Note.

            (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

            (c) If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            (d) If the Paying Agent (other than SFC, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

            (e) If the principal amount of any Note is converted under Article 14, it ceases to be outstanding and interest on it ceases to accrue on the close of business on the Conversion Date therefor.

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

SECTION 2.09. TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by SFC, or by any Affiliate of SFC, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES.

            Until certificates representing Notes are ready for delivery, SFC may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that SFC considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, SFC shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

            SFC at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, upon direction by SFC and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to SFC from time to time upon request. SFC may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. PAYMENT OF INTEREST; DEFAULTED INTEREST.

            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is being registered at the close of business on the Regular Record Date for such interest payment.

            If SFC defaults in a payment of interest or Special Interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. SFC shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. SFC shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, SFC (or, upon the written request of SFC, the Trustee in the name and at the expense of SFC) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. CUSIP OR ISIN NUMBERS.

            SFC in issuing the Notes may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. SFC will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

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

SECTION 2.14. SPECIAL INTEREST.

            If Special Interest is payable by SFC pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, SFC shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such interest is payable, which shall not be later than the next Interest Payment Date. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against SFC directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If SFC has paid Special Interest directly to the persons entitled to it, SFC shall deliver to the Trustee a certificate setting forth the particulars of such payment.

SECTION 2.15. ISSUANCE OF PIK NOTES.

            The Company shall be entitled to issue PIK Notes as provided in
Section 4.01 hereof. With respect to such PIK Notes, the Company shall deliver to the Trustee;

            (a) no later than the record date for the relevant Interest Payment Date, a written notice setting forth the extent to which such interest will be made in the form of a PIK Note or Notes; and

            (b) not later than one Business Day prior to the relevant Interest Payment Date, an order to authenticate and deliver such PIK Notes.

            Any PIK Note shall, after being executed and authenticated pursuant to Section 2.02, be (i) delivered by the Trustee to the Holders as of the relevant record date at such Holders' registered address if the Notes are then held in the form of Definitive Notes, or (ii) deposited with or on behalf of DTC for the benefit of the Beneficial Owners as of the relevant record date if the Notes are held in the form of a Global Note.

SECTION 2.16. RULE 144A AVAILABILITY NOTICE.

            Until SFC delivers the Rule 144A Availability Notice, (i) no Note may be transferred in reliance on Rule 144A under the Securities Act and (ii) no Note may be exchanged for a beneficial interest in a Global Note or transferred to a Person that takes delivery thereof in the form of a beneficial interest in a Global Note.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

            If SFC elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish to the Trustee, at least 30 days (or in the case of a partial redemption, at least 45 days) but not more than 60 days before a redemption date unless a shorter notice shall be satisfactory to the Trustee, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

            If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with any applicable depositary and legal requirements and the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, at random or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption at random, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify SFC in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1.00 or whole multiples of $1.00; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days before a redemption date, SFC shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent and the Conversion
Agent;

            (e) the then effective Conversion Rate and any adjustments to the Conversion Rate that SFC expects to make prior to the redemption date;

            (f) that Notes called for redemption may be converted into Common Stock pursuant to Article 14 of this Indenture on or prior to the Business Day preceding the redemption date;

            (g) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (h) that, unless SFC defaults in making such redemption payment, interest and Special Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

            (i) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (j) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At SFC's request, the Trustee shall give the notice of redemption in SFC's name and at its expense; provided, however, that SFC shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.01 and this Section 3.03. If any of the Notes are in the form of a Global Note, then SFC shall modify such notice to the extent necessary to comply with the Applicable Procedures that apply to the redemption of Global Notes.

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

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, together with accrued but unpaid interest and Special Interest, if any, thereon, except for Notes which are converted in accordance with the terms of this Indenture. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

            On or before 11:00 a.m. New York time on any redemption date, SFC shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Special Interest, if any, up to, but excluding, the redemption date, on all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to SFC any money deposited with the Trustee or the Paying Agent by SFC in excess of the amounts necessary to pay the redemption price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed.

            If SFC complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Special Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Special Interest, if any, as of the date of redemption, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date and no additional interest shall be payable to Holders whose Notes are being redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of SFC to comply with the preceding paragraph, interest and Special Interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is redeemed in part, SFC shall issue and, upon SFC's written request, the Trustee shall authenticate for the Holder at the expense of SFC a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

            (a) Except as set forth in clause (b) of this Section 3.07, the Notes will not be redeemable at the option of SFC prior to the Final Maturity Date.

            (b) SFC may redeem all or any portion of the Notes after giving the required notice under this Indenture:

                  (i) at once or over time at any time during the 365 consecutive day period ending on the Final Maturity Date, but only if the Qualified IPO Effective Date has not occurred prior to such redemption, at a redemption price equal to 105.125% of the aggregate principal amount of the Notes to be redeemed; and

                  (ii) if (A) the Qualified IPO Effective Date is on or prior to March 11, 2008 and (B) prior to the date a notice of redemption is sent pursuant to this Section 3.07, the average of the Closing Price of the Common Stock for each of 20 consecutive Trading Days ending on the date prior to the date such redemption notice is sent, appropriately adjusted to take into account stock splits and similar events that occur, is greater than or equal to 120% of the Conversion Price, at once or over time at any time during the 365 consecutive day period ending on the Final Maturity Date at a redemption price equal to 100.00% of the aggregate principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest, including Special Interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

If the Qualified IPO Effective Date does not occur on or prior to March 11, 2008, SFC may not redeem the Notes except as provided in clause (b)(i) above.

              (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof. Any Notes redeemed pursuant to this Section 3.07 shall be delivered to the Trustee for cancellation in accordance with Section 2.11.

SECTION 3.08. MANDATORY REDEMPTION OR REPURCHASE.

              Except as set forth in Section 3.09, Section 4.12 and Section 4.18 hereof, SFC shall not be required to make mandatory redemption payments, repurchase offers or sinking fund payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

              (a) In the event that, pursuant to Section 4.12 hereof, SFC or HoldCo 3 shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

              (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), SFC or HoldCo 3 shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

              If the Purchase Date is on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Special Interest, if any, to, but excluding, the Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

              Upon the commencement of the Asset Sale Offer, SFC or HoldCo 3 shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (i) that the Asset Sale Offer is being made pursuant to this
      Section 3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

                  (ii) the Offer Amount, the purchase price and the Purchase
      Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (iv) that, unless SFC defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Special Interest, if any, after the Purchase Date;

                  (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1.00 only;

                  (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to SFC or HoldCo 3, a depositary, if appointed by SFC or HoldCo 3, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (vii) the name and address of each Paying Agent and Conversion Agent;

                  (viii) the then effective Conversion Rate and any adjustments to the Conversion Rate that SFC expects to make prior to the Purchase Date;

                  (ix) that Notes may be converted into the Common Stock pursuant to Article 14 of this Indenture only to the extent that the Asset Sale Offer purchase election has been withdrawn in accordance with the terms of this Indenture;

                  (x) that Holders shall be entitled to withdraw their election if SFC, HoldCo 3, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (xi) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, SFC or HoldCo 3 shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by SFC or HoldCo 3 so that only Notes in denominations of $1.00 or integral multiples thereof shall be purchased); and

                  (xii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

              On or before the Purchase Date, SFC or HoldCo 3 shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by SFC or HoldCo 3 in accordance with the terms of this Section 3.09. SFC, HoldCo 3, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by SFC or HoldCo 3 for purchase, and SFC shall promptly issue a new Note, and the Trustee, upon written request from SFC shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by SFC to the Holder thereof. SFC shall publicly announce the results of the Asset Sale Offer on the Purchase Date. Any Notes or portion of Notes purchased pursuant to this Section 3.09 shall be delivered to the Trustee for cancellation in accordance with Section 2.11.

              Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS

              On and after the IPO Effective Date, SFC, HoldCo 3 and its Restricted Subsidiaries and the other Guarantors will not be subject to the provisions of Section 4.09, Section 4.10, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.16 and Section 4.17. On and after the Qualified IPO Effective Date, SFC, HoldCo 3 and its Restricted Subsidiaries and the other Guarantors will not be subject to the provisions of Section 4.07(e), Section 4.11, Section 4.25, Section 4.26 and Section 4.27.

SECTION 4.01. PAYMENT OF NOTES.

              (a) Interest on the Notes shall accrue (i) prior to the Qualified IPO Effective Date, at the rate of 10.25% per annum if interest is paid in cash and at the rate of 11.25% per annum if interest is paid in the form of PIK Notes and (ii) on and after the Qualified IPO Effective Date, at the rate of 6.00% per annum in cash. SFC shall pay interest semi-annually on May 1 and November 1 of each year, or if such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE").

              (b) During the Interest Restricted Period, SFC shall pay cash interest due on the Notes on each Interest Payment Date to the extent of Available Cash on such Interest Payment Date. To the extent that Available Cash on an Interest Payment Date is insufficient to pay in full all interest due on the Notes on such Interest Payment Date in cash, SFC shall pay any such cash deficiency (the "DEFICIENCY") by issuing, causing the Trustee to authenticate and delivering to the Holders, on such Interest Payment Date, additional Notes (each a "PIK NOTE") having an aggregate principal amount equal to the PIK Interest Portion (as defined below) on such Interest Payment Date, having an issuance date as of such Interest Payment Date and otherwise having substantially identical terms to the Notes (including, with respect to the interest rate). PIK Notes shall be issuable pursuant to Section 2.15 hereof. The "PIK INTEREST PORTION" on any Interest Payment Date shall be an amount equal to the result of multiplying (i) the quotient of (A) the Deficiency with respect to such Interest Payment Date divided by (B) the accrued and unpaid cash interest payable on such Interest Payment Date (determined prior to the application of any Available Cash), by (ii) the aggregate principal amount of Notes outstanding on the Interest Payment Date (excluding the PIK Notes, if any, to be issued on such Interest Payment Date under this Section 4.01(b)) and by (iii) 11.25% per annum.

              (c) Subject to clause (b) above, prior to the Qualified IPO Effective Date, SFC will pay interest in either cash or in PIK Notes or both at its option. On and after the Qualified IPO Effective Date, interest shall be paid only in cash.

              (d) Interest on each PIK Note shall accrue from the Interest Payment Date in respect of which such additional PIK Note was issued until repayment of the principal and payment of all accrued interest in full. If for any reason one or more PIK Notes shall not be issued, authenticated and delivered in accordance herewith, such PIK Notes shall be deemed to have been issued, authenticated and delivered for all purposes of this Indenture and, in particular, interest shall accrue on the Notes such that the aggregate interest due and payable at maturity and on each Interest Payment Date would be the same as if all PIK Notes not issued, authenticated and delivered had been issued, authenticated and delivered, and the principal amount payable at maturity with respect to the outstanding Notes shall be an amount equal to the sum of the principal amount outstanding hereunder and the aggregate principal amount that would be outstanding if the PIK Notes not issued, authenticated and delivered had been issued, authenticated and delivered.

              (e) During the Interest Restricted Period, to the extent of Available Cash, (i) SFC and HoldCo 3 shall cause OpCo to declare and pay a cash dividend or distribute to HoldCo 3 the amount of interest due on the Notes on such Interest Payment Date (the "CASH INTEREST DIVIDEND"), (ii) HoldCo 3 shall declare and pay the Cash Interest Dividend to HoldCo 2, (iii) SFC shall cause Intermediary Sub to cause HoldCo 2 to declare and pay the Cash Interest Dividend to Intermediary Sub and (iv) SFC shall cause Intermediary Sub to declare and pay the Cash Interest Dividend to SFC.

              (f) SFC shall pay or cause to be paid the principal of, premium, if any, interest and Special Interest, if any, on, the Notes on the dates and in the manner provided herein and in the Notes. Principal, premium, if any, and interest and Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than SFC or a Subsidiary thereof, holds as of 11:00 a.m. New York time on the due date a duly issued and authenticated PIK Note or money deposited by SFC in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Special Interest, if any, then due. SFC shall pay Special Interest, if any, in the same manner as provided herein for interest, on the dates and in the amounts set forth in the Registration Rights Agreement.

              (g) SFC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

              (h) Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

              (a) SFC shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar, Paying Agent or Conversion Agent) where Notes may be presented or surrendered for registration of transfer, for exchange or conversion and where notices and demands to or upon SFC in respect of the Notes and this Indenture may be served. SFC shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time SFC shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and SFC hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

              (b) SFC may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. SFC shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              (c) SFC hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of SFC in accordance with
Section 2.03.

SECTION 4.03. REPORTS.

              (a) Prior to the IPO Effective Date, notwithstanding that HoldCo 3 may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act so long as any Notes are outstanding, HoldCo 3 shall file with the Commission, to the extent such submissions are accepted for filing with the Commission, and shall furnish to the Trustee, within 15 days after it is or would have been required to be filed with the Commission:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if HoldCo 3 were required to file such Forms with respect to the Senior Notes under Section 15(d) of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements certified by the certified independent accountants of HoldCo 3; and

                  (ii) all information that would be required to be filed with the Commission on Form 8-K if HoldCo 3 were required to file such reports with respect to the Senior Notes;

              (b) Following the IPO Effective Date, notwithstanding that SFC may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, SFC shall file with the Commission, to the extent such submissions are accepted for filing with the Commission, and shall furnish to the Trustee, within 15 days after it is or would have been required to be filed with the Commission:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if SFC were required to file such Forms with respect to the Notes under Section 15(d) of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect SFC, HoldCo 3 and any other Guarantors and, with respect to the annual information only, a report on the annual financial statements of SFC, including the financial information about HoldCo 3 and any other Guarantor required by Regulation S-X under the Securities Act, in each case, certified by the certified independent accountants of SFC; and

                  (ii) all information that would be required to be filed with the Commission on Form 8-K if SFC were required to file such reports with respect to the Notes.

              (c) At any time prior to the IPO Effective Date and after delivery by SFC to the Trustee of the Rule 144A Availability Notice, SFC and any Guarantors other than HoldCo 3 shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04. COMPLIANCE CERTIFICATES.

              (a) SFC shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of SFC and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether SFC and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge SFC and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action SFC is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Special Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action SFC is taking or proposes to take with respect thereto.

              (b) SFC shall comply with TIA Section 314(a)(2).

              (c) SFC shall deliver to the Trustee, within 5 Business Days after becoming aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action SFC is taking or proposes to take with respect thereto.

              (d) HoldCo 3 shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of HoldCo 3 and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether HoldCo 3 and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge HoldCo 3 and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action HoldCo 3 is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Special Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action HoldCo 3 is taking or proposes to take with respect thereto.

              (e) HoldCo 3 shall comply with TIA Section 314(a)(2).

              (f) HoldCo 3 shall deliver to the Trustee, within 5 Business Days after becoming aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action HoldCo 3 is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

              SFC and HoldCo 3 shall pay or discharge, and shall cause the Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies; provided that none of SFC, HoldCo 3 or any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

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SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

              SFC and HoldCo 3 each covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and SFC and HoldCo 3 each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. CORPORATE EXISTENCE; OWNERSHIP OF SUBSIDIARIES.

              (a) Subject to Article 5 hereof, HoldCo 3 shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of HoldCo 3 or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of HoldCo 3 and its Restricted Subsidiaries; provided, however, that HoldCo 3 shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of HoldCo 3 shall determine that the preservation thereof is no longer desirable in the conduct of the business of HoldCo 3 and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

              (b) Subject to Article 5 hereof, SFC shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of HoldCo 3 and its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of SFC, HoldCo 3 or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of SFC, HoldCo 3 and its Restricted Subsidiaries; provided, however, that SFC shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of SFC shall determine that the preservation thereof is no longer desirable in the conduct of the business of SFC and its Subsidiaries, taken as a whole, or HoldCo 3 and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

              (c) Notwithstanding clause (a) above or Article 5, HoldCo 3 shall not consolidate or merge with or into any other Person or sell, lease, exchange or otherwise transfer, in one transaction or a series of related transactions, all or substantially all of the assets of HoldCo 3 taken as a whole to any Person or Group (whether or not in compliance with the provisions of this Indenture) other than with, into or to SFC or any Wholly Owned Subsidiary of SFC other than HoldCo 2 if such transaction does not violate any other provision of this Indenture.

              (d) Notwithstanding Article 5, SFC shall ensure that, except in the case of a merger with or into SFC as provided in Section 4.07(c), HoldCo 3 or any successor entity as a result of a transaction permitted by Section 4.07(c) shall remain a Wholly Owned Subsidiary of SFC so long as any Notes are outstanding and SFC shall not, and shall cause any intermediate Subsidiary not to, pledge or otherwise encumber or transfer the Capital Stock of HoldCo 3.

              (e) During the Restricted Period, SFC shall ensure that OpCo remains a direct Wholly Owned Subsidiary of HoldCo 3. It is acknowledged that after the Qualified IPO Effective Date, HoldCo 3 shall be permitted under this Indenture to contribute the Capital Stock of OpCo to a Wholly Owned Restricted Subsidiary, and any such transaction shall not constitute an Asset Sale or otherwise be prohibited by any provisions of this Indenture.

SECTION 4.08. PAYMENTS FOR CONSENT.

              SFC and HoldCo 3 will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.09. INCURRENCE OF ADDITIONAL DEBT AND ISSUANCE OF CAPITAL STOCK.

              (a) HoldCo 3 shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including Acquired
Debt), other than Permitted Debt, and HoldCo 3 shall not issue any Disqualified Capital Stock and its Restricted Subsidiaries shall not issue any Preferred Stock, except Preferred Stock issued to HoldCo 3 or a Restricted Subsidiary of HoldCo 3; provided, however, that HoldCo 3 and any Restricted Subsidiary may Incur Debt or issue shares of such Capital Stock, in either case, if on the date of that Incurrence or issuance, and after giving effect to the Incurrence of such Debt or the issuance of such Capital Stock and the application of the proceeds therefrom, the Consolidated Coverage Ratio of HoldCo 3 would be greater than 2.00 to 1.00. Notwithstanding the foregoing, during the Restricted Period, HoldCo 3 shall not (i) Incur any Debt (including Acquired Debt), other than (A) the Guarantee by HoldCo 3 hereunder, (B) the Senior Notes, (C) any other Debt existing on the date hereof, (D) Refinancing Debt and (E) guarantees of any Debt of Restricted Subsidiaries permitted by this Indenture to be Incurred, or (ii) issue any Disqualified Capital Stock.

              (b) For purposes of determining compliance with paragraph (a) of this Section 4.09, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to paragraph (a) of this Section 4.09, HoldCo 3 may, in its sole discretion, at the time the proposed Debt is Incurred:

                  (i) classify all or a portion of that item of Debt on the date of its Incurrence under either paragraph (a) of this Section 4.09 or under any category of Permitted Debt;

                  (ii) reclassify at a later date all or a portion of that or any other item of Debt as being or having been Incurred in any manner that complies with this Section 4.09 (without taking into account the last sentence of Section 4.09(a)); and

                  (iii) elect to comply with this Section 4.09 and the applicable definitions in any order;

provided, however, that all outstanding Debt under the Senior Credit Facilities immediately following the date the Notes are first issued shall be deemed to have been incurred pursuant to clause (2) of the definition of Permitted Debt.

SECTION 4.10. RESTRICTED PAYMENTS.

              (a) HoldCo 3 shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of that Restricted Payment and immediately after giving effect to that Restricted Payment:

                  (i) a Default or Event of Default shall have occurred and be continuing or would result from that Restricted Payment;

                  (ii) HoldCo 3 is not able to Incur an additional $1.00 of Debt pursuant to paragraph (a) of Section 4.09 (without taking into account the last sentence thereof); or

                  (iii) the aggregate amount of the Restricted Payment and all other Restricted Payments declared or made subsequent to the date the Notes are first issued would exceed the sum of:

                        (A) 50% of Consolidated Net Income of HoldCo 3 accrued
            subsequent to February 27, 2005 to the most recent date for which financial information is available to HoldCo 3, taken as one accounting period (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

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                        (B) 100% of the aggregate net proceeds, including the
            net fair market value of property other than cash as determined by the Board of Directors of HoldCo 3 in good faith, received subsequent to the date the Notes are first issued by HoldCo 3 from any Person, other than a Subsidiary of HoldCo 3, from (x) the issue or sale of Equity Interests of HoldCo 3 (other than Disqualified Capital Stock) (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction where the consideration involved consists solely of Capital Stock (other than Disqualified Capital Stock)) or (y) the issue or sale of Disqualified Capital Stock or debt securities of HoldCo 3 or any of its Restricted Subsidiaries that have been converted into or exchanged for Equity Interests of HoldCo 3 (other than Disqualified Capital Stock) (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction where the consideration involved consists solely of Capital Stock (other than Disqualified Capital Stock)) subsequent to the date the Notes are first issued, excluding, in each case, Excluded Proceeds and excluding

                              (1) any net proceeds from issuances and sales
                  financed directly or indirectly using funds borrowed from HoldCo 3 or any Restricted Subsidiary, until and to the extent that borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent those securities are so converted or exchanged and including any additional proceeds received by HoldCo 3 upon the conversion or exchange;

                              (2) any net proceeds received from issuances and
                  sales that are used to consummate a transaction described in paragraph (b)(ii) of this Section 4.10;

                              (3) any net cash proceeds received from the
                  issuance and sale of Designated Preferred Stock; plus

                        (C) an amount equal to the sum, without duplication, of:

                              (1) the net reduction in Investments (other than
                  Permitted Investments) made by HoldCo 3 or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of that Investment by that Person;

                              (2) proceeds realized on the sale of that
                  Investment to an unaffiliated purchaser; and

                              (3) proceeds representing the return of capital
                  (excluding dividends and distributions),in each case, received by HoldCo 3 or any of its Restricted Subsidiaries; plus

                        (D) an amount equal to the sum, without duplication, of
            any amounts, including the net fair market value of property other than cash as determined by the Board of Directors of HoldCo 3 in good faith, received by HoldCo 3 or any of its Restricted Subsidiaries as a capital contribution (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction where the consideration involved consists solely of Capital Stock (other than Disqualified Capital Stock)) subsequent to the date the Notes are first issued (including, without limitation, (A) any contributions to HoldCo 3 or any of its Restricted Subsidiaries from SFC or Affiliates of SFC under the Contribution Agreement or the Tax Sharing Agreement, (B) any payments or contributions made directly to HoldCo 3 or any of its Restricted Subsidiaries by any of the parties to the Contribution Agreement or the Tax Sharing Agreement or (C) any indemnification payments made directly to HoldCo 3 or any of its Restricted Subsidiaries by any of the parties to the Acquisition Agreement); plus

                        (E) if HoldCo 3 designates any Unrestricted Subsidiary
            as a Restricted Subsidiary after the date the Notes are first issued, an amount equal to the fair market value of the

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            Investment in that Unrestricted Subsidiary by HoldCo 3 and its
            Restricted Subsidiaries at the time the Unrestricted Subsidiary is designated as a Restricted Subsidiary.

            (b) The provisions of Section 4.10(a) will not prohibit:

                  (i) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date it is declared;

                  (ii) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the date the Notes are first issued; provided, however, that after giving effect to such issuance or declaration on a pro forma basis, HoldCo 3 would be able to Incur an additional $1.00 of Debt under paragraph (a) of Section 4.09, without giving effect to the last sentence of Section 4.09(a);

                  (iii) the purchase, redemption or other acquisition or retirement of any Capital Stock or Subordinated Debt of HoldCo 3 or any warrants, options or other rights to acquire shares of any of that Capital Stock either:

                        (A) solely in exchange for shares of Qualified Capital
            Stock or other warrants, options or rights to acquire Qualified Capital Stock,

                        (B) through the application of the net proceeds of a
            substantially concurrent sale for cash, other than to a Subsidiary of HoldCo 3, of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock, or

                        (C) in the case of Disqualified Capital Stock, solely in
            exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of HoldCo 3, of Disqualified Capital Stock;

                  (iv) repurchases of Capital Stock, warrants, options or rights to acquire Capital Stock deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock if such Capital Stock, warrants, options or rights represent a portion of the exercise price of such warrants, options or rights;

                  (v) payments or distributions, directly or indirectly through any direct or indirect parent of HoldCo 3, to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets;

                  (vi) cash payments in lieu of the issuance of fractional shares;

                  (vii) payments made to the holders of Equity Interests in any Person that is merged or consolidated with or into HoldCo 3 or any Restricted Subsidiary pursuant to any merger, consolidation or sale of assets effected in accordance with Section 5.01; provided, however, that no such payment may be made pursuant to this clause (vii) unless, after giving pro forma effect to such transaction (and the Incurrence of any Debt in connection with that transaction and the use of the proceeds of that transaction), HoldCo 3 would be able to Incur $1.00 of additional Debt under paragraph (a) of Section 4.09, without giving effect to the last sentence of Section 4.09(a);

                  (viii) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock or Subordinated Debt of HoldCo 3 or any Capital Stock or Debt of any of its Restricted Subsidiaries or any direct or indirect parent of HoldCo 3, pursuant to provisions requiring any of such Persons to offer to purchase, redeem, defease or otherwise acquire or retire for value such Capital Stock or Debt upon the occurrence of a "change of control," as defined in the charter provisions, agreements or instruments governing such Capital Stock or Debt; provided, however, that SFC has made a Change of Control Offer and has purchased all Notes tendered in connection with that Change of Control Offer;

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

                  (ix) dividends on HoldCo 3's Capital Stock (other than Disqualified Capital Stock) or payments to any direct or indirect parent of HoldCo 3 to pay dividends on its Capital Stock after the first underwritten Equity Offering in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received from shares of Capital Stock (other than Disqualified Capital Stock of HoldCo 3) sold for the account of the issuer of those shares (and not for the account of any stockholder) in any underwritten Equity Offering; provided that in the case of any such Equity Offering by any direct or indirect parent of HoldCo 3, the net cash proceeds of such Equity Offering are contributed to the common or non-redeemable preferred equity capital of HoldCo 3 or any Wholly Owned Restricted Subsidiary;

                  (x) payments of dividends, distributions or other amounts by HoldCo 3 to fund the payment by any direct or indirect parent of HoldCo 3 of administrative, legal, financial, accounting or other similar expenses relating to such parent's direct or indirect ownership of HoldCo 3 and to pay other corporate overhead expenses relating to such ownership interest, including directors' fees, indemnifications and similar arrangements, so long as such payments are fair and reasonable and are paid as and when needed by any such direct or indirect parent of HoldCo 3;

                  (xi) payments of dividends, distributions or other amounts to fund the repurchase, redemption or other acquisition or retirement for value of any of HoldCo 3's or its direct or indirect parent's Equity Interests or any Equity Interests of any Restricted Subsidiaries held by any then-existing or former director, officer, employee, independent contractor or consultant of HoldCo 3, its direct or indirect parent or any Restricted Subsidiary or their respective assigns, estates or heirs; provided, however, that the price paid for all repurchased, redeemed, acquired or retired Equity Interests in all cases, other than as a result of death or disability, does not exceed $1.0 million in the aggregate;

                  (xii) payments of fees and expenses incurred in connection with the consummation of the offering of the Notes and the Senior Notes;

                  (xiii) the redemption, repurchase or other acquisition or retirement of Subordinated Debt made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Debt; provided that such Refinancing Debt shall also constitute Subordinated Debt;

                  (xiv) payments by HoldCo 3 under the terms of the Transaction Documents as such documents are in effect on the date the Notes are first issued or as amended in accordance with Section 4.14;

                  (xv) Investments in Unrestricted Subsidiaries that are made with Excluded Proceeds;

                  (xvi) the redemption, repurchase or other acquisition or retirement of Debt from Net Available Cash to the extent permitted under
      Section 4.12;

                  (xvii) payments of dividends, distributions or other amounts to fund the payment by SFC of interest on the Notes;

                  (xviii) the payment of a dividend or distribution from time to time to Holdco 2 to fund the Permitted Dividend; and

                  (xix) payments of dividends, distributions or other amounts for the redemption, repurchase or other acquisition or retirement of the Notes to the extent permitted by Section 4.12;

provided, however, that no Default or Event of Default shall have occurred or be continuing at the time of the payment or as a result of that payment.

            In determining the aggregate amount of Restricted Payments made subsequent to the date the Notes are first issued, amounts expended pursuant to clauses (i), (vi) and (ix) shall be included in such calculation.

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

              The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by HoldCo 3 or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of HoldCo 3 acting in good faith whose Board Resolution with respect thereto shall be delivered to the Trustee.

              (c) Notwithstanding the provisions of Section 4.10(a),

                    (i) during the Restricted Period, (x) HoldCo 3 shall not make any Restricted Payment except as permitted by Section 4.10(b), and
      (y) HoldCo 3 shall not declare or pay any dividend or make any other distribution for the purpose of paying a dividend or distribution, directly or indirectly, on shares of Common Stock other than the Permitted Dividend; and

                    (ii) during the Interest Restricted Period, HoldCo 3 shall not permit any of its Restricted Subsidiaries to make any Restricted Payment except as provided in Section 4.10(b) (other than the Permitted Dividend to the extent the gross proceeds from the offering of the Senior Notes are contributed to OpCo as a capital contribution or used to purchase additional shares of common stock of OpCo) if such Restricted Payment would reduce the sum determined under Section 4.10(a)(iii), with such determination being subject to clause (y) in the definition of Available Cash, unless, prior to such Restricted Payment, such Restricted Subsidiary shall have paid to HoldCo 3, or reserved for payment to HoldCo 3, a cash dividend or distribution equal to the cash interest that will be due and payable on both the Notes on the next Interest Payment Date and the Senior Notes on the next interest payment date therefor, and, after such cash interest has been paid or reserved, any such Restricted Payment
      (A) must comply with Section 4.14 if paid to an Affiliate of HoldCo 3 (excluding dividends paid by HoldCo 3) and (B) may not be used for the payment of any dividend or distribution, directly or indirectly, on, or the repurchase of, shares of Common Stock.

              (d) During the Restricted Period, HoldCo 3 shall not make any investment described in clause (8) of the definition of Permitted Investment.

SECTION 4.11. LIENS.

              HoldCo 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its property (including Capital Stock of a Restricted Subsidiary), whether owned at the date the Notes are first issued or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

              (a) if such Lien secures Senior Subordinated Debt, the Notes or the Guarantees are secured on an equal and ratable basis with such Debt for so long as such Senior Subordinated Debt is secured by such Lien; and

              (b) if such Lien secures Subordinated Debt, the Lien securing such Subordinated Debt will be subordinated and junior to a Lien securing the Notes or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the Notes or the Guarantees.

SECTION 4.12. ASSET SALES.

              (a) HoldCo 3 shall not, and shall not permit any of its Restricted Subsidiaries to, make an Asset Sale unless:

                    (i) HoldCo 3 or that Restricted Subsidiary receives consideration, including as to the value of all non-cash consideration, at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by HoldCo 3's senior management or Board of Directors of the shares, property or assets being disposed of in the Asset Sale;

                    (ii) at least 75% of the consideration received by HoldCo 3 or its Restricted Subsidiary, as the case may be, from the Asset Sale is in the form of cash or Cash Equivalents; and

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                    (iii) an amount equal to 100% of the Net Available Cash from the Asset Sale is applied by HoldCo 3 or the Restricted Subsidiary, as the case may be,

                        (A) first, within one year from the receipt of that Net
            Available Cash and solely at HoldCo 3's election or as required by the terms of the Senior Credit Facilities or the Senior Notes Indenture either:

                              (1) to

                                    (x) invest in or acquire any one or more
                              Related Businesses,

                                    (y) make capital expenditures or
                              acquisitions of other assets, in each case, used or useful in a Related Business, or

                                    (z) invest in or acquire properties or
                              assets that replace the properties and assets disposed of in the Asset Sale; or

                              (2) to prepay, repay or purchase indebtedness
                  under the Senior Credit Facilities or other Senior Debt of HoldCo 3 (including the Senior Notes) or a Wholly Owned Restricted Subsidiary (other than Debt owed to HoldCo 3);

                        (B) second, within 45 days after the later of the
            application of Net Available Cash in accordance with clause (A) and the date that is one year following the receipt of the Net Available Cash, to the extent of the balance of that Net Available Cash after application in accordance with clause (A), to make an offer to purchase the Senior Notes and other pari passu Debt, to the extent required pursuant to the terms of the Senior Notes Indenture or that pari passu Debt, pro rata at 100% of the tendered principal amount of the other pari passu Debt or 100% of the accreted value of the pari passu Debt so tendered if that pari passu Debt was issued at a discount, plus accrued and unpaid interest, if any, on the Notes and the pari passu Debt to the date of purchase; and

                        (C) third within 45 days after the application of Net
            Available Cash in accordance with clause (B), to the extent of the balance of the Net Available Cash after application in accordance with clause (B), to make an Asset Sale Offer (either directly or by way of a dividend or distribution to SFC in order for SFC to make such Asset Sale Offer) pursuant to Section 3.09.

            (b) HoldCo 3 or its Restricted Subsidiaries will cause the balance of the Net Available Cash after application in accordance with clauses (A), (B) and (C) above to be used by HoldCo 3 or its Restricted Subsidiaries in any manner not otherwise prohibited by this Indenture. Notwithstanding the foregoing provisions, HoldCo 3 and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith until the aggregate Net Available Cash from all Asset Sales following the date the Notes are first issued exceeds $15.0 million. Thereafter, once HoldCo 3 or its Restricted Subsidiaries accumulates an additional aggregate $15.0 million of Net Available Cash from all Asset Sales, and, after application of the additional aggregate $15.0 million of Net Available Cash by HoldCo 3 as provided in clauses (A) and
(B), either HoldCo 3 or SFC shall make an offer for Notes pursuant to this
Section 4.12 by applying the Net Available Cash in excess of $15.0 million as required pursuant to clause (a)(iii)(C) above.

            (c) Solely for the purposes of clause (a)(ii) above of this Section
4.12 and the definition of "Net Available Cash," the following will be deemed to be cash:

                  (i) the assumption by the transferee in connection with the Asset Sale pursuant to a customary novation agreement that releases HoldCo 3 or any of its Restricted Subsidiaries, as the case may be, from further liability with respect to Debt of HoldCo 3 or any Restricted Subsidiary, other than contingent Debt and Debt that is by its terms subordinated to the Notes or to any Subsidiary Guarantee, in

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      which case HoldCo 3 will, without further action, be deemed to have applied the assumed Debt in accordance with clause (a)(iii)(A) above, and

                  (ii) securities received by HoldCo 3 or any Restricted Subsidiary of HoldCo 3 from the transferee that are converted within 60 days into cash or Cash Equivalents.

              (d) In the event of an Asset Sale that requires the purchase of Notes pursuant to clause (a)(iii)(C) above of this Section 4.12, either SFC or HoldCo 3 will be required to purchase Notes tendered pursuant to an offer by SFC or HoldCo 3 for the Notes in accordance with Section 3.09 hereof. If the aggregate purchase price of the Notes tendered pursuant to the Asset Sale Offer is less than the Net Available Cash allotted to the purchase of the Notes, HoldCo 3 may use the remaining Net Available Cash for any purpose not prohibited by this Indenture, including the repurchase of any subordinated notes required upon an Asset Sale by the indenture pursuant to which such subordinated notes were issued. Upon the consummation of the purchase of Notes properly tendered in response to the Asset Sale Offer, the amount of Net Available Cash subject to future offers to purchase will be deemed to be reset to zero.

              (e) Notwithstanding anything in this Section 4.12 to the contrary, to the extent an Asset Sale hereunder also constitutes an Asset Sale under the OpCo Senior Indenture, the OpCo Subordinated Indenture or the Senior Notes Indenture, an Asset Sale Offer is only required to be made out of the proceeds which remain after application of the proceeds in accordance with the OpCo Senior Indenture, the OpCo Subordinated Indenture and the Senior Notes Indenture and to the extent that such remaining proceeds may be paid as a dividend or distribution to SFC without violation of state surplus laws and the terms of the OpCo Senior Indenture, the OpCo Subordinated Indenture, the Senior Notes Indenture and the Senior Credit Facilities.

              (f) SFC and HoldCo 3 shall comply with the requirements of Rule 14e-1 of the Exchange Act and, to the extent applicable, any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, SFC and HoldCo 3 shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of complying with those laws and regulations.

SECTION 4.13. RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES.

              SFC shall not, and shall not permit any of its Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

              (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to SFC, Intermediary Sub, HoldCo 2, HoldCo 3 or any Restricted Subsidiary;

              (b) make any loans or advances to SFC, Intermediary Sub, HoldCo 2, HoldCo 3 or any Restricted Subsidiary; or

              (c) transfer any of its property or assets to SFC, Intermediary Sub, HoldCo 2, HoldCo 3 or any Restricted Subsidiary.

              The foregoing limitations will not apply to:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date the Notes are first issued, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive than those contained in such agreements as in effect on the date the Notes are first issued, as determined in good faith by the senior management or Board of Directors of SFC;

                  (ii) any encumbrance or restriction existing under or by reason of the Senior Credit Facilities, the Senior Notes Indenture, the Guarantees, the OpCo Senior Indenture, or the OpCo

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      Subordinated Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the Senior Credit Facilities, the Senior Notes Indenture, the Guarantees, the OpCo Senior Indenture, the OpCo Senior Subordinated Senior Notes Indenture, as in effect on the date the Notes are first issued;

                  (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred or Preferred Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by HoldCo 3 or any Restricted Subsidiary and outstanding on such date, other than Debt Incurred or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of HoldCo 3 or was acquired by HoldCo 3 or any Restricted Subsidiary;

                  (iv) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement evidencing Debt Incurred or Preferred Stock issued without violation of this Indenture or effecting a refinancing of Debt Incurred or Preferred Stock issued pursuant to an agreement referred to in clauses (i), (ii), (iii) or this clause (iv) contained in any amendment to an agreement referred to in clauses (i),
      (ii), (iii) or this clause (iv); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement, refinancing agreement or amendment, taken as a whole, are not materially less favorable to the Holders of the Notes, as determined in good faith by the senior management or Board of Directors of SFC, than encumbrances and restrictions with respect to that Restricted Subsidiary contained in agreements in effect at, or entered into on, the date the Notes are first issued; and

                  (v) in the case of clause (c) of the first paragraph of this
      Section 4.13, any encumbrance or restriction:

                        (A) that restricts in a customary manner the subletting,
            assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract or similar property or asset or the assignment of any such lease, license or other contract;

                        (B) by virtue of any transfer of, agreement to transfer,
            option or right with respect to, or Lien on, any property or assets of HoldCo 3 or any Restricted Subsidiary not otherwise prohibited by this Indenture;

                        (C) that is included in a licensing agreement to the
            extent such restrictions limit the transfer of the property subject to such licensing agreement;

                        (D) arising or agreed to in the ordinary course of
            business and that does not, individually or in the aggregate, detract from the value of property or assets of HoldCo 3 or any of its Restricted Subsidiaries in any manner material to HoldCo 3 or any such Restricted Subsidiary as determined in good faith by senior management or the Board of Directors of HoldCo 3; or

                        (E) contained in security agreements, mortgages or
            similar documents securing Debt of a Restricted Subsidiary incurred in accordance with this Indenture to the extent those encumbrances or restrictions restrict the transfer of the property subject to such security agreements;

                  (vi) any restriction with respect to a Restricted Subsidiary or any of its properties or assets imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of that Restricted Subsidiary (whether by stock sale, asset sale, merger, consolidation or otherwise) pending the closing of such sale or disposition or any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale;

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                  (vii) encumbrances or restrictions arising or existing by
      reason of applicable law, regulation or order;

                  (viii) any encumbrance or restriction under Capitalized Lease Obligations and purchase money obligations for property leased or acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (c) of the first paragraph of this Section 4.13 on the property so leased or acquired;

                  (ix) customary provisions with respect to the distribution of assets or property in joint venture agreements; and

                  (x) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.14. AFFILIATE TRANSACTIONS.

              HoldCo 3 shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions, including, without limitation, the purchase, sale, lease, contribution or exchange of any property or the rendering of any service, with any of its or any of its Restricted Subsidiaries' Affiliates (excluding transactions between HoldCo 3 and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries) (an "AFFILIATE TRANSACTION"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $10.0 million or more, such determination will be made in good faith by a majority of members of the Board of Directors of HoldCo 3 and by a majority of the disinterested members of the Board of Directors of HoldCo 3, if any; provided, further, however, that for a transaction or series of related transactions involving value of $25.0 million or more, HoldCo 3 obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such transaction or series of related transactions is fair, from a financial point of view, to HoldCo 3 or such Restricted Subsidiary.

              The foregoing restrictions will not apply to:

              (a) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder;

              (b) any obligations of HoldCo 3 under any employment, noncompetition or confidentiality agreement with any officer or employee of HoldCo 3, as in effect on the date the Notes are first issued;

              (c) any Restricted Payment permitted to be made pursuant to
Section 4.10 other than Restricted Payments to Affiliates during the Interest Restricted Period as provided in Section 4.10(c)(ii).

              (d) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other fair and reasonable fees, compensation, benefits and indemnities paid or entered into by HoldCo 3 or its Restricted Subsidiaries to or with officers, directors or employees of HoldCo 3 and its Restricted Subsidiaries approved by the Board of Directors of HoldCo 3;

              (e) loans or advances to officers, directors or employees in the ordinary course of business of HoldCo 3 or any of its Restricted Subsidiaries; provided that such loans or advances do not exceed $2.0 million outstanding at any one time;

              (f) payments (including, without limitation, fees payable to and expenses of Hicks Muse and ConAgra Foods) made pursuant to the Transaction Documents as in effect on the date the Notes are first issued or any amendments thereto; provided that the terms, taken as a whole, of any such amendment of any of the foregoing agreements are not otherwise disadvantageous to the Holders of the Notes in any material respect;

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              (g) the existence of, or the performance by HoldCo 3 or any of its
Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, including any registration rights agreement or purchase agreement related thereto, to which it is a party as of the date the Notes are first issued and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by HoldCo 3 or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date the Notes are first issued shall only be permitted by this clause (g) to the extent that the terms, taken as a whole, of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

              (h) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to HoldCo 3 or its Restricted Subsidiaries, in the reasonable determination of the senior management and of the Board of Directors of HoldCo 3, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

              (i) any agreement as in effect as of the date the Notes are first issued or any amendment thereto, so long as any such amendment, taken as a whole, is not disadvantageous to the Holders of the Notes in any material respect, or any transaction contemplated thereby;

              (j) any contributions of capital to one or more Wholly Owned Restricted Subsidiaries of HoldCo 3 or any purchases of Equity Interests of HoldCo 3 by its Affiliates; and

              (k) any purchases by HoldCo 3's Affiliates of Debt of HoldCo 3 or any of its Restricted Subsidiaries offered to Persons who are not Affiliates; provided that such purchases must be on the same terms and conditions as offered to Persons who are not Affiliates.

SECTION 4.15. LAYERED DEBT.

              HoldCo 3 shall not, and shall not permit any HoldCo 3 Subsidiary Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to, or ranks pari passu with, the Notes or the Guarantees, as the case may be.

SECTION 4.16. ISSUANCE OR SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

              HoldCo 3 shall not, directly or indirectly:

              (a) sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (or permit any Restricted Subsidiary to do the same); or

              (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock;

other than, in the case of either (a) or (b):

                    (i) directors' qualifying shares,

                    (ii) to HoldCo 3 or a Wholly Owned Restricted Subsidiary, or

                    (iii) a disposition of 100% of the shares of Capital Stock of such Restricted Subsidiary; provided, however, that, in the case of this clause (iii),

                        (A) such disposition is effected in compliance with
            Section 4.12; and

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                        (B) upon consummation of such disposition and execution
            and delivery of a supplemental indenture, such Restricted Subsidiary shall be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary; and

                  (iv) the issuance by a Restricted Subsidiary of Preferred Stock permitted under paragraph (a) of Section 4.09.

SECTION 4.17. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

              HoldCo 3's Board of Directors may designate any of its Subsidiaries, including any newly formed Subsidiary or any Person that will become a Subsidiary by way of acquisition, to be an Unrestricted Subsidiary if that designation would not cause a Default. If any of HoldCo 3's Restricted Subsidiaries is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by HoldCo 3 and its Restricted Subsidiaries in the newly designated Unrestricted Subsidiary will be deemed to be an Investment made as of the time of that designation and will either reduce the amount available for Restricted Payments under Section 4.10(a) or Section 4.10(b) or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments," as HoldCo 3 determines in its sole discretion. The designation of such a Subsidiary or Person as an "Unrestricted Subsidiary" will only be permitted if, in the case of a Restricted Subsidiary, the deemed Investment would be permitted at the time the Restricted Subsidiary is designated as an Unrestricted Subsidiary and, in any case, if that Subsidiary or Person otherwise satisfies the requirements set forth in the definition of "Unrestricted Subsidiary." HoldCo 3's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if that designation would not cause a Default.

SECTION 4.18. REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL.

              (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require SFC to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price, in cash (the "CHANGE OF CONTROL PURCHASE PRICE"), equal to (i) during the Restricted Period, 101% of the aggregate principal amount of Notes repurchased, or (ii) after the Restricted Period, 100% of the aggregate principal amount of Notes repurchased, in each case, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to, but excluding, the Change of Control Payment Date (as defined below) (subject to the right of Holders on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date).

              Within 90 days following any Change of Control Effective Date, unless SFC has mailed a redemption notice with respect to all of the outstanding Notes in accordance with Section 3.03, SFC shall:

                  (i) send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the securities register maintained in respect of the Notes by the Registrar (the "SECURITY REGISTER"), a notice (a "CHANGE OF CONTROL NOTICE") stating:

                        (A) that a Change of Control has occurred and a Change
            of Control Offer is being made pursuant to this Section 4.18 and that all Notes timely tendered will be accepted for payment;

                        (B) the Change of Control Purchase Price and the
            purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

                        (C) the circumstances and relevant facts regarding the
            Change of Control;

                        (D) the procedures that Holders must follow in order to
            tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment;

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                        (E) the Holder's right to require SFC to purchase the
            Notes;

                        (F) the name and address of each Paying Agent and
            Conversion Agent;

                        (G) the then effective Conversion Rate and any
            adjustments to the Conversion Rate resulting from such Change of Control;

                        (H) that Notes as to which a Change of Control
            Repurchase Notice has been given may be converted into Common Stock pursuant to Article 14 of this Indenture only to the extent that the Change of Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                        (I) the procedures for withdrawing a Change of Control
            Repurchase Notice;

                        (J) that, unless SFC fails to pay such Change of Control
            Purchase Price, Notes covered by any Change of Control Repurchase Notice will cease to be outstanding and interest, if any, and Special Interest, if any, will cease to accrue on and after the Change of Control Payment Date; and

                        (K) the CUSIP number of the Notes.

At SFC's request, the Trustee shall give such Change of Control Notice in SFC's name and at SFC's expense; provided, that, in all cases, the text of such Change of Control Notice shall be prepared by SFC. If any of the Notes is in the form of a Global Note, then SFC shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Notes.

            (b) A Holder may exercise its rights specified in Section 4.18(a) upon delivery of an executed "Option of Holder to Elect Purchase" contained in Exhibit A by letter, overnight courier, hand delivery, or facsimile transmission of the exercise of such rights (a "CHANGE OF CONTROL REPURCHASE NOTICE") to SFC or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change of Control Payment Date, subject to extension to comply with applicable law.

                  (i) The Change of Control Repurchase Notice shall state: (A) the certificate number (if such Note is held in certificated form) of the Note which the Holder will deliver to be purchased (or, if the Note is a Global Note, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Note which the Holder will deliver to be purchased and (C) that such Note shall be purchased as of the Change of Control Payment Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

                  (ii) The delivery of a Note for which a Change of Control Repurchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to the Change of Control Payment Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor.

                  (iii) SFC shall only be obliged to purchase, pursuant to this
      Section 4.18, a portion of a Note if the principal amount of such portion is $1.00 or an integral multiple thereof (provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note).

                  (iv) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent a Change of Control Repurchase Notice contemplated by this Section 4.18(b) shall have the right to withdraw such Change of Control Repurchase Notice in whole or in a portion thereof that is a principal amount of $1.00 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Change of Control Payment Date by delivery of a written notice of withdrawal to a Paying Agent in accordance with Section 4.19.

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                  (v) A Paying Agent shall promptly notify SFC of the receipt by it of any Change of Control Repurchase Notice or written withdrawal thereof.

                  (vi) Anything herein to the contrary notwithstanding, in the case of Global Notes, any Change of Control Repurchase Notice shall be delivered or withdrawn and such Notes shall be surrendered or delivered for purchase in accordance with the Applicable Procedures.

SECTION 4.19. EFFECT OF CHANGE OF CONTROL REPURCHASE NOTICE.

              (a) Upon receipt by any Paying Agent of a properly completed Change of Control Repurchase Notice from a Holder, the Holder of the Note in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in Section 4.19(b)) be entitled to receive the Change of Control Purchase Price with respect to such Note. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (i) the Change of Control Payment Date (provided that the conditions in Section 4.18 have been satisfied) and (ii) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 4.18(b). Notes in respect of which a Change of Control Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 14 on or after the date of the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has first been validly withdrawn in accordance with Section 4.19(b) with respect to the Notes to be converted.

              (b) A Change of Control Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery or facsimile transmission) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Change of Control Payment Date, specifying (i) the principal amount of the Note or portion thereof (which must be a principal amount of $1.00 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Notes have been issued, the certificate number of the Note being withdrawn in whole or in withdrawable part and (3) the portion of the principal amount of the Note that will remain subject to the Change of Control Repurchase Notice, which portion must be a principal amount of $1.00 or an integral multiple thereof.

SECTION 4.20. DEPOSIT OF CHANGE OF CONTROL PURCHASE PRICE.

              (a) On or prior to 11:00 a.m. New York City time on the Change of Control Payment Date, SFC shall deposit with the Trustee or with a Paying Agent (other than SFC or an Affiliate of SFC) an amount of money (in immediately available funds if deposited on such Change of Control Payment Date), sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof that are to be purchased on such Change of Control Payment Date; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change of Control Payment Date.

              (b) If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Purchase Price of any Note for which a Change of Control Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change of Control Payment Date, such Note will cease to be outstanding, whether or not the Note is delivered to a Paying Agent or the Trustee, and interest and Special Interest, if any, shall accrue up to, but excluding, the Change of Control Payment Date, and the rights of the Holder in respect of the Note shall terminate on the Change of Control Payment Date (other than the right to receive the Change of Control Purchase Price as aforesaid).

              (c) No Notes may be purchased by SFC at the option of Holders upon a Change of Control if there has occurred and is continuing an Event of Default with respect to the Notes, other than a Default in the payment of the Change of Control Purchase Price with respect to the Notes. A Paying Agent will promptly return to the respective Holders thereof any Notes (i) with respect to which a Change of Control Repurchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a failure to pay the Change of Control Purchase Price). Upon such return of the Notes in accordance with clause (ii) of the preceding sentence, the Change of Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

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              (d) If a Change of Control Payment Date is on or after a Regular
Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Special Interest, if any, shall be paid to the Person in whose name a Note was registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

SECTION 4.21. REPAYMENT TO SFC.

        To the extent that the aggregate amount of cash deposited by SFC pursuant to Section 4.20 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof that SFC is obligated to purchase, then promptly after the Change of Control Payment Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to SFC.

SECTION 4.22. NOTES PURCHASED IN PART.

        Any Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Payment Date, SFC shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1.00 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

SECTION 4.23. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF NOTES.

        In connection with any offer to purchase of Notes under Section 4.18, SFC shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Notes, all so as to permit the rights of the Holders and obligations of SFC under Section 4.18 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for SFC in accordance with Section 2.11 to comply with such laws, rules and regulations.

SECTION 4.24. PURCHASE OF NOTES IN OPEN MARKET.

              SFC shall surrender any Note purchased by SFC pursuant to this
Article 4 to the Trustee for cancellation in accordance with Section 2.11. Any Notes surrendered to the Trustee for cancellation may not be reissued or resold by SFC and will be canceled promptly in accordance with Section 2.11. Except during the Restricted Period, SFC may repurchase Notes in open market and negotiated transactions.

SECTION 4.25. BUSINESS ACTIVITIES.

              HoldCo 3 shall not engage in any business other than the holding of Capital Stock of OpCo, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any business other than a Related Business. During the Restricted Period, HoldCo 3 shall not make any business or asset acquisitions.

SECTION 4.26. GUARANTEES OF DEBT BY RESTRICTED SUBSIDIARIES AND SFC
              SUBSIDIARIES.

              (a) HoldCo 3 shall not permit any Restricted Subsidiary to guarantee the payment of any of HoldCo 3's Debt (except for Senior Debt of HoldCo 3) unless:

                    (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which it becomes a HoldCo 3 Subsidiary Guarantor; except that (x) if such Debt of HoldCo 3 is by its express terms senior subordinated debt, any such Guarantee by such Restricted Subsidiary with respect to the Notes will be pari passu in right of payment to HoldCo 3's Guarantee with respect to the Notes, and (y) if such Debt of HoldCo 3 is by its express terms subordinated

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      in right of payment to the Notes or the Guarantee of HoldCo 3, any such guarantee of such Restricted Subsidiary with respect to such Debt of HoldCo 3 will be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the Notes substantially to the same extent as such Debt of HoldCo 3 is subordinated to the Notes or the Guarantee of HoldCo 3;

                  (ii) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against HoldCo 3 as a result of any payment by such Restricted Subsidiary under its Guarantee of the Notes; and

                  (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

                        (A) such Guarantee of the Notes has been duly executed
            and authorized; and

                        (B) such Guarantee of the Notes constitutes a valid,
            binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

      In addition, any Guarantee by a Restricted Subsidiary will be automatically and unconditionally released and discharged if HoldCo 3 designates such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with this Indenture.

            (b) HoldCo 3 shall not permit any Restricted Subsidiary to guarantee the payment of any of the Parent's Debt unless:

                  (i) such Subsidiary simultaneously executes and delivers a guarantee of payment of HoldCo 3's obligations under the Guarantee of HoldCo 3 with respect to the Notes; such Subsidiary's guarantee of the Parent's Debt will be subordinated in right of payment to such Subsidiary's guarantee of such HoldCo 3 Guarantee to the same extent that the HoldCo 3 Guarantee is subordinated to Senior Debt of HoldCo 3; and if such Parent Debt is Debt of SFC that is subordinated in right of payment to the Notes, such Subsidiary's guarantee of such Parent Debt will be subordinated in right of payment to the Notes to the same extent that the Notes are subordinated to Senior Debt of SFC;

                  (ii) such Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against HoldCo 3 as a result of any payment by such Subsidiary under its guarantee of HoldCo3's Guarantee of the Notes; and

                  (iii) such Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

                        (A) such Guarantee of HoldCo 3's Guarantee has been duly
            executed and authorized; and

                        (B) such Guarantee of HoldCo 3's Guarantee constitutes a
            valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

            (c) HoldCo 3 shall not guarantee the payment of any Parent's Debt (other than any Guarantee of the Notes) unless such guarantee is subordinate in right of payment to HoldCo 3's Guarantee of the Notes.

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SECTION 4.27. SELLER NOTE.

              (a) Notwithstanding anything to the contrary contained in Section
4.07 or Article 5 hereof, SFC and HoldCo 3 shall not, and shall not permit any Restricted Subsidiary to, consolidate with or merge with or into the issuer of or other obligor under (or any guarantor of) the Seller Note or otherwise assume, directly or indirectly, the Debt represented by the Seller Note.

              (b) SFC will not permit HoldCo 2 to be or become the holder of any Debt as to which HoldCo 3 is an obligor.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS.

              (a) SFC shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to another Person or adopt a plan of liquidation unless:

                  (i) either

                        (A) SFC is the Surviving Person; or

                        (B) the Person, if other than SFC, formed by such
              consolidation or into which SFC is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of SFC substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of SFC have been transferred, will be a corporation, partnership or limited liability company organized and existing under the laws of the United States or any State of the United States or the District of Columbia; provided, however, that if the Person formed by such consolidation or into which SFC is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of SFC substantially as an entirety is a partnership or limited liability company, SFC or such Surviving Person shall cause a Subsidiary that is a corporation to become a co-obligor on the Notes;

                  (ii) such Surviving Person, if other than SFC, assumes all of the obligations of SFC under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                  (iii) immediately after giving effect to that transaction and the use of the proceeds from that transaction, on a pro forma basis, including giving effect to any Debt Incurred or anticipated to be Incurred in connection with that transaction and the use of the proceeds from that transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iv) SFC delivers to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

              (b) For purposes of Section 5.01(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of SFC, will be deemed to be the transfer of all or substantially all of the properties and assets of SFC. Notwithstanding the foregoing clauses (a)(ii) and (iii),

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                  (i) any Subsidiary may consolidate with, merge into or
      transfer all or part of its properties and assets to SFC, and

                  (ii) SFC may merge with one of its Affiliates that is organized solely for the purpose of reorganizing SFC in another jurisdiction in the United States to realize tax or other benefits.

            (c) HoldCo 3 shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to another Person or adopt a plan of liquidation unless:

                  (i) either

                        (A) HoldCo 3 is the Surviving Person; or

                        (B) the Person, if other than HoldCo 3, formed by such
            consolidation or into which HoldCo 3 is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of HoldCo 3 substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of HoldCo 3 have been transferred, will be a corporation, partnership or limited liability company organized and existing under the laws of the United States or any State of the United States or the District of Columbia; provided, however, that if the Person formed by such consolidation or into which HoldCo 3 is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of HoldCo 3 substantially as an entirety is a partnership or limited liability company, HoldCo 3 or such Surviving Person shall cause a Subsidiary that is a corporation to become a co-obligor on the Notes;

                  (ii) such Surviving Person, if other than SFC, assumes all of the obligations of HoldCo 3 under the Guarantee and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                  (iii) immediately after giving effect to that transaction and the use of the proceeds from that transaction, on a pro forma basis, including giving effect to any Debt Incurred or anticipated to be Incurred in connection with that transaction and the use of the proceeds from that transaction,

                        (A) no Default or Event of Default shall have occurred
            and be continuing; and

                        (B) except in the case of a consolidation or merger of
            HoldCo 3 with or into a Wholly Owned Subsidiary Guarantor or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of HoldCo 3's assets to a Wholly Owned Subsidiary Guarantor, immediately after giving effect to such transaction, either (A) (1) such Surviving Person would not be obligated on any additional Debt as a result of such transaction if the transaction occurs during the Restricted Period or (2) such Surviving Person shall be able to Incur $1.00 of additional Debt under paragraph (a) of Section 4.09 if the transaction occurs after the Restricted Period or (B) the Consolidated Coverage Ratio of the Surviving Person would not be less than the Consolidated Coverage Ratio of HoldCo 3 immediately prior to the transaction (provided that this clause (c)(iii)(B) shall not apply after the IPO Effective
            Date); and

                  (iv) HoldCo 3 delivers to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of HoldCo 3, will be deemed to be the transfer of all or substantially all of the properties and assets of HoldCo 3. Notwithstanding the foregoing clauses (ii) and (iii),

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                        (A) any Restricted Subsidiary may consolidate with,
              merge into or transfer all or part of its properties and assets to HoldCo 3, and

                        (B) HoldCo 3 may merge with one of its Affiliates that
              is organized solely for the purpose of reorganizing HoldCo 3 in another jurisdiction in the United States to realize tax or other benefits.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

              The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of SFC, HoldCo 3 or any other Guarantor, as the case may be, under this Indenture, but the predecessor SFC, HoldCo 3 or other Guarantor, as the case may be, in the case of:

              (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of SFC, HoldCo 3, or a Guarantor, as the case may be, as an entirety or virtually as an entirety), or

              (b) a lease, shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and the delivery of Common Stock.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

              Each of the following is an "EVENT OF DEFAULT:"

                    (i) the failure to pay interest including Special Interest, if any, on the Notes when that interest or Special Interest becomes due and payable and the Default continues for 30 days;

                    (ii) the failure to pay principal of or premium, if any, on the Notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

                    (iii) the failure to deliver when due all cash and shares of the Common Stock deliverable upon conversion of the Notes, which failure continues for 15 days;

                    (iv) the failure to observe or perform any other covenant or agreement contained in the Notes, the Guarantees or this Indenture (other than Events of Default described in clauses (vi) and (vii) below), which failure continues for a period of 60 days after SFC receives a written notice specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

                    (v) the failure by SFC, HoldCo 3 or any Restricted Subsidiary to pay Debt at the final stated maturity, after giving effect to any extensions, or upon the acceleration of the final stated maturity of that Debt, if the aggregate principal amount of that Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity, after giving effect to any extensions, or upon the acceleration of the final stated maturity of that Debt, aggregates $20.0 million or more at any time and such default shall not have been cured or such acceleration shall not have been rescinded after a 10-day period;

                    (vi) default in SFC's obligation to repurchase the Notes at the option of a Holder in connection with a Change of Control pursuant to
      Section 4.18;

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                    (vii) failure on the part of SFC to provide notice of the
      occurrence of a Change of Control within 90 days after the occurrence of such Change of Control as required by Section 4.18;

                    (viii) one or more judgments in an aggregate amount in excess of $20.0 million, which judgments are not covered by insurance, or if covered by insurance, as to which the insurer has disclaimed coverage, being rendered against SFC or any of its Subsidiaries and such judgment or judgments remain undischarged, unwaived or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable (provided that this clause (viii), prior to such time as SFC either becomes the maker or guarantor of the Seller Note pursuant to the terms of the Seller Note or any notes exchanged for the Seller Note pursuant to the terms of the Seller Note, shall only relate to a judgment rendered in respect of the Seller Note if the underlying acceleration thereof was also an event that was an Event of Default under clause (xii) below);

                    (ix) SFC, HoldCo 3, HoldCo 2 or any of SFC's Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                          (A) commences a voluntary case;

                          (B) consents to the entry of an order for relief
            against it in an involuntary case;

                          (C) consents to the appointment of a custodian of it
            or for all or substantially all of its property;

                          (D) makes a general assignment for the benefit of its
            creditors; or

                          (E) admits in writing its inability to pay its debts
            as they become due; and

                    (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against SFC, HoldCo 3, HoldCo 2 or
            any of SFC's Significant Subsidiaries in an involuntary case; or

                          (B) appoints a custodian of SFC, HoldCo 3, HoldCo 2 or
            any of SFC's Significant Subsidiaries or for all or substantially all of the property of SFC or any of its Significant Subsidiaries; or

                          (C) orders the liquidation of SFC, HoldCo3, HoldCo 2
            or any of SFC's respective Significant Subsidiaries;

            and the order or decree remains unstayed and in effect for 60 consecutive days;

                    (xi) the Guarantee of HoldCo 3 or any Guarantee of a Significant Subsidiary of SFC (A) ceases to be in full force and effect,
      (B) is declared to be null and void and unenforceable by a judicial determination or (C) is found to be invalid by a judicial determination, or any Guarantor denies its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

                    (xii) prior to such time as SFC either becomes the maker or the guarantor of the Seller Note pursuant to the terms of the Seller Note or any notes exchanged for the Seller Note pursuant to the terms of the Seller Note, the acceleration of HoldCo 2's obligations under the Seller Note upon the occurrence of an event described in clauses (i) or (iii) of the definition of "Event of Default" in the Seller Note (provided that in the case of an event of default described in clause (i) of such definition, such acceleration is for a reason other than an event of default described in clause (ii) of such definition); or

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                    (xiii) after such time as SFC either becomes the maker or
      the guarantor of the Seller Note pursuant to the terms of the Seller Note or any notes exchanged for the Seller Note pursuant to the terms of the Seller Note, the acceleration of SFC's or HoldCo 2's obligations under the Seller Note.

SECTION 6.02. ACCELERATION.

              If any Event of Default (other than those of the type described in Section 6.01(viii) or Section 6.01(ix)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes will, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, and Special Interest, if any, to be due and payable by notice in writing to SFC and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable.

              In the case of an Event of Default specified in Section 6.01(viii) or Section 6.01(ix) of Section 6.01 hereof, such amount with respect to all the Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

              At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel that declaration and its consequences if:

              (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

              (b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

              (c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

              (d) SFC has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

              (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(viii) or Section 6.01(ix), the Trustee has received from SFC an Officers' Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

              In the case of an Event of Default occurring by reason of any willful action or inaction taken or not taken by SFC or on SFC's behalf with the intention of avoiding payment of the premium that SFC would have been required to pay if SFC had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.03. OTHER REMEDIES.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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SECTION 6.04. WAIVER OF PAST DEFAULTS.

              The Holders of a majority in principal amount of the Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) any then existing or potential Default, and its consequences, except a default in the payment of the principal of or interest on any Notes. In the event of any Event of Default specified in clause (iv) of the first paragraph of Section 6.01, such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after the Event of Default arose:

              (a) the Debt that is the basis for the Event of Default has been discharged;

              (b) the holders of that Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

              (c) if the default that is the basis for such Event of Default has been cured.

              When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.05. CONTROL BY MAJORITY.

              Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and Section 7.07, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

SECTION 6.06. LIMITATION ON SUITS.

              No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

              (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

              (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

              (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

              A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

              Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest and Special Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), and to convert any of such Notes pursuant to Article 14, and to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

              If an Event of Default specified in Section 6.01(i) or Section 6.01(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against SFC and any other obligor upon the Notes for the whole amount of principal of, premium, if any, and interest and Special Interest, if any, then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to SFC and any other obligor upon the Notes, its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that any such compensation, expenses and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

              If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Special Interest, if any, respectively; and

              Third: to SFC or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit

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by the Trustee, a suit by HoldCo 3, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

              (a) If an Event of Default which the Trustee has, or is deemed to have, notice hereunder has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

              (b) Except during the continuance of an Event of Default:

                              (1) the duties of the Trustee shall be determined
                     solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                              (2) in the absence of bad faith on its part, the
                     Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

              (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                              (1) this paragraph does not limit the effect of
                     paragraph (b) of this Section;

                              (2) the Trustee shall not be liable for any error
                     of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                              (3) the Trustee shall not be liable with respect
                     to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                     Section 6.05 hereof; and

                              (4) no provision of this Indenture shall require
                     the Trustee to expend or risk its own funds or incur any liability.

              (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

              (e) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus or other disclosure material distributed with respect to the Notes.

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SECTION 7.02. RIGHTS OF TRUSTEE.

              (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. Any facsimile signature of any Person on a document required or permitted in this Indenture to be delivered to the Trustee shall constitute a legal, valid and binding execution thereof by such Person.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both from HoldCo 3 and SFC. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

              (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from SFC or HoldCo 3 shall be sufficient if signed by an Officer of SFC or HoldCo 3, as the case may be.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

              (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from SFC or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

              (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with SFC.

              (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

              (j) The Trustee shall have no duty to inquire as to the performance of SFC's or HoldCo 3's covenants herein.

              (k) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

              (l) The right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

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SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with SFC or any Affiliate of SFC with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for SFC's use of the proceeds from the Notes or any money paid to SFC or upon SFC's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

              If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

              Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

              A copy of each report at the time of its mailing to the Holders shall be mailed to SFC and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). SFC shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

SECTION 7.07. COMPENSATION AND INDEMNITY.

              SFC shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as SFC and the Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. SFC shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              SFC shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees ("LOSSES") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against SFC (including this Section 7.07) and defending itself against any claim (whether asserted by SFC or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify SFC promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify SFC shall not relieve SFC of its obligations hereunder. SFC shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the

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Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to SFC and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and SFC shall pay the reasonable fees and expenses of such counsel. SFC need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. SFC need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

              The obligations of SFC under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

              To secure SFC's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Special Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or Section 6.01(x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

              The Trustee may resign in writing at any time upon 30 days prior notice to SFC and be discharged from the trust hereby created by so notifying SFC. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and SFC in writing. SFC may remove the Trustee if:

              (a) the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a custodian or public officer takes charge of the Trustee or its property; or

              (d) the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), SFC shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by SFC.

              If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, SFC, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to SFC. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring

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Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, SFC's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

              There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of condition.

              This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST SFC.

              The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

              SFC may, at its option and at any time prior to expiration of the Restricted Period, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. This Article 8 shall terminate upon expiration of the Restricted Period.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

              Upon SFC's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, SFC shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE") and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that SFC shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a),
(b), (c) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of SFC, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Special Interest, if any, on such Notes when such payments are due, (b) SFC's obligations with respect to such Notes under Article 2 and
Section 4.01 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and SFC's obligations in connection therewith and (d) this Article 8. If SFC exercises under Section 8.01 hereof the

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option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this
Article 8, SFC may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

              Upon SFC's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, SFC shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Section 4.08 through Section 4.27 hereof, and the operation of Section 5.01(a)(iii) and Section 5.01(c)(iii) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE") and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, SFC may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If SFC exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii) (with respect to the covenants contained in Section 4.08 through Section 4.27 hereof),
(iv), (v), (vi), (vii) and (viii) (but in the case of (ix) and (x) of Section
6.01 hereof, with respect to Significant Subsidiaries only) or because of SFC's failure to comply with Section 5.01(a)(iii) or HoldCo 3's failure to comply with
Section 5.01(c)(iii).

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

              The following shall be the conditions to the application of either
Section 8.02 or Section 8.03 hereof to the outstanding Notes.

              The Legal Defeasance or Covenant Defeasance may be exercised only if:

              (a) SFC irrevocably deposits with the Trustee, in trust (the "DEFEASANCE TRUST"), for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, sufficient, in the opinion of a firm of independent public accountants of recognized international standing, to pay the principal, premium, if any, and interest and Special Interest, if any, on the outstanding Notes on the Stated Maturity or on the next available redemption date, as the case may be, and SFC must specify whether the Notes are being defeased to maturity or to that particular redemption date;

              (b) in the case of Legal Defeasance, SFC delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) SFC has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of Covenant Defeasance, SFC delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to

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federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Event of Default under Section 6.01(ix) or Section 6.01(x) shall have occurred at any time in the period ending on the 91st day after the cash and/or non-callable U.S. Government Securities have been deposited in the defeasance trust;

              (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which SFC, HoldCo 3 or any of its Restricted Subsidiaries is a party or by which SFC, HoldCo 3 or any of its Restricted Subsidiaries is bound;

              (f) SFC delivers to the Trustee an Opinion of Counsel, subject to customary exceptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors' rights;

              (g) SFC delivers to the Trustee an Officers' Certificate stating that the deposit was not made by SFC with the intent of preferring the Holders of Notes over SFC's other creditors with the intent of defeating, hindering, delaying or defrauding any other creditors of SFC;

              (h) SFC delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

              (i) Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable on the maturity date within one year or (C) as to which a redemption notice has been given calling the Notes for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of SFC.

SECTION 8.05. DEPOSITED CASH AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

              Subject to Section 8.06 hereof, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including SFC acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

              SFC shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

              Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to SFC from time to time upon the request of SFC any cash or non-callable U.S. Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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SECTION 8.06. REPAYMENT TO SFC.

              Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by SFC, in trust for the payment of the principal, premium, if any, or interest or Special Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to SFC on its request or (if then held by SFC) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to SFC for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of SFC as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of SFC cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to SFC.

SECTION 8.07. REINSTATEMENT.

              If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or
Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then SFC's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if SFC makes any payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note following the reinstatement of its obligations, SFC shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

              Notwithstanding Section 9.02 of this Indenture, SFC, HoldCo 3, the other Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

              (a) cure any ambiguity, omission, defect or inconsistency;

              (b) provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of SFC, HoldCo 3, the other Guarantors or the Trustee under this Indenture;

              (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

              (d) add additional Guarantees or additional obligors with respect to the Notes;

              (e) secure the Notes;

              (f) add to the covenants of SFC, HoldCo 3, the other Guarantors or the Trustee for the benefit of the Holders of the Notes or to surrender any right or power conferred upon SFC, HoldCo 3, the other Guarantors or the Trustee;

              (g) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of SFC's property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 14.10 and Article 5);

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              (h) increasing the Conversion Rate, provided that the increase will not adversely affect the interests of Holders;

              (i) make any other change that does not adversely affect the legal rights hereunder of any such Holder;

              (j) make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

              (k) subject to Section 9.03, make any change to the subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

              Except as provided below in this Section 9.02, SFC and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest or Special Interest, if any, on the Notes) or compliance with any provision of this Indenture or the Notes (except for certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the Notes, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

              Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

              (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

              (b) reduce the rate of or change the time for payment of interest, including defaulted interest and Special Interest, on any Notes;

              (c) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for those Notes (except, in the case of repurchases, as would otherwise be permitted under clauses (g) and (j) hereof);

              (d) make any Note payable in money other than that stated in the Note and this Indenture;

              (e) impair the right of any Holder to receive payment of principal, premium, interest and Special Interest, if any, on that Holder's Notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such Holder's Notes or any Guarantee;

              (f) modify Section 6.04 hereof;

              (g) after SFC's obligation to purchase the Notes arises under
Section 4.18 hereof, amend, modify or change the obligation of SFC to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer;

              (h) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

              (i) make any change to the subordination provisions of this Indenture that would adversely affect the Holders of the Notes, subject to
Section 9.03;

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              (j) at any time after SFC is obligated to make an Asset Sale Offer pursuant to Section 4.12 hereof, change the time at which such offer to purchase must be made or at which the Notes must be repurchased pursuant thereto;

              (k) make any change that adversely affects the rights of Holders to convert any of the Notes into Conversion Consideration; or

              (l) make any change in any Guarantee that would adversely affect the Holders of the Notes.

              SFC may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

              It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section 9.02 becomes effective, SFC shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of SFC to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to
Section 6.04 and Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by SFC with any provision of this Indenture or the Notes.

SECTION 9.03. WITH CONSENT OF HOLDERS OF SENIOR DEBT.

              No amendment or supplement may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the Representative of the holders of such Senior Debt or, if there is no Representative, the holders of such Senior Debt consent to such change.

SECTION 9.04. COMPLIANCE WITH TRUST INDENTURE ACT.

              Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.05. REVOCATION AND EFFECT OF CONSENTS.

              Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.06. NOTATION ON OR EXCHANGE OF NOTES.

              The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. SFC in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

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              Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07. TRUSTEE TO SIGN AMENDMENTS, ETC.

              The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither SFC nor HoldCo 3 shall sign an amendment or supplemental indenture until their respective boards of directors approve it, which approval shall be evidenced by the delivery to the Trustee of a Board Resolution from each such company or other Guarantors who may become a party hereto. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of SFC, HoldCo 3 and other Guarantors who may become parties hereto enforceable against each of them in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                  ARTICLE 10.

                                  GUARANTEES

SECTION 10.01. GUARANTEE.

               Subject to this Article 10 and Article 12 hereof, each of the Guarantors hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of, premium, if any, and interest and Special Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and Special Interest, if any, on, the Notes, if lawful, and all other obligations of SFC to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 hereof, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

               Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of SFC under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against SFC or any other obligor with respect to this Indenture, the Notes or the Obligations of SFC under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or SFC (each a "BENEFITED PARTY"), as a condition of payment or performance by such Guarantor, to (1) proceed against SFC, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from SFC, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of SFC or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of SFC including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of SFC from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the

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principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to SFC and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Section 8.02, Section 8.03 and Section 10.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

               If any Holder or the Trustee is required by any court or otherwise to return to SFC, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either SFC or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 10.02. LIMITATION ON GUARANTOR LIABILITY.

               Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, including, if applicable, its guarantee of all obligations under the Senior Credit Facilities and the Senior Notes, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03. EXECUTION AND DELIVERY OF GUARANTEE.

               To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

               Each Guarantor hereby agrees that its Guarantee set forth in
Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

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               If an Officer whose signature is on this Indenture or on the
Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

               Each Guarantor shall not, and SFC shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than SFC or any other Guarantor unless:

               (a) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation, partnership or limited liability company organized and existing under the laws of the United States or any State of the United States or the District of Columbia;

               (b) such entity surviving any such consolidation or merger (if other than the Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and

               (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

               In connection with any merger or consolidation of a Guarantor with and into SFC (with SFC being the surviving entity) or another Guarantor that is a Wholly Owned Subsidiary, SFC must deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

               In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by SFC and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

               Except as set forth in Article 4 and Article 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into SFC or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to SFC or another Guarantor.

SECTION 10.05. RELEASES FOLLOWING SALE OF ASSETS.

               In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary Guarantor of SFC, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.12 hereof. Upon delivery by SFC to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by SFC in accordance with the provisions of this Indenture, including without limitation Section 4.12 hereof,

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the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

               Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11.

                                  SUBORDINATION

SECTION 11.01. AGREEMENT TO SUBORDINATE.

               SFC agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium, if any, and interest, including Special Interest, if any, on, and all other amounts payable in respect of, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 11 and subject to the provisions of Article 8 hereof, to the payment when due in cash of all Senior Debt of SFC and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Notes shall in all respects rank pari passu with any future Senior Subordinated Debt and senior to all existing and future Subordinated Debt of SFC, and only Senior Debt shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section 11.12. All references to "Senior Debt" in this Article 11 are to Senior Debt of SFC.

SECTION 11.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY.

               (a) Upon any payment or distribution of the assets of SFC to creditors upon a liquidation, dissolution or winding up of SFC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to SFC or its property or upon an assignment for the benefit of SFC's creditors or the marshaling of its assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash before the Holders of the Notes are entitled to receive any payment of principal of, premium, if any, or interest, including Special Interest, if any, on, the Notes, except that Holders of Notes may receive and retain such payments made in Permitted Junior Securities and payments from the trust described in Article 8 hereof; and

               (b) Until the Senior Debt is paid in full in cash, any distribution to which Holders of the Notes would be entitled but for this
Article 11 will be made to holders of the Senior Debt as their interests may appear (except that Holders of Notes may receive and retain payments made in Permitted Junior Securities and payments and other distributions made from the trust described in Article 8 hereof; provided that (i) no Holder of the Notes shall have the right to receive and retain any such Permitted Junior Securities if the existence of such right would have the effect of causing the Notes to be treated in the same class of claims as the Senior Debt of SFC or any class of claims which is pari passu with such Senior Debt and (ii) holders of Senior Debt shall be entitled to receive any cash payments made to any Holder of Notes on the account of Permitted Junior Securities until all Obligations in respect of Senior Debt have been paid in full in cash).

SECTION 11.03. DEFAULT ON SENIOR DEBT.

               SFC may not pay (except in Permitted Junior Securities or from the trust described in Article 8 hereof) principal of, or premium, if any, or interest on, the Notes, or make any deposit pursuant to Section 8.04, and may not repurchase, redeem or otherwise retire any Notes (collectively, "PAY THE NOTES") if (a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in cash; provided, however, that SFC may pay the Notes without regard to the foregoing if SFC and the Trustee receive written notice approving such payment from the Representative of the holders of such Senior Debt or, if there is no Representative, from the holders of such Senior Debt.

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               During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, SFC may not pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by SFC and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt or, if there is no Representative, from the holders of such Designated Senior Debt, specifying an election to effect a Payment Blockage Period (a "PAYMENT BLOCKAGE NOTICE") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated (a) by written notice to the Trustee and SFC from the Representative of the holders of such Designated Senior Debt or, if there is no Representative, from the holders of such Designated Senior Debt that gave such Payment Blockage Notice,
(b) because such default is no longer continuing or (c) because such Designated Senior Debt has been repaid in full in cash). Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent Payment Blockage Notice. Following the expiration of any period during which SFC is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, SFC shall (unless otherwise prohibited as described in the first two sentences of this paragraph) resume making any and all required payments in respect of the Notes, including, without limitation, any missed payments, unless the maturity of any Designated Senior Debt has been accelerated, and such acceleration remains in full force and effect.

               SFC shall give prompt written notice to the Trustee of any default in the payment of any Senior Debt or any acceleration under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued. Failure to give such notice shall not effect the subordination of the Notes to the Senior Debt or the application of the other provisions provided in this
Article 11.

SECTION 11.04. ACCELERATION OF PAYMENT OF SECURITIES.

               If payment of the Notes is accelerated when Designated Senior Debt is outstanding, SFC may not pay the Notes until three Business Days after the Representative of the holders of such Designated Senior Debt or, if there is no Representative, the holders of such Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.

SECTION 11.05. WHEN DISTRIBUTION MUST BE PAID OVER.

               If a payment or distribution is made to Holders that because of this Article 11 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of Senior Debt (pro rata as to each of such holders of Senior Debt on the basis of the respective amounts of Senior Debt paid to them) and pay it over to them or their Representative as their interests may appear.

SECTION 11.06. SUBROGATION.

               After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Debt that is pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of Senior Debt that otherwise would have been made to Holders is not, as between SFC and Holders, a payment by SFC on such Senior Debt.

SECTION 11.07. RELATIVE RIGHTS.

               This Article 11 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

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               (a) impair, as between SFC and Holders, the obligation of SFC, which is absolute and unconditional, to pay principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes in accordance with their terms;

               (b) affect the relative rights of Holders and creditors of SFC other then their rights in relation to holders of Senior Debt; or

               (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

SECTION 11.08. SUBORDINATION MAY NOT BE IMPAIRED BY SFC.

               No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Notes shall be impaired by any act or failure to act by SFC or by its failure to comply with this Indenture.

SECTION 11.09. RIGHTS OF TRUSTEE AND PAYING AGENT.

               Notwithstanding Section 11.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than five Business Days prior to the date of such payment, a Responsible Officer receives notice satisfactory to it that payments may not be made under this Article 11. SFC, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

               The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 11 with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 11.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

               Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

SECTION 11.11. ARTICLE 11 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO
               ACCELERATE.

               Nothing in this Article 11 shall prevent an Event of Default in accordance with Article 6 or have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes or to exercise the rights and remedies in Article 6.

SECTION 11.12. TRUST MONEYS NOT SUBORDINATED.

               Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of non-callable U.S. Government Securities held in trust under in Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to SFC or any holder of Senior Debt or any other creditor of SFC.

SECTION 11.13. TRUSTEE ENTITLED TO RELY.

               Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other

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Person making such payment or distribution to the Trustee or to the Holders or
(c) upon a certificate of the Representative of the holders of Senior Debt or, if there is no Representative, the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of SFC, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and Section 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

SECTION 11.14. TRUSTEE TO EFFECTUATE SUBORDINATION.

               Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 11.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or SFC or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11 or otherwise, except if such mistake was the result of the Trustee's gross negligence or willful misconduct.

SECTION 11.16. RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS.

               Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE 12.

                           SUBORDINATION OF GUARANTEES

SECTION 12.01. AGREEMENT TO SUBORDINATE.

               Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of such Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12 and subject to the provisions of Article 8 hereof, to the payment when due in cash of all Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Obligations of a Guarantor shall in all respects rank pari passu with any future Senior Subordinated Debt of such Guarantor and senior to all existing and future Subordinated Debt of such Guarantor, and only Senior Debt of the Guarantor shall rank senior to the Obligations of such Guarantor in accordance with the provisions set forth herein. All references to "Obligations" in this Article 12 are to Obligations of the Guarantors under the Guarantees.

SECTION 12.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY.

               (a) Upon any payment or distribution of the assets of any Guarantor to creditors upon a liquidation, dissolution or winding up of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership

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or similar proceeding relating to such Guarantor or its property or upon an assignment for the benefit of the Guarantor's creditors or the marshaling of its assets and liabilities, holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of such Senior Debt before Holders shall be entitled to receive any payment pursuant to any Obligations of such Guarantor, except that Holders of Notes may receive and retain such payments made in Permitted Junior Securities.

               (b) Until the Senior Debt of any Guarantor is paid in full in cash, any distribution made by or on behalf of such Guarantor to which Holders would be entitled but for this Article 12 shall be made to holders of such Senior Debt as their interests may appear, except that Holders of Notes may receive and retain payments made in Permitted Junior Securities; provided that
(i) no Holder of the Notes shall have the right to receive and retain any such Permitted Junior Securities if the existence of such right would have the effect of causing the Notes to be treated in the same class of claims as the Senior Debt of the Guarantor or any class of claims which is pari passu with such Senior Debt and (ii) holders of Senior Debt of the Guarantor shall be entitled to receive any cash payments made to any Holder of Notes on the account of Permitted Junior Securities until all Obligations in respect of Senior Debt of the Guarantor have been paid in full in cash).

SECTION 12.03. DEFAULT ON SENIOR DEBT OF GUARANTOR.

               No Guarantor may make any payment pursuant to any of its Obligations (collectively, "PAY ITS GUARANTEE") if (a) any principal, premium, interest or other amount payable in respect of any Senior Debt of such Guarantor is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt of such Guarantor occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in cash; provided, however, that any Guarantor may pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of such issue of Senior Debt of such Guarantor or, if there is no Representative, from the holders of such Senior Debt of such Guarantor. No Guarantor may pay its Guarantee during the continuance of any Payment Blockage Period after receipt by SFC and the Trustee of a Payment Blockage Notice under Section 11.03. Unless the Representative of the holders of such issue of Designated Senior Debt giving such Payment Blockage Notice or, if there is no Representative, the holders of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, any Guarantor shall resume (unless otherwise prohibited as described in the first two sentences of this paragraph) payments pursuant to its Guarantee after the end of such Payment Blockage Period.

SECTION 12.04. DEMAND FOR PAYMENT.

               If a demand for payment is made on a Guarantor pursuant to
Article 10, such Guarantor may not pay its Guarantee until three Business Days after the Representative of the holders of all issues of Designated Senior Debt or, if there is no Representative, the holders of such Designated Senior Debt, receive notice of such acceleration and, thereafter, may pay its Guarantee only if this Indenture otherwise permits payment at that time.

SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER.

               If a payment or distribution is made to Holders that because of this Article 12 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of the relevant Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt of the Guarantors held by them) and pay it over to them or their Representatives as their interests may appear.

SECTION 12.06. SUBROGATION.

               After all Senior Debt of a Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Debt that is pari passu with the Guarantors) to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt of the Guarantor. A distribution made under this Article 12 to holders of such Senior Debt that otherwise would have been

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made to Holders is not, as between the relevant Guarantor and Holders, a payment by such Guarantor on such Senior Debt.

SECTION 12.07. RELATIVE RIGHTS.

               This Article 12 defines the relative rights of Holders and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:

               (a) impair, as between a Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article 10;

               (b) affect the relative rights of Holders and creditors of SFC other then their rights in relation to holders of Senior Debt of a Guarantor; or

               (c) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Guarantor under the Obligations, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Holders.

SECTION 12.08. SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR.

               No right of any holder of Senior Debt of any Guarantor to enforce the subordination of the Obligation of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

SECTION 12.09. RIGHTS OF TRUSTEE AND PAYING AGENT.

               Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on any Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than five Business Days prior to the date of such payment, a Responsible Officer receives written notice satisfactory to it that payments may not be made under this Article 12. SFC, the relevant Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of any Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of any Guarantor has a Representative, only the Representative may give the notice.

               The Trustee in its individual or any other capacity may hold Senior Debt of a Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of any Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Debt of a Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

               Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Guarantor, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.11. ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT UNDER A GUARANTEE OR
               LIMIT RIGHT TO DEMAND PAYMENT.

               Nothing in this Article 12 shall prevent a default under any Guarantee or have any effect on the right of the Holders or the Trustee to make a demand for payment on any Guarantor pursuant to Article 10.

SECTION 12.12. TRUSTEE ENTITLED TO RELY.

               Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the

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nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon a certificate of the Representative of the holders of Senior Debt of any Guarantor or, if there is no Representative, the holders of such Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt of any Guarantor and other Debt of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section
7.01 and Section 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

SECTION 12.13. TRUSTEE TO EFFECTUATE SUBORDINATION.

               Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of any Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT OF GUARANTOR.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or SFC or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 12 or otherwise, except if such mistake was the result of the Trustee's gross negligence or willful misconduct.

SECTION 12.15. RELIANCE BY HOLDERS OF SENIOR DEBT OF A GUARANTOR ON
               SUBORDINATION PROVISIONS.

               Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of any Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                  ARTICLE 13.

                           SATISFACTION AND DISCHARGE

SECTION 13.01. SATISFACTION AND DISCHARGE.

               This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

               (a) either:

                     (i) all Notes that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by SFC and is thereafter repaid to SFC or discharged from the trust) have been delivered to the Trustee for cancellation; or

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                     (ii) all Notes that have not been previously delivered to
      the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and SFC has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts, in the opinion of a firm of independent public accountants of recognized international standing, as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest and Special Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

               (b) SFC has paid or caused to be paid all other sums payable by it under this Indenture; and

               (c) SFC delivers to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

SECTION 13.02. DEPOSITED CASH AND U.S. GOVERNMENT SECURITIES TO BE HELD IN
               TRUST; OTHER MISCELLANEOUS PROVISIONS.

               Subject to Section 13.03 hereof, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.02, the "Trustee") pursuant to Section 13.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including SFC acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

SECTION 13.03. REPAYMENT TO SFC.

               Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by SFC, in trust for the payment of the principal of, premium, if any, or interest or Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to SFC on its request or (if then held by SFC) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to SFC for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of SFC as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of SFC cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to SFC.

                                   ARTICLE 14.

                               CONVERSION OF NOTES

SECTION 14.01. CONVERSION PRIVILEGE AND CONVERSION RATE.

               (a) Subject to and upon compliance with the provisions of this
Article 14, a Holder of a Note may convert all or any portion thereof that is an integral multiple of $1.00 principal amount into the Principal Return and Net Share Amount, if any, at any time following the IPO Effective Date and prior to the close of business on the Business Day immediately preceding the Final Maturity Date, at the Conversion Rate then in effect.

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               (b) Notes in respect of which a Change of Control Repurchase
Notice has been delivered may not be surrendered for conversion pursuant to this
Article 14 prior to a valid withdrawal of such Change of Control Repurchase Notice in accordance with the provisions of Article 3. Notes in respect of which an Asset Sale Offer purchase election has been delivered may not be surrendered for conversion pursuant to this Article 14 prior to a valid withdrawal of such Asset Sale Offer purchase election in accordance with the provisions of Article 3.

               (c) Provisions of this Indenture that apply to conversion of all of a Note also apply to the conversion of a portion of such Note.

               (d) A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes, and then only to the extent that upon such conversion the Holder will be entitled to receive Net Shares in respect of which SFC has not elected to deliver cash in lieu thereof in accordance with the provisions of this Article 14.

               (e) The Conversion Rate shall be adjusted in certain instances as provided in Section 14.05.

               (f) By delivering the Principal Return and Net Share Amount, if any, upon conversion of a Note to the Trustee, SFC will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest, and Special Interest, if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

SECTION 14.02. CONVERSION PROCEDURE.

               (a) To convert a Note, a Holder must (1) complete and manually sign the irrevocable notice of conversion on the back of the Note and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to Section 14.03. The date on which the Holder satisfies all of those requirements is the "CONVERSION DATE" and the surrendered Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date. As promptly as practicable after the Conversion Date, but in no event later than four Business Days after the Determination Date, SFC shall deliver to the Holders through the Conversion Agent (1) cash in respect of the Principal Return, (2) if applicable, the number of whole shares of Common Stock issuable in respect of the Net Share Amount or cash in lieu thereof, and (3) cash in lieu of any fractional shares pursuant to Section 14.07.

               Anything herein to the contrary notwithstanding, in the case of Global Notes, conversion notices must be delivered and such Notes must be surrendered for conversion in accordance with the Applicable Procedures.

               (b) Upon conversion of a Note, such Person shall no longer be a Holder of such Note. In the event that any Net Shares are issued upon conversion of a Note, the Person in whose name the Note is registered shall be deemed to be a holder of record of the Common Stock comprising such Net Shares on the Conversion Date; provided, that no surrender of a Note on any date when the stock transfer books of SFC shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock comprising such Net Shares as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of SFC had not been closed.

               (c) No payment or adjustment will be made for accrued but unpaid interest, including Special Interest, if any, on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note. SFC shall not adjust the Conversion Rate to account for the accrued but unpaid interest. Nonetheless, if Notes are converted after the close of business on a Regular Record Date and prior to the opening of business on the next Interest Payment Date, including the Final Maturity Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the accrued but unpaid interest including Special Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. In such event,

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such Note, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the accrued but unpaid interest, including Special Interest, if any, payable on such Interest Payment Date on the portion so converted (provided that if any such interest is payable in PIK Notes, the check shall include payment for such PIK Notes based on the principal amount of such PIK Notes). If such payment does not accompany such Note, the Note shall not be converted, provided that no such check shall be required if such Note has been called for redemption on a redemption date within the period between the close of business on such Regular Record Date and the opening of business on such Interest Payment Date, or if such Note is surrendered for conversion on the Interest Payment Date. If SFC defaults in the payment of interest including Special Interest, if any, payable on the Interest Payment Date, the Conversion Agent shall repay such funds to the Holder.

            (d) In the case of any Note which is converted in part only, upon such conversion SFC shall execute and the Trustee shall authenticate and deliver to the Holder thereof upon receipt of an Authentication Order, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such part is an integral multiple of $1.00 and the principal amount of such Note to remain outstanding after such exchange is equal to $1.00 or any integral multiple thereof.

SECTION 14.03. TAXES ON CONVERSION.

      If a Holder converts a Note, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 14.04. SFC TO PROVIDE STOCK.

            (a) SFC shall, prior to the IPO Effective Date, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock in order to satisfy its obligation to deliver the Net Shares upon conversion of Notes.

            (b) All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by SFC.

            (c) SFC will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes.

SECTION 14.05. ADJUSTMENT OF CONVERSION RATE.

            (a) The Conversion Rate shall be adjusted from time to time (without duplication) by SFC as follows:

                  (i) If SFC shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (i), the number of

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      shares of Common Stock at any time outstanding shall not include shares held in the treasury of SFC. SFC will not pay any dividend or make any distribution on Common Stock held in the treasury of SFC. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (ii) If SFC shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

                  (iii) If SFC shall issue rights, warrants or options to all holders of its outstanding Common Stock entitling them for a period expiring within 45 days after such issuance to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (vii) of this Section 14.05(a)) on the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock offered (or into which the exchangeable or convertible securities so offered are exchangeable or convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate exchange or conversion price of the exchangeable or convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon exchange or conversion of such exchangeable or convertible securities by the exchange or conversion price per share of Common Stock pursuant to the terms of such exchangeable or convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, options or warrants (or securities exchangeable or convertible into Common Stock) are exercisable, not all rights, warrants or options (or securities exchangeable or convertible into Common Stock) shall have been exercised, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, warrants or options are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of stockholders entitled to receive such rights, warrants or options had not been fixed. In determining whether any rights, warrants or options entitle the stockholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by SFC for such rights, warrants or options and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by its Board of Directors.

                  (iv) If SFC shall make a dividend or other distribution to all holders of its Common Stock of securities or other property (including evidences of indebtedness or other assets and cash when the dividend or distribution is not paid exclusively in cash), including shares of Capital Stock or similar equity instruments (excluding (v) any dividend or distribution of Common Stock for which an adjustment was made pursuant to
      Section 14.05(a)(i), (w) any subdivision or combination of Common Stock for which an adjustment was made pursuant to Section 14.05(a)(ii), (x) any issuance of rights, warrants or options for which an adjustment was made pursuant to Section 14.05(a)(iii), (y) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 14.05(a)(v) and (z) any

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      distribution of Spinoff Securities to which the provisions of the second succeeding paragraph would apply) (the "DISTRIBUTED SECURITIES"), then in each such case (unless SFC distributes such Distributed Securities for distribution to the Holders of Notes on such dividend or distribution date in an amount per Note equal to the amount of Distributed Securities distributed in respect of one share of Common Stock multiplied by the Conversion Rate), the Conversion Rate in effect immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined by the Board of Directors of SFC, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered by SFC to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, effective as of the date the Board of Directors determines not to make such distribution, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            If the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Note shall have the right to receive upon conversion the amount of Distributed Securities applicable to one share of Common Stock multiplied by the Conversion Rate on such record date. If the Board of Directors of SFC determines the fair market value of any distribution for purposes of this
      Section 14.05(a)(iv) by reference to the actual or when issued trading market for any Notes, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

            Notwithstanding the foregoing, if the securities distributed by SFC to all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of SFC (the "SPINOFF SECURITIES"), SFC shall make an equivalent distribution to the Holders the Notes and, on the date the Spinoff Securities are issued, SFC shall deliver to Holders, in respect of each Note, the number of Spinoff Securities applicable to one share of Common Stock multiplied by the Conversion Rate in effect on the record date with respect to such distribution.

                  (v) If SFC shall, by dividend or otherwise, at any time following the IPO Effective Date, distribute (a "TRIGGERING DISTRIBUTION") to all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of SFC, whether voluntary or involuntary), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a "TRIGGERING DETERMINATION DATE") by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Triggering Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Triggering Determination Date less the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Triggering Determination Date, such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

                  (vi) If any tender offer made by SFC or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date

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      (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors of SFC, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares of Common Stock validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of SFC) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of SFC) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that SFC is obligated to purchase shares pursuant to any such tender offer, but SFC is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (vi) of Section 14.05(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (vi). For purposes of this
      Section 14.05, the term "TENDER OFFER" shall mean and include both tender offers and exchange offers, all references to "PURCHASES" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "TENDERED SHARES" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (vii) For the purpose of any computation under this Section 14.05(a), the current market price (the "CURRENT MARKET PRICE") per share of Common Stock on any date shall be calculated by SFC and be the average of the Closing Prices for the 20 consecutive Trading Days ending on the earlier of (A) the Triggering Determination Date with respect to distributions under Section 14.05(a)(v) or the Expiration Date, with respect to tender offers under Section 14.05(a)(vi) or (B) unless otherwise specified by an applicable provision of this Section 14.05, the "ex-date" with respect to distributions, issuances or other events requiring such computation under this Section 14.05. For purposes of this paragraph, the term "ex-date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

            (b) For purposes of this Section 14.05, "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is converted or exchanged into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors of SFC or by statute, contract or otherwise).

            (c) If one or more events occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by SFC's Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 14.05, during such period.

SECTION 14.06. NO ADJUSTMENT.

            (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 14.05 above to the same extent as if the Notes had been converted into Common Stock immediately prior to such transactions.

            (b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 14.06(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 14 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and
0.00005 of a share, respectively, being rounded upward.

            (c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to an SFC plan for reinvestment of dividends or interest, any other present or future employee benefits plan of program or for a change in the par value or a change to no par value of the Common Stock.

            (d) To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

SECTION 14.07. FRACTIONAL SHARES.

      SFC will not issue fractional shares of Common Stock upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full Net Shares, if any, that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, SFC will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Market Price of the Common Stock by such fractional share and rounding the product to the nearest whole cent.

SECTION 14.08. NOTICE OF ADJUSTMENT.

      Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, SFC shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers' Certificate from SFC setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

SECTION 14.09. NOTICE OF CERTAIN TRANSACTIONS.

      In case:

            (a) SFC shall take any action which would require an adjustment in the Conversion Rate;

            (b) there shall occur any event to which the provisions of Section
14.10 shall apply; or

            (c) the voluntary or involuntary dissolution, liquidation or winding-up of SFC shall occur;

SFC shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes in accordance with Section 15.02, as promptly as possible, a notice briefly describing the event and the proposed record or effective date.

SECTION 14.10. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON
               CONVERSION PRIVILEGE.

            (a) If any of the following shall occur, namely: (1) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in name, par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 14.05); (2) any statutory share exchange, consolidation or merger or combination to which SFC is a party other than a merger in which SFC is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (3) any sale or conveyance of all or substantially all the property and assets of SFC, directly or indirectly, to any Person, then SFC, any such successor, purchasing or transferee corporation, as the case may be, and the Guarantors shall, as a condition precedent to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note (in accordance with the provisions of Section 14.13 (and SFC shall have the right to pay any applicable Make Whole Premium or portion thereof in shares of Common Stock pursuant to Section 14.14)) as if the kind and amount of shares of stock and other securities and property (including cash) receivable in respect of one share of Common Stock upon such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance were one share of Common Stock (assuming the holder of such share of Common Stock did not exercise any right of election as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such transaction, and provided that if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised, then the kind and amount shall be deemed to be the kind and amount receivable per share of Common Stock by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 14. If, in the case of any such consolidation, merger, combination, statutory share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of SFC shall reasonably consider necessary by reason of the foregoing. The provisions of this
Section 14.10 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances. If this Section 14.10(a) applies to any event or occurrence, Section 14.05 shall not apply.

            (b) In the event a supplemental indenture is executed pursuant to this Section 14.10, SFC shall promptly file with the Trustee (i) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) by reference to which Holders of the Notes may convert their Notes in accordance with Section 14.13 after such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (ii) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders. Failure to mail such notice or any defect therein shall not effect the validity of such transaction and such supplemental indenture.

SECTION 14.11. TRUSTEE'S DISCLAIMER.

            (a) The Trustee shall have no duty to determine when an adjustment under this Article 14 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate, including the Officers' Certificate with respect thereto which SFC is obligated to file with the Trustee pursuant to Section 14.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for SFC's failure to comply with any provisions of this Article 14.

            (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 14.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate and Opinion of Counsel with respect thereto which SFC is obligated to file with the Trustee pursuant to Section 14.10.

SECTION 14.12. VOLUNTARY INCREASE.

            SFC from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days (or such longer period as may be required by law), the increase is irrevocable during the period and the Board of Directors of SFC determines that such increase would be in the best interests of SFC or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock or similar event, and SFC provides 15 days' prior written notice of any increase in the Conversion Rate to the Trustee and the Holders.

SECTION 14.13. PAYMENT UPON CONVERSION

            (a) Holders surrendering Notes for conversion shall be entitled to receive, in respect of each $1.00 principal amount of such Notes:

                  (i) an amount in cash (the "PRINCIPAL RETURN") equal to the lesser of (A) the Conversion Value and (B) the principal amount of such Notes; and

                  (ii) if the Conversion Value is greater than the principal amount of such Note, a number of shares of Common Stock (the "NET SHARES") equal to the sum of the Daily Share Amounts for each Trading Day during the applicable Conversion Reference Period; provided that, in lieu of the delivery of Net Shares, SFC may, at its option deliver cash or a combination of cash and shares of Common Stock as set forth in Section 14.13(b) (such amount of cash or stock or combination thereof, the "NET SHARE AMOUNT").

            (b) SFC may elect to pay cash to the Holders of Notes surrendered for conversion in lieu of all or any portion of the Net Shares, if any, otherwise issuable pursuant to Section 14.13(a). In such event, the amount of cash payable in respect of such Net Shares shall equal the product of

                  (i) the percentage of each Net Share to which SFC's election to pay cash in lieu of delivery thereof shall apply,

                  (ii) the number of Net Shares otherwise issuable upon conversion of such Notes pursuant to Section 14.13(a), and

                  (iii) the average of the Closing Prices of the Common Stock for each of the 20 consecutive Trading Days of the Conversion Reference Period, appropriately adjusted to take into account the occurrence during such period of stock splits and similar events.

            SFC shall inform the Holders through the Trustee no later than two Business Days following the Conversion Date relating to any Notes of its election to deliver cash in lieu of all or any portion of the Net Shares issuable upon conversion of such Notes, which notice shall state, if applicable, the percentage of each Net Share to be paid in cash.

            The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by SFC on the Business Day next following the last Trading Day of the applicable Conversion Reference Period (the "DETERMINATION DATE").

            (c) SFC shall pay and, as applicable, deliver the Conversion Consideration as promptly as practicable after the Determination Date, but in no event no later than four Business Days thereafter.

            (d) Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Value, Principal Return, number of Net Shares, the Net Share Amount or any other computation required under this
Article 14, all of which shall be determined by SFC in accordance with the provisions of this Indenture, and the Trustee and the Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively rely on the correctness thereof.

            (e) SFC may satisfy its obligation to pay the Conversion Consideration and the Make Whole Premium, if any, with respect to Notes properly surrendered for conversion pursuant to this Article 14 by arranging for the purchase and transfer of such Notes, in lieu of the conversion of such Notes, pursuant to an agreement with a financial institution or other third party (collectively, a "THIRD PARTY PURCHASER") whereby the Third Party Purchaser will purchase such Notes for consideration equal to the Conversion Consideration and the Make Whole

Premium, if any, which consideration will be payable in the form set forth in the notice delivered by SFC to the Trustee pursuant to Section 14.13(b). If SFC elects to satisfy its payment obligation in connection with such conversion pursuant to an arrangement described in the immediately preceding sentence, then such Notes shall remain outstanding and shall not be converted; provided that nothing contained herein shall prevent the Notes transferred to the Third Party Purchaser from being converted pursuant to the terms of this Article 14; and provided further that, subject to the last sentence of this clause (e), nothing contained in this clause (e) shall relieve SFC of its obligation to pay the Conversion Consideration and the Make Whole Premium, if any, as required pursuant to this Article 14. If the Third Party Purchaser pays the Conversion Consideration and the Make Whole Premium, if any, with respect to Notes properly surrendered for conversion pursuant to this Article 14, then the obligation of SFC to pay the Conversion Consideration and the Make Whole Premium, if any, with respect to such Notes shall be deemed satisfied and discharged in full.

SECTION 14.14. MAKE WHOLE PREMIUM UPON CHANGE OF CONTROL.

            (a) If, after the IPO Effective Date but prior to the Final Maturity Date, there shall have occurred a Change of Control of SFC and more than 10% of the consideration for the Common Stock in the transaction or transactions constituting the Change of Control consists of cash (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) or securities (or other property) that are not traded or scheduled to be traded immediately after the Change of Control Effective Date on a national securities exchange or the NASDAQ National Market, then SFC shall pay a "MAKE WHOLE PREMIUM" to the Holders of the Notes that are converted pursuant to this
Article 14 during the period beginning 10 Trading Days before the anticipated Change of Control Effective Date and ending on the Change of Control Payment Date. The Make Whole Premium shall be an amount determined by reference to the tables set forth in Section 14.14(c) for the applicable Conversion Price of the Note following the IPO Effective Date and will be based on the Change of Control Effective Date of such Change of Control and the Stock Price with respect to such Change of Control as a percentage of the IPO Price (the "STOCK PRICE PERCENTAGE"). Any Make Whole Premium payable pursuant to this Section 14.14 shall be paid at the same time that the Conversion Consideration payable upon conversion is paid or delivered. If the Stock Price Percentage is less than 100%, no Make Whole Premium is payable, and if the Stock Price Percentage is greater than 400%, no additional Make Whole Premium is payable.

            (b) The "STOCK PRICE" means, in connection with a Change of Control in which holders of Common Stock receive only cash, the amount of cash paid per share of Common Stock in connection with such Change of Control, and in all other cases means the average of the Closing Prices of the Common Stock for the 20 Trading Days ending on the Trading Day immediately preceding the Change of Control Effective Date.

            (c) The following tables set forth the Make Whole Premiums for the applicable Stock Price Percentages and Change of Control Effective Dates expressed as percentages of the principal amount of the Notes to be converted. In the event that the Stock Price Percentage is between two Stock Price Percentage amounts shown on the table below or the Change of Control Effective Date is between two Change of Control Effective Dates, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the higher and lower Stock Price Percentage amounts and the two dates, as applicable, based on a 365-day year.

                          STOCK PRICE AS % OF IPO PRICE

                       CONVERSION PRICE = IPO PRICE x 1.3
                             CHANGE OF CONTROL DATE

        3/11/2005     3/11/2006    3/11/2007     3/11/2008   3/11/2009    3/11/2010
        ---------     ---------    ---------     ---------   ---------    ---------
100%         25.0          23.2         23.1          23.1        23.1          0.0
115%         22.5          19.9         17.2          14.6        12.9          0.0
130%         20.8          17.6         14.1          10.2         7.0          0.0
145%         19.6          16.0         11.9           7.2         2.6          0.0
160%         18.8          14.9         10.5           5.3         0.1          0.0
175%         18.2          14.2          9.6           4.1         0.0          0.0
190%         17.8          13.7          9.0           3.5         0.0          0.0
205%         17.6          13.4          8.6           3.1         0.0          0.0
220%         17.4          13.2          8.4           2.9         0.0          0.0
235%         17.3          13.0          8.3           2.9         0.0          0.0
250%         17.2          12.9          8.2           2.8         0.0          0.0
265%         17.1          12.9          8.1           2.8         0.0          0.0
280%         17.1          12.8          8.1           2.8         0.0          0.0
295%         17.0          12.8          8.1           2.8         0.0          0.0
310%         17.0          12.8          8.0           2.8         0.0          0.0
325%         17.0          12.8          8.0           2.8         0.0          0.0
340%         17.0          12.7          8.0           2.8         0.0          0.0
355%         17.0          12.7          8.0           2.8         0.0          0.0
370%         17.0          12.7          8.0           2.8         0.0          0.0
385%         16.9          12.7          8.0           2.8         0.0          0.0
400%         16.9          12.7          8.0           2.8         0.0          0.0

                          STOCK PRICE AS % OF IPO PRICE

                       CONVERSION PRICE = IPO PRICE x 1.25
                             CHANGE OF CONTROL DATE

         3/11/2006    3/11/2007   3/11/2008    3/11/2009    3/11/2010
         ---------    ---------   ---------    ---------    ---------
100%          22.2         20.3        20.0         20.0          0.0
115%          19.1         16.1        13.1         10.9          0.0
130%          16.9         13.2         9.1          5.3          0.0
145%          15.5         11.3         6.4          1.3          0.0
160%          14.6         10.1         4.7          0.0          0.0
175%          13.9          9.3         3.8          0.0          0.0
190%          13.5          8.8         3.3          0.0          0.0
205%          13.3          8.5         3.0          0.0          0.0
220%          13.1          8.3         2.9          0.0          0.0
235%          13.0          8.2         2.8          0.0          0.0
250%          12.9          8.1         2.8          0.0          0.0
265%          12.8          8.1         2.8          0.0          0.0
280%          12.8          8.1         2.8          0.0          0.0
295%          12.8          8.0         2.8          0.0          0.0
310%          12.8          8.0         2.8          0.0          0.0
325%          12.8          8.0         2.8          0.0          0.0
340%          12.7          8.0         2.8          0.0          0.0
355%          12.7          8.0         2.8          0.0          0.0
370%          12.7          8.0         2.8          0.0          0.0
385%          12.7          8.0         2.8          0.0          0.0
400%          12.7          8.0         2.8          0.0          0.0

                          STOCK PRICE AS % OF IPO PRICE

                       CONVERSION PRICE = IPO PRICE x 1.20
                             CHANGE OF CONTROL DATE

             3/11/2007      3/11/2008       3/11/2009       3/11/2010
             ---------      ---------       ---------       ---------
100%              19.0           17.1            16.7             0.0
115%              15.1           11.7             8.9             0.0
130%              12.4            7.9             3.7             0.0
145%              10.7            5.6             0.4             0.0
160%               9.7            4.2             0.0             0.0
175%               9.0            3.5             0.0             0.0
190%               8.6            3.1             0.0             0.0
205%               8.4            2.9             0.0             0.0
220%               8.2            2.8             0.0             0.0
235%               8.1            2.8             0.0             0.0
250%               8.1            2.8             0.0             0.0
265%               8.1            2.8             0.0             0.0
280%               8.0            2.8             0.0             0.0
295%               8.0            2.8             0.0             0.0
310%               8.0            2.8             0.0             0.0
325%               8.0            2.8             0.0             0.0
340%               8.0            2.8             0.0             0.0
355%               8.0            2.8             0.0             0.0
370%               8.0            2.8             0.0             0.0
385%               8.0            2.8             0.0             0.0
400%               8.0            2.8             0.0             0.0

                          STOCK PRICE AS % OF IPO PRICE

                       CONVERSION PRICE = IPO PRICE x 1.15
                             CHANGE OF CONTROL DATE

               3/11/2008          3/11/2009           3/11/2010
               ---------          ---------           ---------
100%                16.9               14.1                 0.0
115%                13.0                8.3                 0.0
130%                10.7                5.2                 0.0
145%                 9.5                3.8                 0.0
160%                 8.8                3.2                 0.0
175%                 8.4                2.9                 0.0
190%                 8.2                2.8                 0.0
205%                 8.1                2.8                 0.0
220%                 8.1                2.8                 0.0
235%                 8.1                2.8                 0.0
250%                 8.1                2.8                 0.0
265%                 8.0                2.8                 0.0
280%                 8.0                2.8                 0.0
295%                 8.0                2.8                 0.0
310%                 8.0                2.8                 0.0
325%                 8.0                2.8                 0.0
340%                 8.0                2.8                 0.0
355%                 8.0                2.8                 0.0
370%                 8.0                2.8                 0.0
385%                 8.0                2.8                 0.0
400%                 8.0                2.8                 0.0

                          STOCK PRICE AS % OF IPO PRICE

                       CONVERSION PRICE = IPO PRICE x 1.1
                             CHANGE OF CONTROL DATE

                   3/11/2009                   3/11/2010
                   ---------                   ---------
100%                    12.0                         0.0
115%                     7.0                         0.0
130%                     4.5                         0.0
145%                     3.4                         0.0
160%                     3.0                         0.0
175%                     2.9                         0.0
190%                     2.8                         0.0
205%                     2.8                         0.0
220%                     2.8                         0.0
235%                     2.8                         0.0
250%                     2.8                         0.0
265%                     2.8                         0.0
280%                     2.8                         0.0
295%                     2.8                         0.0
310%                     2.8                         0.0
325%                     2.8                         0.0
340%                     2.8                         0.0
355%                     2.8                         0.0
370%                     2.8                         0.0
385%                     2.8                         0.0
400%                     2.8                         0.0

            The IPO Price will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted IPO Price will equal the IPO Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the IPO Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

            (d) (i) The Make Whole Premium may be paid for, in whole or in part, at the election of SFC, in (A) cash, (B) shares of Common Stock, or (C) in any combination of cash and shares of Common Stock, subject to the condition set forth in Section 14.14(d)(iv). SFC shall notify Holders converting Notes to whom a Make Whole Premium shall be payable no later than two Business Days following the applicable Conversion Date whether SFC will pay the Make Whole Premium in cash or shares of Common Stock or, if in a combination thereof, the percentage of the Make Whole Premium that it will pay in cash and the percentage that it will pay in shares of Common Stock; provided that SFC will pay cash for fractional interests in shares of Common Stock in an amount based upon the Market Price. For purposes of determining the amount of any fractional interests, all Notes converted shall be considered together (no matter how many separate certificates are to be presented).

                  (ii) SFC may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once SFC has given notice of such election pursuant to the preceding paragraph.

                  (iii) If SFC elects to pay the Make Whole Premium, or any percentage thereof, in shares of Common Stock, the number of shares of Common Stock to be delivered with respect to each $1.00 principal amount of Notes shall be equal to the quotient obtained by dividing (x) the dollar amount of the Make Whole Premium per $1.00 principal amount of Notes to be paid in shares of Common Stock by (ii) 98% of the Market Price; provided that no fractional shares will be delivered.

                  (iv) SFC's right to elect to pay some or all of the Make Whole Premium by delivering shares of Common Stock shall be conditioned upon SFC giving timely notice of its election and not having previously given notice of an election to pay the Make Whole Premium entirely in cash. If this condition is not met, SFC shall pay the entire Make Whole Premium in cash.

                  (v) All shares of Common Stock delivered in respect of the Make Whole Premium shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  (vi) If a holder is paid some or all of Make Whole Premium in shares of Common Stock, SFC shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock; provided that the holder shall pay any such tax which is due because the holder requests the Common Stock to be issued in a name other than that of the holder. The Trustee may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder's name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 14.15. APPLICABILITY.

            No provision of this Article 14 shall be applicable, and no adjustment to the Conversion Rate shall be made with respect to any of the transactions or events described in Section 14.05(a) that occur or with respect to which a record date is established, prior to the IPO Effective Date.

                                   ARTICLE 15.

                                  MISCELLANEOUS

SECTION 15.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 15.02. NOTICES.

            Any notice or communication by SFC, HoldCo 3 or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

            If to SFC:

            Swift Foods Company
            1770 Promontory Circle
            Greeley, Colorado 80634
            Attention: General Counsel
            Telecopier No.: (970) 506-8323

            If to HoldCo 3:

            S&C Holdco 3, Inc.
            1770 Promontory Circle
            Greeley, Colorado 80634
            Attention: General Counsel
            Telecopier No.: (970) 506-8323

            With a copy to:
            Vinson & Elkins L.L.P.
            2001 Ross Avenue, Suite 3700
            Dallas, Texas 75201
            Attention: Michael D. Wortley
            Telecopier No.: (214) 999-7732

            If to the Trustee:

            The Bank of New York Trust Company, N.A.
            600 N. Pearl Street, Suite 420
            Dallas, Texas 75201
            Attention: John Stohlmann
            Telecopier No.: (214) 880-8253

            SFC, Holdco 3 or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If SFC mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 15.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. SFC, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 15.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by SFC to the Trustee to take any action under any provision of this Indenture, SFC shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.08 and Section 14.10 hereof, if applicable) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.08 and Section 14.10 hereof, if applicable) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 15.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 15.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 15.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

            No past, present or future director, officer, employee, incorporator or stockholder of SFC or any Guarantor, as such, shall have any liability for any obligations of SFC or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 15.08. GOVERNING LAW.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 15.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of SFC or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 15.10. SUCCESSORS.

            All covenants and agreements of SFC, HoldCo 3 and the other Guarantors in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 15.11. SEVERABILITY.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 15.12. COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 15.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 15.14. QUALIFICATION OF THIS INDENTURE.

            SFC shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for SFC, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from SFC any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of March 11, 2005

                                     ISSUER:

                                     SWIFT FOODS COMPANY

                                     By: /s/ Donald F. Wiseman
                                         -----------------------------
                                         Name: Donald F. Wiseman
                                         Title: Vice President, General
                                                Counsel and Secretary

                                     GUARANTOR:

                                     S&C HOLDCO 3, INC.

                                     By: /s/ Donald F. Wiseman
                                         -----------------------------
                                         Name: Donald F. Wiseman
                                         Title: Vice President, General
                                                Counsel and Secretary

             SIGNATURE PAGES TO SUBORDINATED NOTE INDENTURE TRUSTEE:

                                      THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                    By: /s/ Patrick Giordano
                                        -----------------------------------
                                        Name: Patrick Giordano
                                        Title: Vice President

                                    EXHIBIT A

                                 (Face of Note)

              10.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010

CUSIP NO.                                                       $____________
                                                                 ____________
                                                                 ____________
                                                                 ____________

                               SWIFT FOODS COMPANY

promises to pay to [ ] (1) or registered assigns, the principal sum of _______________ Dollars ($______________) on March 11, 2010.

Interest Payment Dates: May 1 and November 1, commencing November 1, 2005.

Record Dates: April 15 and October 15.

Dated: March 11, 2005.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE UNITED STATES TREASURY REGULATIONS PROMULGATED THEREUNDER, THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. IN ADDITION, THIS NOTE IS SUBJECT TO THE TREASURY REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. A HOLDER OF THIS NOTE MAY OBTAIN INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: SWIFT FOODS COMPANY, CHIEF FINANCIAL OFFICER, 1770 PROMONTORY CIRCLE, GREELEY, COLORADO 80634, SUCH INFORMATION TO BE MADE AVAILABLE NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPLTY UPON REQUEST.

----------
(1)   Insert CEDE & CO., INC. if the Note is to be issued in Global Form.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                      SWIFT FOODS COMPANY

                                  By:__________________________
                                     Name:
                                     Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: __________________________________
      Authorized Signatory

Dated March 11, 2005

                                 (Back of Note)

              10.25% Convertible Senior Subordinated Notes due 2010

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert Definitive Note Legend, if applicable pursuant to the terms of the Indenture]

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. Interest. Swift Foods Company, a Delaware corporation ("SFC" or "ISSUER"), promises to pay interest until maturity on the principal amount of this Note (i) prior to the Qualified IPO Effective Date, at the rate of 10.25% per annum if interest is paid in cash and at the rate of 11.25% per annum if interest is paid in the form of PIK Notes as provided in Section 4.01 of the Indenture and (ii) on and after the Qualified IPO Effective Date, at the rate of 6.00% per annum in cash, and shall pay Special Interest, if any, as provided in the Registration Rights Agreement. SFC shall pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"); provided, that the first Interest Payment Date shall be the first of May 1 or November 1, 2005 to occur after the date of issuance, unless such May 1 or November 1 occurs within two calendar months of such date of issuance, in which case the first Interest Payment Date shall be the second of May 1 and November 1 to occur after the date of issuance. Interest on the Notes (other than PIK Notes) shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on each PIK Note shall accrue from the Interest Payment Date in respect of which such PIK Note was issued or deemed issued under the Indenture. SFC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. If SFC elects to issue PIK Notes in lieu of cash interest for an Interest Payment Date in accordance with Section
4.01 of the Indenture, and if for any reason one or more PIK Notes shall not be issued, authenticated and delivered in accordance with the Indenture, such PIK Notes shall be deemed to have been issued, authenticated and delivered for all purposes of the Indenture and, in particular, interest shall accrue on this Note such that the aggregate interest due and payable at maturity and on each Interest Payment Date would be the same as if all PIK Notes with respect to this Note not issued, authenticated and delivered had been issued, authenticated and delivered and the principal payable at maturity with respect to this Note shall be an amount equal to the sum of the principal outstanding hereunder and the aggregate principal that would be outstanding if the PIK Notes not issued, authenticated and delivered had been issued, authenticated and delivered. Interest shall be computed on the basis of a 360 day year of twelve 30 day months.

            [Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.](2)

      2. Method of Payment. SFC shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 or October 15 next preceding the Interest Payment Date ("REGULAR RECORD DATE"), even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the

----------
(2)   To be used for Temporary Regulation S Global Note only.

Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of SFC maintained for such purpose, or, at the option of SFC, payment of cash interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and cash interest and cash Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to SFC or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent, Registrar and Conversion Agent. Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent, Registrar and Conversion Agent. SFC may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. SFC or any of its Subsidiaries may act in any such capacity.

      4. Indenture. SFC issued the Notes under an Indenture dated as of March 11, 2005 ("INDENTURE") among SFC, S&C HoldCo 3, Inc. ("HOLDCO 3") and the other guarantors party thereto (collectively with HoldCo 3, the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general obligations of SFC and will be unsecured except to the extent provided in Section 4.11 of the Indenture. The Notes that may be issued under the Indenture shall be limited to the Initial Notes, the PIK Notes and any Notes issued pursuant to Section 2.06, Section 2.07, Section 2.10,
Section 3.06, Section 3.09, Section 4.22, Section 9.06 and Section 14.02(d) of the Indenture, all of which shall constitute a single class of securities for purposes of the Indenture.

      5. Optional Redemption.

            (a) Except as set forth in clause (b) of this Paragraph 5, the Notes will not be redeemable at the option of SFC prior to the Final Maturity Date.

            (b) SFC may redeem all or any portion of the Notes after giving the required notice under the Indenture:

            (i) at once or over time at any time during the 365 consecutive day period ending on the Final Maturity Date, but only if the Qualified IPO Effective Date has not occurred prior to such redemption, at a redemption price equal to 105.125% of the aggregate principal amount of the Notes to be redeemed; and

            (ii) if (A) the Qualified IPO Effective Date is on or prior to March 11, 2008 and (B) prior to the date a notice of redemption is sent pursuant to Section 3.07 of the Indenture, the average of the Closing Price of the Common Stock for each of ten consecutive Trading Days ending on the date prior to the date such redemption notice is sent, appropriately adjusted to take into account stock splits and similar events that occur, is greater than or equal to 120% of the Conversion Price, at once or over time at any time during the 365 consecutive day period ending on the Final Maturity Date at a redemption price equal to 100.00% of the aggregate principal amount of the Notes to be redeemed;

      plus, in either case, accrued and unpaid interest, including Special Interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

      If the Qualified IPO Effective Date does not occur on or prior to March 11, 2008, SFC may not redeem the Notes except as provided in clause (b)(i) above.

            (c) Any redemption pursuant to this Paragraph 5 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 of the Indenture.

      6. Mandatory Redemption or Repurchase. Except as set forth in Section 3.09, Section 4.12 and Section 4.18 of the Indenture, SFC shall not be required to make mandatory redemption payments, repurchase offers or sinking fund payments with respect to the Notes.

      7. Repurchase At Option of Holder.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require SFC to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of such Holder's Notes (a "CHANGE OF CONTROL OFFER") at a purchase price in cash equal to (i) during the Restricted Period, 101% of the aggregate principal amount of Notes repurchased or (ii) after the Restricted Period, 100% of the aggregate principal amount of the Notes repurchased, in each case, plus accrued and unpaid interest and Special Interest, on the Notes repurchased to, but excluding, the Change of Control Payment Date (subject to the right of Holders of record on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date). Holders of Notes that are the subject of an offer to purchase will receive a Change of Control Offer from SFC prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            (b) If HoldCo 3 or one of its Restricted Subsidiaries consummates any Asset Sale, they shall not be required to apply any Net Available Cash in accordance with the Indenture until the aggregate Net Available Cash from all Asset Sales following the date the Notes are first issued exceeds $15.0 million. Thereafter, once HoldCo 3 or its Restricted Subsidiaries accumulates an additional aggregate $15.0 million of Net Available Cash from all Asset Sales, SFC or HoldCo 3 shall, after application of the additional aggregate $15.0 million of Net Available Cash as provided in clause (a)(iii)(A) and (a)(iii)(B) of Section 4.12 of the Indenture, commence an offer for Notes pursuant to the Indenture by applying the Net Available Cash in excess of $15.0 million (an "ASSET SALE OFFER") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Net Available Cash at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Net Available Cash, HoldCo 3 (or such Restricted Subsidiary) may use such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash, the Issuer shall select the Notes to be purchased in accordance with Section 3.09 of the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from HoldCo 3 prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes. To the extent an Asset Sale hereunder also constitutes an Asset Sale under the OpCo Senior Indenture, the OpCo Subordinated Indenture or the Senior Notes Indenture, an Asset Sale Offer is only required to be made out of the proceeds which remain after application of the proceeds in accordance with the OpCo Senior Indenture, the OpCo Subordinated Indenture and the Senior Notes Indenture and to the extent that such remaining proceeds may be paid as a dividend or distribution to the Issuer without violation of state surplus laws and the terms of the OpCo Senior Indenture, the OpCo Subordinated Indenture, the Senior Notes Indenture and the Senior Credit Facilities.

      8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days (or in the case of a partial redemption, at least 45 days) but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1.00 may be redeemed in part but only in integral multiples thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and SFC may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. SFC need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, SFC need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            [This Regulation S Temporary Global Note is convertible in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.](3)

      10. Conversion Value of Notes Tendered. This Note is convertible on the terms set forth in Article 14 of the Indenture.

      11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      12. Amendment, Supplement and Waiver. Subject to certain exceptions, SFC and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to
Section 6.04 and Section 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Special Interest, if any, on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, SFC and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of SFC, HoldCo 3, the other Guarantors or the Trustee under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add additional Guarantees or additional obligors with respect to the Notes, to secure the Notes, to add to the covenants of SFC, HoldCo 3, the other Guarantors or the Trustee for the benefit of the Holders of the Notes or to surrender any right or power conferred upon SFC, HoldCo 3, the other Guarantors or the Trustee, to provide for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of SFC's property and assets occurs or otherwise to comply with the provisions of the Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 14.10 and Article 5 of the Indenture) to increase the Conversion Rate (provided that the increase will not materially adversely affect the interests of Holders), to make any change that does not adversely affect the legal rights under the Indenture of any such Holder, to make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, or subject to Section 9.03 of the Indenture, make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions.

      13. Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (i) the failure to pay interest, including Special Interest, if any, on the Notes when that interest or Special Interest becomes due and payable and the Default continues for 30 days; (ii) the failure to pay principal of or premium, if any, on the Notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise; (iii) the failure to deliver when due all cash and shares of Common Stock deliverable upon conversion of the Notes, which failure continues for 15 days; (iv) the failure to observe or perform any other covenant or agreement contained in the Notes, the Guarantees or the Indenture (other than Events of Default described in clauses (vi) and (vii) below), which failure continues for a period of 60 days after SFC receives a written notice specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;
(v) the failure by SFC, HoldCo 3 or any Restricted Subsidiary to pay Debt at the final stated maturity, after giving effect to any extensions, or upon the acceleration of the final stated maturity of that Debt, if the aggregate principal amount of

----------
(3)   To be used for Temporary Regulation S Global Note.

that Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity, after giving effect to any extensions, or upon the acceleration of the final stated maturity of that Debt, aggregates $20.0 million or more at any time and such default shall not have been cured or such acceleration shall not have been rescinded after a 10-day period; (vi) default in SFC's obligation to repurchase the Notes at the option of a Holder in connection with a Change of Control pursuant to Section 4.18 of the Indenture; (vii) failure on the part of SFC to provide notice of the occurrence of a Change of Control within 90 days after the occurrence of such Change of Control as required by Section 4.18 of the Indenture; (viii) one or more judgments in an aggregate amount in excess of $20.0 million, which judgments are not covered by insurance, or if covered by insurance, as to which the insurer has disclaimed coverage, being rendered against SFC or any of its Subsidiaries and such judgment or judgments remain undischarged, unwaived or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable (provided that this clause (viii), prior to such time as SFC either becomes the maker or guarantor of the Seller Note pursuant to the terms of the Seller Note or any notes exchanged for the Seller Note pursuant to the terms of the Seller Note, shall only relate to a judgment rendered in respect of the Seller Note if the underlying acceleration thereof was also an event that was an Event of Default under clause (xi) below);
(ix) certain events of bankruptcy, insolvency or reorganization affecting SFC, HoldCo 3, HoldCo 2 or any of SFC's Significant Subsidiaries; (x) the Guarantee of HoldCo 3 or any Guarantee of a Significant Subsidiary of SFC (A) ceases to be in full force and effect (B) is declared to be null and void and unenforceable by a judicial determination, or (C) is found to be invalid by a judicial determination or any Guarantor denies its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of the Indenture); (xi) prior to such time as SFC either becomes the maker or the guarantor of the Seller Note pursuant to the terms of the Seller Note or any notes exchanged for the Seller Note pursuant to the terms of Seller Note, the acceleration of HoldCo 2's obligations under the Seller Note upon the occurrence of an event described in clauses (i) or (iii) of the definition of "Event of Default" in the Seller Note (provided that in the case of an event of default described in clause (i) of such definition, such acceleration is for a reason other than an event of default described in clause (ii) of such definition); and (xii) after such time as SFC either becomes the maker or the guarantor of the Seller Note pursuant to the terms of the Seller Note or any notes exchanged for the Seller Note pursuant to the terms of the Seller Note, the acceleration of SFC's or HoldCo 2's obligations under the Seller Note.

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Special Interest) if it determines in accordance with the Indenture that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the Notes. SFC is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and SFC is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      14. Trustee Dealings With SFC. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with SFC or any Affiliate of SFC with the same rights it would have if it were not Trustee.

      15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of SFC or of any Guarantor, as such, shall have any liability for any obligations of SFC or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

      16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of March 11, 2005, among SFC and the parties named on the signature pages thereto.

      19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, SFC has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            SFC shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Swift Foods Company
            1770 Promontory Circle
            Greeley, Colorado  80634
            Attention: Chief Financial Officer

      20. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by SFC pursuant to Section 4.12, or Section 4.18 of the Indenture, check the box below:

[ ]   Section 4.12

[ ]   Section 4.18

If you want to elect to have only part of the Note purchased by SFC pursuant to
Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $___________

Date:                            Your Signature:
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:________________________

                                 SIGNATURE GUARANTEE:

                                 _______________________________________________

                                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT CONVERSION

If you want to elect to convert all or part of this Note pursuant to Section
14.01 of the Indenture, state the principal amount you elect to convert:
$_____________

Date:                            Your Signature:
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:________________________

                                 SIGNATURE GUARANTEE:

                                 _______________________________________________

                                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

________________________________________________________________________________
            (Insert assignee's social security or other tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint____________________________________________ as agent to transfer this Note on the books of SFC. The agent may substitute another to act for him.
________________________________________________________________________________

Date:                            Your Signature:
                                 (Sign exactly as your name appears on the face
                                  of this Note)

                                 Signature Guarantee:

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
 this Global Note                                                                           Signature of
  following such       Amount of Decrease     Amount of Increase                             Authorized
   Decrease(or         in Principal Amount    in Principal Amount                        Signatory of Trustee
    Increase)          of this Global Note    of this Global Note    Date of Exchange      or Note Custodian
-------------------    -------------------    -------------------    ----------------    --------------------

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Swift Foods Company
1770 Promontory Circle
Greeley, Colorado 80634
Attention: Chief Financial Officer

The Bank of New York Trust Company, N.A.
600 N. Pearl Street, Suite 420
Dallas, Texas 75201
Attention: Corporate Trust Department
Telecopier No.: (214) 880-8253

            Re: 10.25% Convertible Senior Subordinated Notes due 2010

            Reference is hereby made to the Indenture, dated as of March 11, 2005 (the "INDENTURE"), among Swift Foods Company, as issuer ("SFC"), S&C Holdco 3, Inc. and the other Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) [ ] such Transfer is being effected to SFC or a subsidiary thereof;

                                       or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

      4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of SFC.

                                         _______________________________________
                                               [Insert Name of Transferor]

                                         By:___________________________________
                                            Name:
                                            Title:

                                         Dated:________________________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

            1.    The Transferor owns and proposes to transfer the following:

                  [CHECK ONE OF (a) OR (b)]

                  (a)   [ ] a beneficial interest in the:

                        (i)   [ ] 144A Global Note (CUSIP _________), or

                        (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                        (iii) [ ] IAI Global Note (CUSIP _________); or

                  (b)   [ ] a Restricted Definitive Note.

            2.    After the Transfer the Transferee will hold:

                  [CHECK ONE OF (a), (b) OR (c)]

                  (a)   [ ] a beneficial interest in the:

                        (i)   [ ] 144A Global Note (CUSIP _________), or

                        (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                        (iii) [ ] IAI Global Note (CUSIP _________); or

                        (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

                  (b)   [ ] a Restricted Definitive Note; or

                  (c)   [ ] an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Swift Foods Company
1770 Promontory Circle
Greeley, Colorado 80634
Attention: Chief Financial Officer

The Bank of New York Trust Company, N.A.
600 N. Pearl Street, Suite 420
Dallas, Texas 75201
Attention: Corporate Trust Department
Telecopier No.: (214) 880-8253

            Re: 10.25% Convertible Senior Subordinated Notes due 2010

            Reference is hereby made to the Indenture, dated as of March 11, 2005 (the "INDENTURE"), among Swift Foods Company, as issuer ("SFC"), S&C Holdco 3, Inc. and the other Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

            1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (a)[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b)[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c)[ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d)[ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a)[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b)[ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of SFC.

                                             ___________________________________
                                             [Insert Name of Transferor]

                                             By:_______________________________
                                                Name:
                                                Title:

                                             Dated:______________

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Swift Foods Company
1770 Promontory Circle
Greeley, Colorado 80634
Attention: Chief Financial Officer

The Bank of New York Trust Company, N.A.
600 N. Pearl Street, Suite 420
Dallas, Texas 75201
Attention: Corporate Trust Department
Telecopier No.: (214) 880-8253

            Re: 10.25% Convertible Senior Subordinated Notes due 2010

            Reference is hereby made to the Indenture, dated as of March 11, 2005 (the "INDENTURE"), among Swift Foods Company, as issuer ("SFC"), S&C Holdco 3, Inc. and the other Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $____________ aggregate principal amount of:

            (a)   [ ] a beneficial interest in a Global Note, or

            (b)   [ ] a Definitive Note,

                                we confirm that:

            1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to SFC or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to SFC a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to SFC to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and SFC such certifications, legal opinions and other information as you and SFC may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of SFC and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

            5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

            You and SFC are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       _________________________________________
                                       [Insert Name of Accredited Investor]

                                       By:_____________________________________
                                           Name:
                                           Title:

                                       Dated:________________

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

            For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of March 11, 2005 ("SFC"), among Swift Foods Company, as issuer (the "ISSUER"), S&C Holdco 3, Inc. and the other Guarantors listed on the signature pages thereto and The Bank of New York Trust Company, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption, repurchase or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Special Interest, if any, and the due and punctual performance of all other obligations of SFC to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Section 8.02, Section 8.03 and Section 10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                                            S&C HOLDCO 3, INC.

                                            By:
                                            Name:
                                            Title:

                                            S&C Holdco 3, Inc.

                                            By:________________________________
                                               Name:
                                               Title:

                                      E-2